UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a - 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14-a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a.-12

The Vermont Teddy Bear Co., Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock of The Vermont Teddy Bear Co., Inc., $.05 par value per share ("Common Stock"), Series C preferred stock of The Vermont Teddy Bear Co., Inc., $.05 par value per share ("Series C Preferred Stock"), Series D preferred stock of The Vermont Teddy Bear Co., Inc., $.05 par value per share ("Series D Preferred Stock")

(2) Aggregate number of securities to which transaction applies: 5,081,499 shares of Common Stock outstanding, plus 708,215 shares of Common Stock into which the outstanding shares of Series D Preferred Stock are eligible to convert, plus 88,640 shares of Common Stock into which the outstanding shares of Series C Preferred Stock are eligible to convert, for a total of 5,878,354 shares on an as converted basis, less 921,114 shares of Common Stock to be contributed in the merger, equals 4,957,240 shares to be acquired in the merger.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $6.50.

(4) Proposed maximum aggregate value of transaction: $32,222,060

(5) Total fee paid: $3,792.54.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.: ______ Schedule 14A, File No.: ______

(3) Filing Party:

(4) Date Filed:

The Vermont Teddy Bear Co., Inc.

Notice of Special Meeting of Shareholders

and

Proxy Statement

The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road, Route 7

Post Office Box 965

Shelburne, Vermont 05482

Notice of Special Meeting of Shareholders

To Be Held ______________, 2005

A special meeting of the shareholders of The Vermont Teddy Bear Co., Inc. ("VTBC") will be held at 10:00 a.m. EST on ______________, ___________ ___, 2005, at VTBC's retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of May 16, 2005 (the "Merger Agreement"), by and among VTBC, Hibernation Holding Company, Inc., a Delaware corporation ("Buyer") and Hibernation Company, Inc., a Delaware corporation ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into VTBC (the "Merger"), with VTBC as the surviving corporation and: (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders) will be converted into the right to receive $6.50 in cash; (2) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends, as described in the accompanying proxy statement.

2. To consider and vote on any motion submitted to a vote of the shareholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

3. To consider and vote upon any other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.

Only holders of record of VTBC's common stock, Series C preferred stock and Series D preferred stock at the close of business on ______________ __, 2005, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. Under New York law, the affirmative vote by the holders of two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (consisting of issued and outstanding shares of VTBC's common stock and shares of VTBC's Series C preferred stock and Series D preferred stock voting on an as converted basis) is required to adopt the Merger Agreement and approve the merger. If you do not vote to approve and adopt the Merger Agreement and you follow the procedural requirements of the New York Business Corporation Law, you may receive the fair cash value of your shares as appraised by the New York State Supreme Court. See the discussion below under the caption "Rights of Dissenting Shareholders." A complete list of shareholders entitled to vote at the special meeting will be available for examination at our headquarters at 6655 Shelburne Road, Route 7, Shelburne, Vermont, after ______________ ___, 2005 and at the special meeting.

Our Board of Directors, based upon the totality of the information presented and considered during its evaluation of the merger and the Merger Agreement, including, without limitation, the recommendation of a special independent committee of the Board of Directors (the "Special Committee") and the fairness opinion issued by its independent financial advisor, has determined that the Merger Agreement and the merger are fair to the unaffiliated shareholders (those shareholders other than certain officers and shareholders who will be contributing all or a portion of their existing VTBC equity securities into Buyer in exchange for equity securities of Buyer), and therefore, the Board of Directors unanimously recommends that you vote "FOR" the approval and adoption of the Merger Agreement and the merger. All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope, whether or not you plan to attend the meeting in person. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the special meeting. Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD

OF DIRECTORS

Mark J. Sleeper, Secretary

Shelburne, Vermont

____________ ___, 2005

YOUR VOTE IS IMPORTANT

EVEN IF YOU DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE USE THE ENCLOSED PROXY CARD TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. SIGN AND DATE THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO THE SECRETARY OF VTBC, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road, Route 7

Post Office Box 965

Shelburne, Vermont 05482

Proxy Statement For

Special Meeting of Shareholders

To Be Held ______________ ____, 2005

This proxy statement is furnished to the shareholders of The Vermont Teddy Bear Co., Inc. ("VTBC"), a New York corporation, in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of shareholders, and any adjournment or postponement of the meeting, to be held at 10:00 a.m. on ______________, ____________ ___, 2005, at VTBC's retail/manufacturing facility located at 6655 Shelburne Road, Route 7, Shelburne, Vermont. The special meeting has been called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of May 16, 2005 (the "Merger Agreement"), by and among VTBC, Hibernation Holding Company, Inc., a Delaware corporation ("Buyer") and Hibernation Company, Inc., a Delaware corporation ("Merger Sub") pursuant to which, among other things, (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders) will be converted into the right to receive $6.50 in cash; (2) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of VTBC's Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends. A copy of the Merger Agreement is attached as Appendix A.

Only shareholders of record on _____________, 2005 are entitled to receive notice of and vote at the meeting. On that record date, there were ___________ shares of our common stock outstanding (on an as converted basis) held in the aggregate by approximately ___ record holders.

  Each share of our common stock will be entitled to one vote. Each share of our Series C and Series D preferred stock will be entitled to one vote for each share of our common stock into which such share of preferred stock is eligible to be converted according to its terms. Under New York law and our amended and restated bylaws, approval and adoption of the Merger Agreement and the merger requires the affirmative vote of the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (consisting of issued and outstanding shares of VTBC's common stock and shares of VTBC's Series C preferred stock and Series D preferred stock voting on an as converted basis). A quorum for the special meeting requires that holders of a majority of the issued and outstanding shares of VTBC's common stock entitled to vote (including Series C preferred stock and Series D preferred stock voting on an as converted basis) must be present in person or by proxy.

Our Board of Directors, based in part upon the recommendation of a special independent committee of the Board of Directors (the "Special Committee"), unanimously recommends that you vote "FOR" approval and adoption of the Merger Agreement and the merger.

The enclosed proxy card is furnished by VTBC. This proxy is being solicited by VTBC's Board of Directors for use at the special meeting or at any adjournment or postponement thereof. Proxies will be voted in the manner you specify in the proxy card. You must sign your proxy. Each proxy will confer discretionary authority on the named proxyholders to vote on any matter presented at the meeting including matters that we did not know of a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, the proxies will be voted in the discretion of the persons named therein in accordance with their best judgment. If you return your proxy but do not specify how it should be voted, your shares will be voted for the approval and adoption of the Merger Agreement and the merger and for the proposal to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. If your stock is held by a broker or other custodian in "street name," your shares will not be voted unless you provide specific instructions to the broker or custodian. Proxies submitted by custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the merger and the Merger Agreement. Because the merger and the Merger Agreement must be approved and adopted by the holders of two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (consisting of issued and outstanding shares of VTBC's common stock and shares of VTBC's Series C preferred stock and Series D preferred stock voting on an as converted basis) , the failure to vote your shares, including the failure to provide instructions to a custodian, or a decision to abstain from voting, will have the same effect as a vote against the Merger Agreement and the merger. You are urged to complete and return your proxy and, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

A proxy may be revoked at any time before it is exercised by notifying VTBC's Secretary in writing at the address set forth above or by attending the Annual Meeting and voting the shares covered by the proxy in person.

This proxy statement, notice of special meeting and the accompanying form of proxy were first mailed to shareholders on or about ______________ __, 2005.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE INFORMATION IN THIS PROXY STATEMENT IS ONLY ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROXY STATEMENT

TABLE OF CONTENTS

PAGE

SUMMARY TERM SHEET

Overview of Proposed Transaction

Background of the Merger; Recommendations of our Board of Directors; Fairness of

the Merger

Interests of Certain Persons in the Merger

Effects of the Merger

General

Rollover Shares

Capital Stock of Merger Subsidiary

Company Stock Options

Warrants

Federal Income Tax Consequences

Vote of Shareholders Required

Voting Agreement

Dissenters' Rights

Conditions to the Merger

Termination of the Merger Agreement

Termination Fee

Fairness Opinion of the Special Committee's Financial Advisor

Our Ability to Accept a Superior Proposal

Information About the Filing Persons

The Vermont Teddy Bear Co., Inc.

Hibernation Holding Company, Inc.

Hibernation Company, Inc..

The Mustang Group, LLC.

Elisabeth B. Robert.

Joan H. Martin.

Frederick M. Fritz.

Thomas R. Shepherd

Jason Bacon

CERTAIN QUESTIONS AND ANSWERS ABOUT THE MERGER

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING

INFORMATION

SPECIAL FACTORS

Background to the Merger

Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger

The Special Committee

The Board of Directors

Financial Advisory Fees

Reasons for the Special Committee's Recommendation; Factors Considered

Material Positive Factors

Material Negative Factors

Reasons for the Board's Recommendation; Factors Considered

Material Factors

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Position of the Affiliates as to the Fairness of the Merger

Position of Our Management as to Fairness of the Merger

Position of Merger Subsidiary and Buyer as to Fairness of the Merger

Purpose and Reasons for the Merger

Benefits and Detriments of the Merger

Benefits and Detriments to the unaffiliated shareholders

Benefits and Detriments to the Contributing Shareholders

Effects of the Merger

Conversion of the Outstanding Stock and Stock Options

Effects on Listing, Registration and Status of Our Common Stock

Operations of VTBC Following the Merger

Risks that the Merger will not be Completed

Interests of Certain Persons in the Merger

Our Executive Officers and Directors

Contributing Shareholders

Existing Employment Arrangements

Equity Based Awards

Indemnification of Directors and Officers

Costs of the Merger

Accounting Treatment

Estimated Fees and Expenses of the Merger

SOURCE OF FUNDS FOR THE MERGER

Financing of the Transaction

Financing Conditions

THE SPECIAL MEETING

General

Record Date and Voting Information

Proxies; Revocation

Expenses of Proxy Solicitation

Adjournments

Other Matters

Regulatory Matters

Material U.S. Federal Income Tax Consequences

Our Shareholders

The Contributing Shareholders and Affiliated Members of

Our Management Team

Our Option Holders

Information Reporting and Backup Withholding

The merger agreement

The Merger

The Closing

Conversion of Securities

Options, Stock Plans and Warrants

Exchange Procedures

Dissenting Shares

Representations and Warranties

Covenants of VTBC

Covenants of the Buyer and the Merger Subsidiary

Additional Agreements

No Change in Recommendation; No Alternative Acquisition Agreement

Cessation of Ongoing Discussions

Our Shareholders' Meeting

Conditions to Merger

Termination and Amendment

Miscellaneous

CERTAIN BUSINESS MATTERS

LEgal Proceedings

ADDITIONAL Agreements Involving VTBC's Securities

Voting Agreement

Rights of Dissenting Shareholders

Purpose of Shareholder Vote

Market Price and Dividend Information

OTHER MATTERS

The Vermont Teddy Bear Co., Inc.

Hibernation Company, Inc.

Hibernation Holding Company, Inc.

Control Persons of Merger Sub, Buyer and VTBC

Security Ownership of Certain Beneficial Owners and Management

Selected Historical Financial and Operating Data

Future Shareholder Proposals

Where Shareholders Can Find More Information

 Appendix A Agreement and Plan of Merger dated as of May 16, 2005 by and between The Vermont Teddy Bear Co., Inc., Hibernation Holding Company, Inc. and Hibernation Company, Inc.

Appendix B Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Appendix C Sections 623 and 910 of the New York Business Corporation Law

Appendix D Audited Financial Reports and Related Information

The Vermont Teddy Bear Co., Inc. Annual Report on Form 10-K/A for the fiscal year ended June 30, 2004.

The Vermont Teddy Bear Co., Inc. quarterly report on Form 10-Q for the quarter ended March 31, 2005.

Appendix E Contribution Agreement

Appendix F Voting Agreement

SUMMARY TERM SHEET

The following summary provides an overview of the material information discussed in this proxy statement and presented in the attached appendices and documents. This summary is not intended to be complete and is qualified by the more detailed information contained elsewhere in this proxy statement, the attached annexes and the documents we refer to in this proxy statement. You are urged to review this entire proxy statement carefully, including its annexes and all documents referenced in this proxy statement. See "Where Shareholders Can Find More Information" for more details. Each item in this summary includes a page reference or references directing you to a more complete description of the relevant information.

In this proxy statement, the term "VTBC" and the terms "we," "us," and "our" refer to The Vermont Teddy Bear Co., Inc. and its subsidiaries. We refer to Hibernation Holding Company, Inc., a Delaware corporation, as "Buyer." We refer to Hibernation Company, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer, as "Merger Sub." We refer to shareholders of VTBC who will receive cash for all of their shares of VTBC as the "unaffiliated shareholders," including those shareholders of VTBC who are members of VTBC's current management team or Board of Directors who will receive cash for all of their shares of VTBC in the Merger. We refer to shareholders of VTBC who are contributing all or a portion of their capital stock of VTBC to Buyer in exchange for shares of Buyer's capital stock as the "Contributing Shareholders." We also use the terms "you" and "your" to refer to all shareholders of VTBC who are receiving this proxy statement.

Overview of Proposed Transaction (see pages )

We are furnishing this proxy statement in connection with a special meeting of our shareholders to allow our shareholders to consider and vote on a proposal to approve and adopt the merger and the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A. The Merger Agreement provides that Merger Sub will be merged with and into VTBC with VTBC as the surviving corporation. Pursuant to the merger, (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders) will be converted into the right to receive $6.50 in cash; (2) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends. Following the merger, Merger Sub will cease to exist and VTBC will be a wholly-owned subsidiary of Buyer.

Background of the Merger; Recommendation of our Board of Directors; Fairness of the Merger (see pages )

VTBC and our shareholders have experienced many of the challenges faced by small public companies, without reaping many of the benefits of an active public trading market. At the regular meeting of VTBC's Board of Directors on October 7, 2004, VTBC's management and Board of Directors discussed the benefits of exploring ways to enhance shareholder value, and provide liquidity and certainty of value for shareholders. The Board of Directors also discussed the high cost of compliance with regulations as a pbulci company including compliance with Section 404 of Sarbanes-Oxley, which will apply to VTBC, as a non-accelerated filer, effective July 15, 2006. Following the meeting of the Board of Directors, VTBC engaged the investment banking firm, Covington Associates LLC ("Covington") as our financial advisor to pursue a potential transaction to enhance shareholder value, including a possible going private transaction.

Between October 20, 2004 and December 8, 2004, Covington contacted 84 potential acquirers. On December 8, 2004, our Board of Directors formed a Special Committee to evaluate proposals. The Special Committee initially consisted of three independent members, but one member subsequently resigned. As a result, when the Special Committee that recommended the merger to the full Board of Directors in May 2005, it was comprised of two independent members of our Board of Directors who are not employees and who are not affiliated in any way with Merger Sub or Buyer and otherwise have no material interest in the merger, other than as described herein. The Special Committee retained its own independent financial advisor Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") and independent legal counsel Akin Gump Strauss Hauer & Feld LLP ("Akin Gump").

The Special Committee and our Board of Directors considered several factors in making theirdeterminations, which are summarized below. Due to the variety of factors considered, the Board of Directors did not assign relative weights to these factors or determine that any factor was of particular importance. The Board of Directors reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger and the Merger Agreement including, without limitation, the recommendation of the Special Committee and the fairness opinion issued by Houlihan Lokey.

The Special Committee, after receiving a fairness opinion from Houlihan Lokey, voted unanimously at a meeting held on May 16, 2005 that the Merger Agreement and the transactions contemplated by the Merger Agreement, are fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular. The Special Committee recommended that (1) our Board of Directors approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement and (2) the holders of VTBC's stock vote in favor of approval and adoption of the Merger Agreement. The Board of Directors adopted the determinations of the Special Committee and, based in part on the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the merger transaction contemplated by the Merger Agreement are fair to and in the best interests of VTBC's shareholders (2) determined that the Merger Agreement and the merger are fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular, and (3) recommended that VTBC's shareholders approve and adopt the Merger Agreement.

Interests of Certain Persons in the Merger (see pages )

In considering the recommendation of VTBC's Board of Directors with respect to the merger, shareholders should be aware that certain executive officers and directors of VTBC have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of the VTBC shareholders generally.

Elisabeth B. Robert, President/CEO, Irene Steiner, Vice President of Marketing, and Catherine Camardo, Vice President of Operations, are expected to continue in those positions after the merger. As a condition of the transaction, the Buyer required that Ms. Robert roll over at least 75% of her VTBC holdings (consisting of common shares and options) and that Ms. Steiner and Ms. Camardo roll over at least 50% of their VTBC holdings (consisting of options). Ms. Robert's employment agreement, which currently expires in October 2007, will be extended to October 2010. If Ms. Robert does not exercise her non-qualified options, her non-qualified options will be amended to extend the exercise period to November 2012. Thomas Shepherd and Frederick M. Fritz, directors of VTBC, are expected to serve as directors of Buyer after the merger.

Certain current shareholders (the "Contributing Shareholders") have entered into a contribution agreement dated May 16, 2005 (the "Contribution Agreement"), pursuant to which they have agreed to contribute all or a portion of their shares of VTBC's capital stock in exchange for shares of Buyer's capital stock prior to the merger, as set forth on Schedule 1 to the Contribution Agreement. Ms. Robert is a party to the Contribution Agreement.

These shareholders will also become parties to a stockholder agreement which, among other things, restricts their ability to freely transfer certain of their securities in Buyer, will give Buyer a right of first refusal if any of them seeks to transfer certain of their securities to a third party, and, if any of the management stockholders ceases to be employed by VTBC for any reason, Buyer will be entitled to purchase her securities at specified prices. Additionally, these shareholders will be obligated under so-called drag-along rights to sell their shares to a third party under certain circumstances. These shareholders will benefit from certain rights, including so-called tag-along rights to participate if other stockholders sell their shares to a third party, and piggyback registration rights on public offerings of the Buyer's stock in the future.

Effects of the Merger (see pages ____)

General

Pursuant to the Merger Agreement, Merger Sub will be merged directly into VTBC, and VTBC will be the surviving corporation. At the effective time of the merger, Merger Sub will cease to exist and VTBC will become a privately-held corporation and a wholly owned subsidiary of Buyer. As a result of the merger, the unaffiliated shareholders will be entitled to receive the $6.50 per share (on an as converted basis) cash merger price and will no longer have any interest in VTBC, including our future earnings or growth, nor share in the risk of any decrease in our value. Once the merger is consummated, public trading of VTBC's common stock will cease and VTBC will apply to deregister its common stock under the Exchange Act. As a result, VTBC will no longer be required to file reports with the SEC or otherwise be subject to the federal securities laws applicable to public companies.

Rollover Shares

Pursuant to a contribution agreement with the Buyer, the holder of all shares of VTBC Series A preferred stock and certain holders of VTBC common stock will contribute their shares of VTBC capital stock to Buyer in exchange for capital stock of Buyer immediately prior to the merger. These shares of VTBC contributed to the Buyer, which will then be owned by the Buyer when the merger takes effect, will remain outstanding after the merger.

Capital Stock of Merger Subsidiary

When the merger takes effect, each share of common stock of Merger Sub issued and outstanding immediately prior to the merger will be exchanged and converted into one share of VTBC Series B preferred stock, which will remain outstanding.

Company Stock Options

Unless cashed-out prior to the merger, each stock option outstanding when the merger takes effect will continue in effect, except that the termination date for all outstanding non-qualified stock options under the 1993 Incentive Stock Option Plan will be extended to November 1, 2012. The number of shares of common stock of the surviving corporation issuable upon the exercise, and the exercise price of each surviving option, will be equitably adjusted based upon the capitalization of the surviving corporation so that the "embedded value" (determined by calculating the difference between the exercise price of surviving options and the value of the common stock covered by the options) of surviving options immediately after the merger equals the product (referred to as the "spread value") of (A) the total number of common shares otherwise issuable upon exercise of the corresponding option prior to the merger and (B) the excess, if any, of the merger consideration per share of common stock less the applicable exercise price per share otherwise issuable upon exercise of such option prior to the merger.

Warrants

Buyer and the holder of all outstanding warrants to purchase VTBC capital stock have agreed that, as a result of the merger, the warrant holder will receive, with respect to one-third of the shares of VTBC capital stock covered by the warrants, merger consideration less the exercise price payable to VTBC upon exercise of the warrants, in exchange for cancellation of the warrants with respect to such shares. All of the other warrants held by the warrant holder will remain in effect with the same exercise price and with all other terms remaining unchanged, except for any amendments to such warrants, if any, as may be required to keep them in existence following the merger.

Federal Income Tax Consequences (see pages ___)

The exchange of shares of VTBC stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local or foreign tax laws. The exchange of shares of VTBC for shares of Buyer will not be a taxable transaction for federal income tax purposes although it may be a taxable transaction under state, local or foreign tax laws.

The extension of the termination date of nonqualified options will constitute a material modification and, as such, will be treated as a new grant of nonqualified options for federal income tax purposes. If the stock options are vested and if the merger consideration of $6.50 for each share underlying the options exceeds the exercise price of the options, the transaction could result in significant federal income tax liability for the option holders.

Vote of Shareholders Required (see page ___)

For VTBC to adopt the Merger Agreement, the Merger Agreement must be approved by the vote of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting.

Voting Agreement (see page ___)

Certain of VTBC's shareholders, who collectively own approximately 57% of the outstanding shares of VTBC's common stock, have agreed to vote their voting shares in favor of the merger in accordance with a voting agreement dated May 16, 2005 (the "Voting Agreement"), a copy of which is annexed to this proxy statement as Appendix F.

Dissenters' Rights (see pages ___)

Any VTBC public shareholder who objects to the merger will have the right to dissent from the merger and demand payment of the "fair value" of his or her shares of VTBC's common stock, as determined in accordance with Sections 623 and 910 of the New York Business Corporation Law ("NYBCL"). This value may be more or less than the $6.50 per share payable in the Merger. In order to perfect these rights, a dissenting shareholder must file a written notice of election to dissent before the scheduled vote on the merger and must otherwise comply with the procedures set forth in Section 623 of the NYBCL. Those procedures are summarized below under the caption of "Rights of Dissenting Shareholders." Any failure by a dissenting shareholder to comply with the procedures contained in NYBCL Section 623 will result in an irrevocable loss of his or her dissenters' rights. Any VTBC public shareholder who wishes to exercise dissenters' rights is encouraged to seek advice from his or her legal counsel.

Conditions to the Merger (see pages )

The consummation of the merger is subject to certain conditions contained in the Merger Agreement which if not waived must have occurred or be true. If those conditions have not occurred or are not true, either VTBC or Merger Sub and Buyer would not be obligated to effect the merger.

In order for VTBC, Merger Sub and Buyer to be obligated to consummate the merger, the following conditions, among others, which are described in more detail on page ___, must be satisfied or waived: (1) approval of our shareholders in accordance with New York law and our by-laws; (2) absence of any injunction or other order, decree, or law of any governmental authority that prohibits the merger; and (3) procurement of all material governmental consents, authorizations, orders or approvals and making of all material filings or registrations in connection with the merger.

In order for VTBC to be obligated to consummate the merger, the following conditions, among others which are described in more detail below in the section captioned "The Merger Agreement; Conditions to Merger," must be satisfied or waived: (1) Merger Sub's and Buyer's representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect on their ability to perform their obligations under the Merger Agreement and (2) Merger Sub and Buyer must have in all material respects performed all obligations and complied with all agreements and covenants required to be performed by them under the Merger Agreement.

In order for Merger Sub and Buyer to be obligated to consummate the merger, the following conditions, among others, which are described in more detail below in the section captioned "The Merger Agreement; Conditions to Merger," must be satisfied or waived: (1) our representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect on us; (2) we must have in all material respects performed our obligations and complied with all agreements and covenants required of us by the Merger Agreement; (3) there must not have occurred any event, change or effect since May 16, 2005 that has had a material adverse effect on us; (4) the Contributing Shareholders shall have been consummated the rollover of their shares to Buyer; (5) we shall have received all consents, waivers and approvals of parties to certain contracts, except where failure to receive them would not have a material adverse effect on us; (6) certain of our directors must have resigned as of the effective time; (7) net working capital as of the closing, as calculated in the Merger Agreement, must be at least $6,000,000 and (8) the employment agreement with our President and CEO, Elisabeth B. Robert, must be amended to extend the term to 2010.

Termination of the Merger Agreement (see page )

The Merger Agreement may be terminated at any time prior to the effective time of the merger, whether before or after the shareholders approve and adopt the Merger Agreement and the merger, by VTBC's, Buyer's and Merger Sub's mutual consent.

In addition, the Merger Agreement may be terminated by Buyer or VTBC if: (1) the Merger has not been consummated by September 30, 2005, and the delay is not a result of a breach by the party seeking such termination; (2) the Merger Agreement and the merger are not approved by the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (including any adjournment or postponement thereof); or (3) any competent authority prohibits the merger, or a court or a governmental authority has issued an order, decree or ruling either permanently restraining, enjoining or otherwise prohibiting the merger.

In addition, VTBC may terminate the Merger Agreement if: (1) prior to the consummation of the merger, either Buyer or Merger Sub breaches any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, and such breach gives rise to a failure of certain conditions placed on Buyer and Merger Sub, such breach is not cured within 10 business days; or (2) prior to the approval of the merger and Merger Agreement by our shareholders, VTBC receives a bona fide, unsolicited acquisition proposal, which did not result from a breach of the Merger Agreement by VTBC and which our Board of Directors determines in good faith, after consultation with our counsel and our financial advisor, reasonably may be likely to lead to a superior proposal as defined in the Merger Agreement and is necessary in order to comply with its fiduciary duties to our shareholders.

Buyer may terminate the Merger Agreement if: (1) we breach any of our representations, warranties, covenants or other agreements set forth in the Merger Agreement, and such breach gives rise to a failure of certain conditions placed on us, such breach is not cured within 10 days; or (2) our Board of Directors or the Special Committee (i) withdraws, modifies or changes in a manner adverse to Merger Sub and Buyer its approval and favorable recommendation of the merger and the Merger Agreement, (ii) approves or recommends a third party acquisition proposal to our stockholders or (iii) VTBC willfully fails to hold the special meeting of shareholders on or before September 29, 2005.

Termination Fee (see page )

VTBC has agreed to pay Buyer a termination fee of $1.6 million if the Merger Agreement is terminated as a result of any of the following: (1) VTBC's Board of Directors fails to recommend approval of the merger by the shareholders, or withdraws or modifies adversely to Buyer its favorable recommendation; (2) VTBC's Board of Directors approves or recommends an acquisition proposal to VTBC's shareholders; (3) a tender offer or exchange offer for 50% or more of VTBC's outstanding shares has been commenced, and VTBC's Board of Directors either recommends that VTBC shareholders tender their shares in the tender or exchange offer, or VTBC's Board of Directors fails to recommend against acceptance of the offer within ten days of its commencement; (4) VTBC's Board of Directors willfully failed to hold the special meeting of shareholders to vote on the merger on or before September 29, 2005; (5) if at the special meeting of shareholders the Merger Agreement and the merger are not approved by the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote(including any adjournment or postponement thereof) and (i) prior to the termination an acquisition proposal is publicly announced or publicly known or a person has publicly announced an intention to make an acquisition proposal, (ii) VTBC's Board of Directors concludes that the acquisition proposal is likely to lead to a superior proposal and (iii) VTBC enters into a definitive agreement for or consummates such proposal within 270 days after termination of the Merger Agreement; and (6) VTBC terminates the merger agreement in response to a superior proposal, with the intent to either consummate the superior proposal or seek an alternative acquisition proposal. A termination fee is usual in transaction of this nature and the termination fee of $1,600,000 is within the range of termination fees observed by Houlihan Lokey in comparable transactions. See section captioned "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

Fairness Opinion of the Special Committee's Financial Advisor (see pages )

The Special Committee retained Houlihan Lokey as its independent financial advisor to render an opinion as to the fairness to our shareholders (other than the Contributing Shareholders), from a financial point of view, of the cash merger consideration that holders of our shares of stock will receive in the merger. On May 16, 2005, Houlihan Lokey delivered its oral and written opinion to the Special Committee that, as of the date of the opinion, and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $6.50 per share cash merger consideration that holders of our shares of stock (other than the Contributing Shareholders) have the right to receive in the proposed merger is fair, from a financial point of view, to such shareholders.

A copy of Houlihan Lokey's May 16, 2005 written opinion is attached to this proxy statement as Appendix B. We urge you to read Houlihan Lokey's opinion in its entirety.

Our Ability to Accept a Superior Proposal (see pages )

We have agreed not to encourage, solicit, discuss or negotiate with anyone other than Buyer and Merger Sub regarding a merger or sale of VTBC, unless we receive an unsolicited acquisition proposal and our Board of Directors or the Special Committee determines that it is necessary in order to comply with its fiduciary obligations to our shareholders under applicable law to pursue such proposal and such proposal constitutes or may reasonably likely lead to a proposal superior to the merger.

If we terminate the Merger Agreement as a result of a superior acquisition proposal, or if Buyer terminates the Merger Agreement under certain conditions, we will pay Buyer a termination fee of $1,600,000. The termination fee is intended to compensate Buyer for the loss of opportunities, and for its efforts and expenses incurred to structure the merger.

Information about the Filing Persons (see pages )

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into VTBC, and VTBC will become a wholly-owned subsidiary of Buyer. Under a potential interpretation of the rules governing "going private transactions," Buyer, Merger Sub, Mustang, Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon may be deemed to be affiliates of VTBC. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Set forth below is information with respect to VTBC, Buyer, Merger Sub, Mustang, Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon.

The Vermont Teddy Bear Co., Inc. ("VTBC")

VTBC is a direct marketer in the gift delivery industry competing primarily against companies that deliver flowers and other specialty gifts. VTBC's four product lines, BearGram gifts, PajamaGram gifts, TastyGram gifts and Calyx & Corolla floral gifts are maintained for marketing purposes as stand alone brands with their own website storefronts, toll free telephone numbers and advertising campaigns, and constitute principal components of VTBC's gift delivery business. VTBC is a public company and its common stock is listed on the NASDAQ Small Cap Market under the ticker symbol "BEAR." In this proxy statement, we use the term "VTBC" and the terms "we," "us," and "our" to refer to The Vermont Teddy Bear Co., Inc. and our subsidiaries.

Hibernation Holding Company, Inc. ("Buyer")

Buyer is a privately-held Delaware corporation incorporated on May 10, 2005. All of the capital stock of Buyer currently is held by Robert Crowley, J. Benjamin Coes and Carson Biederman, the managing directors of Mustang. Buyer is a holding company which was formed for the purpose of acting as the holding company of the Merger Sub and, after the merger, the surviving corporation. At the time of the consummation of the merger, the capital stock of Buyer will be held by investors providing financing for the transaction.

Hibernation Company, Inc. ("Merger Sub")

Merger Sub is a privately-held Delaware corporation incorporated on May 10, 2005. Merger Sub is a wholly owned subsidiary of Buyer and was formed solely for the purpose of merging with and into VTBC, at which time the separate corporate existence of Merger Sub will cease and VTBC will continue in existence as the surviving corporation.

The Mustang Group LLC ("Mustang")

Mustang is a Boston area private equity firm focused on making investments in companies with sales of up to $200 million. The principals of Mustang are Carson Biederman, J. Benjamin Coes and Robert Crowley.

Elisabeth B. Robert

Elisabeth B. Robert is the President and Chief Executive Officer of VTBC and she currently holds 354,710 shares of VTBC plus options to buy an additional 355,000 shares of common stock. From January 2000 to December 2004, she served as a member of the New England Advisory Council to the Federal Reserve Bank of Boston, and as its Chair from January 2002 to December 2004. She is currently a member of the Vermont Business Roundtable, a member of the Board of Advisors for the UVM School of Business Administration and a trustee of Middlebury College.

Joan H. Martin

Joan H. Martin is a private investor and one of VTBC's long term shareholders. Ms. Martin currently holds 1,197,297 shares, or approximately 20%, of VTBC's common stock on an as converted basis, along with 90 shares of Series A preferred stock, which is all of the outstanding Series A preferred stock. She served as a director of VTBC from March 1991 to November 1999.

Frederick M. Fritz

Frederick M. Fritz has been a director of VTBC since August 2004. Mr. Fritz is a limited partner in FreshTracks, one of the investors providing equity financing for the merger transaction.

Thomas R. Shepherd

Mr. Shepherd became a director of the Company in November 1998. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a Massachusetts venture capital and private equity investment firm. He also serves as a Special Partner of Thomas H. Lee Company (THL), a Boston leveraged buyout and private equity investment firm. Prior to joining THL, he was President of GTE Lighting Products Group (GTE Sylvania) from 1983 through 1986, and was President of North American Philips Commercial Electronics Corporation from 1981 until 1983. Mr. Shepherd also serves as a director of CCI, Inc., Community Resource Systems, Inc., 4R Systems, Inc., FirstPoint Energy Corporation, Optasite Inc., and Rayovac Corp.

Jason Bacon

Mr. Bacon became a director of the Company in 1997. Mr. Bacon is President of the Vermont Historical Society. From 1959 Mr. Bacon was with Kidder, Peabody & Co. from which he retired as its London based managing director in 1988.

CERTAIN QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where is the special meeting?

A: The special meeting of VTBC will held at 10:00 a.m. EST on ______________, ___________ ___, 2005, at VTBC's retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont.

Q: Who is entitled to vote at the Special Meeting?

A: Holders of VTBC's common stock, Series C preferred stock and Series D preferred stock at the close of business on ______________ __, 2005 are entitled to vote at the special meeting.

Q: How do I vote my stock?

A: After you have carefully read this document, please mail your signed proxy card in the enclosed postage-paid envelope as soon as possible so that your stock may be represented and voted at the special meeting even if you cannot attend. Please plan to attend the special meeting to participate and vote your shares, even if you submitted a proxy. For more information regarding how to vote your shares, see "The Special Meeting".

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. If your shares of stock are held in "street name" by your broker and you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the approval and adoption of the Merger Agreement. You should therefore be sure to provide your broker with instructions on how to vote these shares. Please review the voting form used by your broker to determine whether your broker will accept such instructions by telephone or over the Internet.

Q: What if I fail to instruct my broker?

A: If you fail to instruct your broker to vote your shares of VTBC stock and your broker submits an unvoted proxy, the resulting broker "non-vote" will have the same effect as a vote against the approval and adoption of the Merger Agreement.

Q: What happens if I sell my shares of VTBC stock before the special meeting?

A: The record date for the special meeting is earlier than the expected date of the merger. If you transfer your shares of VTBC stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will transfer the right to receive the $6.50 in cash per share to the person to whom you transfer your shares.

Q: May I change my vote?

A: Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to the corporate secretary of VTBC before the special meeting or by voting in person at the special meeting. However, if your shares of VTBC stock are held in the name of your bank, broker, custodian or other record holder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Q: When do you expect the merger to be completed?

A: If the Merger Agreement is adopted and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. We expect to conduct the special meeting on ____________ 2005. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

Q: What does it mean if I receive more than one set of materials?

A: This means you own shares of VTBC's common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker; or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q: If the merger is completed, how will I receive the cash for my common shares?

A: If the merger is completed, you will be contacted by Continental Stock Transfer & Trust Co., which will serve as the exchange agent and will provide instructions that will explain how to surrender stock certificates. You will receive cash for your shares from the exchange agent after you comply with these instructions. If your shares of stock are held in "street name" by your broker, you will receive instructions from your broker as to how to affect the surrender of your "street name" shares and receive cash for those shares.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of stock for $6.50 in cash. See the section below entitled "The Merger Agreement - Exchange Procedures."

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger Agreement or the merger, including the procedures for voting your shares, you should contact Ms. Courtney Griesser, The Vermont Teddy Bear Co., Inc., tel. (802) 985-1309.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

All statements, other than statements of historical facts, included in this proxy statement regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "believe" or "continue" or the negative of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. In addition to other factors discussed elsewhere in this proxy statement, important factors that could cause actual results to differ materially from our expectations include, among others: (i) our ability to satisfy various conditions to the closing of the Merger; (ii) our ability to comply with all covenants in our agreements with our lenders; (iii) the availability of financing to consummate the Merger; (iv) the impact of general economic conditions and discretionary consumer spending; (v) the ability to originate and place financing, insurance and extended service contracts; (vi) the impact of seasonality and weather on operations and sales; (vii) reliance on manufacturers and other key vendors; (viii) competition; (ix) product service and liability risks; (x) the impact of environmental and other regulatory issues; and (xi) the impact of litigation that could prevent or delay the Merger. Readers are urged to consider these factors carefully in evaluating forward-looking statements.

All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this proxy statement, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Background to the Merger

VTBC and our shareholders have experienced many of the challenges faced by small public companies, without reaping many of the benefits of an active public trading market. VTBC's shareholders experience volatile stock prices, with frequent seasonal price swings corresponding to the seasonal nature of VTBC's gift sales. VTBC's stock is thinly traded, and trading of a relatively small number of shares of VTBC stock can directly affect VTBC's share price. As a result of these factors, VTBC stock is not a liquid investment for many of our shareholders.

VTBC also has a small number of shareholders who hold a large number of shares and a large number of shareholders who hold a very small number of shares. Approximately 75% of VTBC's outstanding shares are held by 12 shareholders, many of whom are long term shareholders of VTBC. A total of 3,794 shareholders of record own 100 shares or less of VTBC's common stock, of whom 3,560 shareholders of record own fewer than 100 shares and 2,937 shareholders of record own fewer than 10 shares. With most of VTBC's shares held by a few shareholders, the costs of public reporting compliance present a disproportionately large expense for VTBC.

With the passage of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), Congress significantly increased the cost of public company compliance. Sarbanes-Oxley has been phased in over time, with the final section of Sarbanes-Oxley, Section 404 relating to internal controls over financial reporting, now scheduled to take effect in July 2006 for non-accelerated filers including VTBC. Section 404 compliance is expected to further increase the costs of public company compliance. VTBC expects our costs of public company compliance for fiscal year 2005 will total over $300,000, and expects our public company costs to increase to approximately $660,000 for fiscal year 2006. These costs of public company compliance are a significant part of VTBC's budget but, due to the thin trading market and volatile share price for our stock, VTBC's shareholders are not in a position to enjoy the benefits of a more active public trading market.

At the regular meeting of VTBC's Board of Directors on October 7, 2004, VTBC's management and Board of Directors discussed the benefits of exploring ways to enhance shareholder value and provide liquidity and certainty of value for shareholders. The Board of Directors also discussed the high cost of compliance with regulations as a public company, including compliance with Section 404 of Sarbanes-Oxley. As a result of this discussion, the Board unanimously authorized the President/CEO, Elisabeth B. Robert, to engage an investment banker on behalf of VTBC to investigate a process to improve shareholder value through a potential transaction, including a going private transaction.

After interviewing several investment banking firms, VTBC engaged Covington on October 20, 2004 to serve as VTBC's financial advisor. Covington is an investment banking firm with its principal office in Boston. It had no prior relationship with VTBC or any members of its management or Board of Directors. Ms. Robert, after consultation with the Board of Directors, selected Covington based on factors including its experience working with consumer products companies, its experience working with small and mid cap public companies, its capacity and its level of expertise.

Between October 20, 2004 and December 8, 2004, Covington contacted 84 potential acquirers. VTBC executed confidentiality agreements with 55 parties, and each of these parties received corporate and financial information, including a confidential memorandum prepared by Covington. In November 2004, Covington directed interested investors to submit "indications of interest" with a share price range of no more than 10% by December 15, 2004.

In November 2004, Ms. Robert contacted Joan H. Martin, a former VTBC director and a long term VTBC investor, to inform her of the process with Covington. Ms. Martin currently holds 1,197,297 shares, or approximately 20%, of VTBC's common stock entitled to vote, including Series C preferred stock and Series D preferred stock voting on an as converted basis, along with all 90 shares of the outstanding Series A preferred stock. Ms. Martin expressed interest in continuing as an investor in VTBC should a transaction occur. Ms. Martin signed a nondisclosure agreement on November 11, 2004, and Ms. Robert shared with her the details of the solicitation process through Covington. From January to May 2005, Ms. Robert and Ms. Martin corresponded numerous times to keep Ms. Martin apprised of the status of the process and to discuss possible scenarios for her participation in a transaction.

At a regular meeting of VTBC's Board of Directors on December 8, 2004, the Board was updated on the status of the process undertaken by Covington. Ms. Robert expressed her interest in a continuing role with VTBC should a transaction occur. Representatives of VTBC's counsel, Dinse, Knapp & McAndrew, P.C., were also present and discussed the process and the desirability of establishing a Special Committee of independent directors in reviewing any potential proposal that might involve the President/CEO, Elisabeth B. Robert, or other officers, directors or shareholders, remaining as officers, directors or shareholders of VTBC after the transaction.

Following discussion at the December 8, 2004 meeting, the Board unanimously approved the formation of a Special Committee, with membership consisting of Mr. Jason Bacon, Ms. Maxine Brandenburg and Ms. Nancy Rowden Brock. The Board approved compensation for each Special Committee member to consist of a retainer of $5,000 plus $1,000 per meeting of the Special Committee up to a total of $15,000 per Special Committee member.

Eight preliminary indications of interest were received, with an estimated share price range of $4.33 to $6.60 based on varying assumptions on the part of each bidder. Many of the interested parties elected not to initially value VTBC on a price per share basis and most valued VTBC on an enterprise value basis.

During January 2005, Covington invited each of the eight interested parties to a presentation by management at VTBC's offices in Shelburne, Vermont. Five parties accepted the invitation, and the management presentations were completed by January 31, 2005. The members of management participating in the presentations were Ms. Robert, Irene Steiner, Catherine Camardo, Mark Sleeper and Greg LeDuc, along with a representative of Covington. Throughout the process to that point, VTBC's management had no contact with any of the interested parties except in organized meetings or phone calls attended by one or more representatives of Covington.

The Special Committee held its first meeting by telephone on January 14, 2005. Representatives of VTBC's counsel, Dinse, Knapp & McAndrew, P.C., participated by invitation to discuss engaging advisors. After considering three candidates, on January 19, 2005 the Special Committee unanimously selected the law firm Akin Gump to serve as counsel to the Special Committee. Akin Gump had no prior relationship with VTBC or any members of our management or Board of Directors.

On January 28, 2005, Covington distributed to the interested parties VTBC's draft financial results for the quarter ended December 31, 2004, which included the actual results from VTBC's Christmas sales. Covington also distributed instructions for submitting final bids and a proposed Merger Agreement prepared by VTBC's counsel and Akin Gump. Covington requested the submission of final bids along with the prospective parties' comments on the draft Merger Agreement on or before February 11, 2005.

The Special Committee met on February 3 and February 8, 2005 to discuss and interview financial advisors, among other things. On February 9, 2005, the Special Committee engaged Houlihan Lokey as financial advisor to the Special Committee, after considering four candidates. Houlihan Lokey had no prior relationship with VTBC or any members of its management or Board of Directors.

On February 10, 2005, VTBC's counsel and the counsel for the Special Committee held a telephonic meeting to introduce and bring together the representatives of Covington and Houlihan Lokey. Covington presented an oral narrative of the solicitation process to date and disclosed the identities of the potential bidders. Akin Gump and Houlihan Lokey asked questions about the process and the potential bidders.

By February 14, 2005, Covington had received six proposals, which included five proposals to take VTBC private and one proposal for a recapitalization transaction that would not involve going private. The recapitalization proposal would have enabled VTBC to embark upon a tender offer to reduce the number of issued and outstanding shares, but the proposed investment was not sufficient to allow VTBC to reduce its number of shareholders to the degree required for delisting or going private. Four of the proposals stated specific share prices ranging from $5.72 to $6.50.

One of the six proposals was from Mustang, which indicated an anticipated share price range of $6.00 to $6.60. Upon review, Covington informed Mustang that its indication of interest lacked a definite share price and did not provide assurances as to adequate investment resources and, as such, required substantial revision before Mustang would be considered as a bidder. Mustang's indication of interest included participation by FreshTracks, a Vermont based private equity firm. A number of the limited partners of FreshTracks have been shareholders of VTBC since 1996 when VTBC issued Series B preferred shares to individuals including a number of current limited partners in FreshTracks. All of the issued and outstanding shares of VTBC's Series B preferred stock subsequently were converted to common stock, and a number of the Series B preferred stock holders continue to hold VTBC's common stock. FreshTracks had submitted an indication of interest to Covington in January 2005 and had been told by Covington that it would not be considered a qualified bidder until FreshTracks had sufficient funds available to invest as equity in a transaction.

On February 14, 2005, the Special Committee held a telephonic review of the bids with its counsel, Covington, Houlihan Lokey, and VTBC's counsel. Covington outlined the proposals received and answered questions from the Special Committee on the proposals.

Meanwhile, on February 3, 2005, upon being informed by Covington that an indication of interest was expressed from Mustang that would include FreshTracks, Mr. Bacon disclosed to the Special Committee and the Board of Directors that he holds an investment as a limited partner in FreshTracks. He further explained that there had been no contact between him and the individuals at FreshTracks responsible for investment decisions, and he was not involved in those decisions in any way. Mr. Bacon believed, and the Special Committee agreed, that there was, at that time, no conflict between his interests as a director of VTBC and a member of the Special Committee and his passive investment in FreshTracks. It was agreed that developments would be monitored and, if necessary, Mr. Bacon would recuse himself from any consideration of a firm bid by Mustang and FreshTracks, if such a bid developed, or resign from the Special Committee if appropriate.

On February 15, 2005, Covington sent the Special Committee and its advisors a detailed summary of the solicitation process initiated in October and the resulting proposals. After consulting with Covington, the Special Committee authorized Covington to provide copies of the proposals to management. This was management's first introduction to terms of the proposals, other than names of the bidders and price ranges.

On February 16, 2005, with the authorization of the Special Committee, Covington held a telephonic meeting with VTBC's management and counsel to report to management about the proposals. Covington presented a verbal report about the proposals.

Subsequently, two of the parties that had submitted bids on February 11, 2005, elected to increase their offers, resulting in a range of bids from the four firms that had offered to take VTBC private of $6.30 to $6.50 per share. The fifth proposal to take VTBC private, from Mustang, remained at a range of value from $6.00 to $6.60 per share at that time.

On February 22, 2005, the Special Committee held a telephonic meeting with its advisors. At the meeting Covington recommended that VTBC should narrow the field of proposals to include the two most qualified bidders and Mustang, which had proposed a share price range of which the top end exceeded the other selected bidders, although Mustang had not submitted a firm bid. Covington also recommended inviting these three parties to another meeting with management to provide them with updated information on Company finances and operations and to provide management with an opportunity to become further acquainted with the three bidders. The Special Committee endorsed Covington's recommendations to narrow the field of potential investors and invite these three investors to another meeting with management.

The Special Committee was further updated by Covington and its advisors at a telephone meeting held on February 28, 2005, at which meeting the issues of expense reimbursement and exclusivity which had been raised by certain bidders was discussed, as well as approaching one of VTBC's strategic competitors which had in the past expressed interest in a transaction with VTBC.

Members of VTBC's management team met with the three identified potential bidders between March 2, 2005 and March 8, 2005. All meetings were accompanied by one or more representatives of Covington, and the Special Committee and its advisors were apprised of the status of the discussions.

On March 11, 2005, upon consultation with and the approval of the Special Committee and its advisors, Covington and Thomas Shepherd, one of VTBC's directors, called the chief executive officer of a strategic competitor of VTBC in the gift delivery business. The purpose of the call was to follow up on prior inquiries by this party from time to time over several years, expressing interest in a possible transaction with VTBC. As a result of the most recent inquiry, a meeting had initially been scheduled in February 2005 to allow Ms. Robert to meet with the presidents of the competitor's subsidiary companies. Upon learning of the meeting, Covington recommended against an informal meeting outside the bidding process and suggested contacting the competitor formally at an appropriate time, as part of the bidding process, to determine their interest in making a proposal. On that basis, the February meeting did not take place.

During the March 11 telephone call to the competitor's chief executive officer, Covington and Mr. Shepherd informed the chief executive officer of the bidding process being conducted by Covington and inquired if the competitor had a current and continuing interest in a possible acquisition of VTBC. The chief executive officer responded that he was not interested in making a proposal at that time.

On March 15, 2005, VTBC finalized its financial information reflecting results of operations for January and February 2005. These interim financial reports were shared with the three bidding finalists.

On March 16, 2005, the Special Committee met with its advisors and reviewed the status of the process and VTBC's January and February results. The Special Committee recommended that VTBC enter into a nonbinding letter of intent with one of the finalists, the successful bidder to be determined by the Special Committee in consultation with Covington and Houlihan Lokey.

On March 17, 2005, the Board of Directors convened for its regular meeting. The Board reviewed the process to date and the report of the Special Committee. The Board authorized President/CEO Elisabeth Robert to execute a nonbinding letter of intent on behalf of VTBC with one of the three final bidders, on terms at least as favorable as those set forth in the most recent proposals from the bidders, with the successful bidder to be selected from among the three finalists by the Special Committee.

At the meeting of the Board of Directors on March 17, 2005, the Board of Directors discussed the fact that directors Frederick Fritz and Jason Bacon are limited partners of FreshTracks. Mr. Fritz explained that the only contact between him and the individuals at FreshTracks responsible for investment decisions had been a brief conversation with Charles Kireker, a principal of FreshTracks on October 29, 2004, regarding the status of FreshTrack's interest in VTBC, and that no details or confidential information regarding VTBC was discussed in the conversation.

On March 18, 2005, Mustang submitted to Covington a firm bid at $6.50 per share with terms reasonably comparable to, and in some respects more favorable than, those offered by the other two final bidders. On March 21, 2005, Mustang submitted a clarifying proposal, still at $6.50 per share. Meanwhile, one of the other two bidders that initially had offered $6.50 per share, informed Covington on March 18, 2005 that it could not confirm its bid at $6.50 per share and was not prepared to proceed at that time. Thus, as of March 18, 2005, two bidders remained, with Mustang the higher bidder at $6.50 per share.

On March 21, 2005, the Special Committee met with its advisors to consider the two proposals. The Special Committee was informed that Mustang was one of the final bidders. Under the circumstances, Mr. Bacon determined it would be appropriate to resign from the Special Committee, and he resigned from the Special Committee. Ms. Brock and Ms. Brandenburg remained as the two independent members of the Special Committee. After careful consideration of the two final proposals, Covington recommended that VTBC select Mustang as the successful bidder.

The Special Committee, in consultation with its financial advisor, Houlihan Lokey, endorsed Covington's recommendation. The Special Committee recommended to VTBC's Board of Directors that VTBC enter into a nonbinding letter of intent with Mustang.

On March 22, 2005, VTBC entered into a nonbinding letter of intent with Mustang. The letter of intent allowed Mustang to proceed on an exclusive basis with a detailed due diligence investigation of VTBC's business and negotiation of the terms of an agreement and plan of merger until May 5, 2005.

Between March 22, 2005 and May 16, 2005, Mustang engaged in extensive legal and financial due diligence of VTBC. During this same period VTBC and its Special Committee and advisors engaged in extensive negotiations with Mustang and its counsel regarding the detailed terms of the proposed merger. During this time, the Special Committee held telephone conferences or meetings on five occasions, and had several informal telephone conferences, to consider and advise on the evolving transaction terms, and the Board of Directors met twice. The parties negotiated in good faith at arm's length, with VTBC's President/CEO, Elisabeth B. Robert, VTBC's counsel and Covington representing VTBC in the negotiations, in consultation with the Special Committee and its counsel. The parties exchanged and negotiated numerous drafts of the Merger Agreement and the Buyer's financing commitments. One of Mustang's requirements was that members of VTBC's management who own VTBC shares would continue as shareholders after the transaction, and the negotiations included terms for management's rollover of VTBC shares.

At the beginning of May 2005, the issues remaining under negotiation included, among other things, the amount of a termination fee payable in various circumstances to the Buyer, the guaranty by Mustang of Buyer's performance under the Merger Agreement by the Buyer and security to support the guaranty, the terms of financing commitments, and conditions to closing the Merger. The parties exchanged numerous drafts of the Merger Agreement. The Buyer, VTBC, the Special Committee and their respective counsels negotiated among each other and with the Buyer's lender and equity participant to reach mutually agreeable terms. The Special Committee met on May 13, 2005 to review the then current version of the Merger Agreement, and the Board of Directors met on May 15, 2005. The Buyer's financing commitments were received by May 16, 2005. The Special Committee met again on May 16, 2005 to review the final transaction terms. On that same day, the Special Committee recommended that VTBC enter into the Merger Agreement with Buyer. Also on that same day, the Board of Directors met again to consider the final Merger Agreement, financing commitments and the recommendation of the Special Committee. Our Board of Directors, based upon the totality of the information presented and considered during its evaluation of the merger and the Merger Agreement including, without limitation, the recommendation of a Special and the fairness opinion issued by its independent financial advisor, recommended that VTBC's President/CEO to enter into the Merger Agreement with Buyer. On May 16, 2005, the parties executed a definitive Merger Agreement. The terms of the Merger Agreement are detailed below under the caption "The Merger Agreement." The transaction was announced publicly that evening.

Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger

The Special Committee

In December 2004, our Board of Directors formed the Special Committee of disinterested directors to consider possible transactions to enhance shareholder value, including potentially a going private transaction. The members of the Special Committee who approved the merger have no significant interests in the merger that is different than, or in addition to, the interests of the unaffiliated shareholders generally. The Merger Agreement does, however, include customary indemnity and liability provisions for VTBC's officers and directors. The Special Committee received independent legal and financial advice and conducted a vigorous evaluation of, and participated in negotiations with respect to, the Merger Agreement and the various other agreements related to the merger.

The Special Committee, by unanimous vote at a meeting held on May 16, 2005, determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, are fair to and in the best interests of VTBC's shareholders. The Special Committee recommended that (1) our Board of Directors approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement and (2) the holders of VTBC's stock vote in favor of approval and adoption of the Merger Agreement.

The Board of Directors

On May 16, 2005 our Board of Directors (1) determined that the Merger Agreement and the merger are fair to and in the best interests of VTBC's shareholders, (2) determined that the Merger Agreement and the merger is fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular, and (3) recommended that VTBC's shareholders approve and adopt the Merger Agreement. See the discussion below under the caption "Participants in the Merger - Certain Officers and Directors of VTBC" for additional information on the interests of these directors in the Merger.

In reaching its determination, our Board of Directors consulted with VTBC's financial and legal advisors, as well as our management team, and considered the short-term and long-term interests and prospects of the shareholders. Along with the factors described in more detail below, the Board of Directors considered the unanimous recommendation of the Special Committee, and after a thorough discussion which included a review of the Merger Agreement with its legal advisors and a presentation of the fairness opinion by Houlihan Lokey, adopted the Special Committee's analysis and conclusions, approved and adopted the Merger Agreement, determined to submit it to our shareholders to vote upon its approval and adoption, and unanimously recommended that VTBC's shareholders vote in favor of the approval and adoption of the Merger Agreement. See the discussion under the captions "Background to the Merger " for additional information on the Board of Director's recommendations and "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc." for a discussion of the Houlihan Lokey Opinion.

Financial Advisory Fees

VTBC has incurred fees and expenses for financial advisory services related to the Merger, as described below.

Covington Associates LLC

Pursuant to the terms of an engagement letter dated October 20, 2004, VTBC agreed to pay Covington a retainer of $10,000 per month from the date of its engagement on October 20, 2004 until a transaction is consummated or Covington's engagement is terminated. In addition, VTBC will pay Covington a success fee of $350,000 when a transaction is consummated during the exclusivity period defined in Covington's engagement letter. VTBC also agreed to reimburse Covington for its reasonable out-of-pocket expenses related to the engagement.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Pursuant to the terms of an engagement letter executed on February 9, 2005, between VTBC and Houlihan Lokey, VTBC has agreed to pay Houlihan Lokey a cash fee of $150,000 of which $75,000 was paid upon the engagement and the remaining $75,000 will be paid upon consummation of the merger.

VTBC has also agreed to reimburse Houlihan Lokey for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Houlihan Lokey and its employees, agents, officers, directors, attorneys, shareholders and any other person who controls Houlihan Lokey against all losses, claims, damages, liabilities, costs and expenses related to or arising out of Houlihan Lokey's engagement with respect to the merger and any related transactions, except in cases where any such losses, claims, damages, liabilities, costs and expenses have been finally judicially determined to have been material and caused primarily by the gross negligence, bad faith, willful malfeasance or reckless disregard of its obligations or duties on the part of Houlihan Lokey or such other indemnified person. The terms of the fee arrangement with Houlihan Lokey, which Houlihan Lokey and VTBC believe are customary in transactions of this nature, were negotiated at arm's length between the Special Committee and Houlihan Lokey, and the Board of Directors was aware of such arrangement.

Reasons for the Special Committee's Recommendation; Factors Considered

In making the determination and recommendation set forth above, the members of the Special Committee considered various factors. The material factors, both positive and negative, are set out below.

Material Positive Factors

* The relationship between the $6.50 price per share to be paid in the merger and the recent market prices of VTBC's common stock. As reported by Houlihan Lokey, the $6.50 per share to be paid in the merger represented (i) a 21.5% premium over the closing price per share for the one trading day prior to May 16, 2005 (the date of delivery of Houlihan Lokey's fairness analysis), (ii) a 25.1% premium over the average closing price for the five trading days before May 16, 2005, and (iii) a 35.1% premium over the average closing price per share for the 30 trading days before May 16, 2005. See "Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger - Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

* The relation of (i) the price to be paid in the merger to Houlihan Lokey's independent valuation analysis of the equity value per share and (ii) the implied multiple of this price in comparison to the multiples of the comparable companies. See "Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger - Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

* As a result of the bidding process managed by Covington, $6.50 was the highest price offered for VTBC's common stock.

* The conclusion of the Special Committee, based on VTBC's negotiations with Mustang and the other information available to the Special Committee, that $6.50 per share represents the highest price that Buyer is willing to pay.

* The Houlihan Lokey Opinion dated May 16, 2005, concluding that, based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken, described in the written opinion, the $6.50 per share cash merger consideration provided by the Merger Agreement is fair, from a financial point of view, to the unaffiliated shareholders.

* The process by which the Buyer was identified, including the solicitation of indications of interest from 84 potential acquirers, the transmission of corporate and financial information to 55 firms, the receipt and response to inquiries from these firms, and the receipt and evaluation of indications of interest from eight firms, prior to entering into the Merger Agreement.

* The provisions of the Merger Agreement, including those provisions which, after giving consideration to the requirements and conditions set forth therein, allows VTBC the opportunity to respond to certain third party acquisition proposals and, if a superior proposal is made, to terminate the Merger Agreement and accept the superior proposal up until the time of the shareholder vote on the Merger Agreement, subject to certain limitations including payment of a $1.6 million termination fee. See discussion below under the caption "The Merger Agreement" for additional information regarding the ability of VTBC to consider competing proposals and the termination fee or expense reimbursement for which VTBC would be responsible.

The fact that a termination fee is usual in transaction of this nature and the termination fee of $1,600,000 is within the range of termination fees observed by Houlihan Lokey in comparable transactions. See section captioned "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

* The fact that the merger consideration will be all cash, which provides liquidity and certainty of value to the VTBC shareholders.

The fact that holders of VTBC's common stock that do not vote in favor of the merger or do not otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under NYBCL Section 623.

* The trading market for VTBC's common stock is illiquid and volatile, and the merger represents an opportunity for the unaffiliated shareholders to realize cash for their shares, at a premium price, which would otherwise be extremely difficult or impossible, given such illiquidity. The Special Committee also considered that, even if the trading price for our common stock were to rise above the level provided in the merger for a period of time, not all shareholders would be able to sell shares at such price, whereas the merger would provide liquidity for all of our shareholders.

* The limited conditions to closing the merger as set forth in the Merger Agreement, assuming the merger is adopted by the shareholders of VTBC.

* The fact that the Voting Agreement terminates in the event the Merger Agreement is terminated or the VTBC Board of Directors changes its recommendation with respect to the merger.

* The fact that VTBC is anticipated to continue to have its headquarters and production facilities located in Vermont following the merger and that no reductions in force currently are anticipated to result from the merger.

* The Special Committee, together with its legal advisors, conducted multiple active negotiating sessions and discussions with representatives of the Buyer and other interested parties.

* The management time and attention expended to prepare and review regulatory requirements and other aspects of managing a public company are a significant burden. The responsibility of maintaining compliance with public company regulatory requirements draws VTBC's management away from their role managing business operations, and is not the most cost effective use of management's resources. The costs of compliance with public company requirements are significant and the Special Committee anticipates that these costs and expenses will increase substantially in the future due to the additional requirements of Sarbanes-Oxley and the related SEC regulations and NASDQ requirements.

While the merger does not require approval of at least a majority of VTBC's unaffiliated shareholders, the merger will require the affirmative vote of at least two-thirds of the shares of VTBC's capital stock entitled to vote. The Special Committee noted that the unaffiliated shareholders held, as of the date of the Merger Agreement, shares representing approximately 67% of the shares entitled to vote to adopt the Merger Agreement. Accordingly, close to a majority of shares held by unaffiliated shareholders would have to be voted to adopt the Merger Agreement so that, when counted with the shares held by the Contributing Shareholders subject to the Voting Agreement, the requisite vote of two-thirds of the shares of VTBC's capital stock entitled to vote is obtained.

Material Negative Factors

* VTBC's unaffiliated shareholders (unlike Contributing Shareholders) will have no ongoing equity participation in VTBC following the merger; such shareholders will cease to participate in VTBC's future earnings or growth, if any, or to benefit from increases, if any, in the value of VTBC's stock and will not participate in any future sale of VTBC to a third party.

* If VTBC receives a superior third-party offer that allows our Board of Directors to terminate the Merger Agreement and our Board of Directors does in fact terminate the Merger Agreement, VTBC will, in accordance with the provisions of the Merger Agreement, be obligated to pay Buyer a termination fee of $1.6 million.

* The cash consideration to be received by the holders of VTBC stock and options will be taxable to them.

* Under the terms of the Merger Agreement, VTBC is unable to solicit or encourage other acquisition proposals during the term of the Merger Agreement except as expressly permitted thereby.

* The fact that there is the possibility that the merger may not be completed even if approved by our shareholders as a result of a breach of the Merger Agreement or the failure of a party to satisfy all applicable conditions to complete the Merger. This failure to complete the merger would likely adversely impact VTBC's stock price.

* The possible disruption to VTBC's operations following announcement of the Merger, and the resulting effect on us if the merger does not close as a result of these disruptions. A disruption in our operations could adversely impact our value before the merger and the failure to close the merger could adversely affect our stock price and the value of VTBC generally.

The Special Committee did not consider net book value in determining the fairness of the merger to the unaffiliated shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for our common stock. The Special Committee noted, however, that the merger consideration of $6.50 per share of our common stock is higher than the $0.39 net book value of our common stock. The Special Committee did not consider liquidation value in determining the fairness of the merger to the unaffiliated shareholders because VTBC will continue to operate our businesses following completion of the merger. The Special Committee did not establish a pre-merger going concern value for our common stock as a public company to determine the fairness of the merger consideration to our unaffiliated shareholders, although it did review Houlihan Lokey's discounted cash flow analysis. The Special Committee did not consider our going concern value in determining the fairness of the merger because, following the merger, we will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more leveraged private company.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. On balance, the Special Committee believes that the positive factors discussed above outweigh the negative factors discussed above.

The Special Committee also believes the process it followed in recommending the approval of the Merger Agreement was fair because:

* The Special Committee that considered and recommended approval and adoption of the Merger Agreement to the Board of Directors consisted entirely of directors who are not VTBC officers or affiliated with Mustang or its investors.

* The members of the Special Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated shareholders.

* The Special Committee retained and was advised by independent outside legal counsel, Akin Gump.

* The Special Committee retained and was advised by Houlihan Lokey, an independent investment banker, which assisted the Special Committee in its evaluation of the fairness of the $6.50 per share cash merger consideration to the unaffiliated shareholders and the terms and conditions of the merger.

* The Merger Agreement resulted from active and extensive negotiations between Mustang and VTBC in consultation with the Special Committee, and their respective counsels.

* The Special Committee's financial advisor and legal counsel reported directly to the Special Committee and took direction exclusively from the Special Committee.

* VTBC has the ability to terminate the Merger Agreement in the event that VTBC receives an unsolicited superior acquisition offer from a third party.

* Unaffiliated shareholders who do not vote in favor of the Merger Agreement and the merger will have the right to demand judicial appraisal of their shares if they take the actions necessary to perfect their rights.

* In accordance with the NYBCL, the merger must be approved by two-thirds of the shares of VTBC's capital stock entitled to vote.

Reasons for the Board's Recommendation; Factors Considered

Material Factors

In approving the Merger Agreement and related agreements, and recommending that the VTBC shareholders vote for the approval and adoption of the Merger Agreement, the Board of Directors of VTBC considered a number of factors, including the following material factors:

* The determination and recommendation of the Special Committee and the factors considered by the Special Committee including the financial presentation of Houlihan Lokey and the Houlihan Lokey Opinion, as described under the captions "Reasons for the Special Committee's Recommendation; Factors Considered" above and "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."below.

* The other terms of the Merger Agreement regarding competing proposals, including the ability of VTBC to terminate the Merger Agreement and accept a financially superior proposal under specified conditions, subject to the payment to Buyer of a termination fee. See discussion below under the caption "The Merger Agreement" for additional information regarding the ability of VTBC to consider competing proposals and the termination fee or expense reimbursement for which VTBC would be responsible.

* The fact that VTBC and its advisor, Covington, actively solicited indications of interest from numerous parties who might be interested in engaging in a transaction with VTBC prior to execution of the Merger Agreement and that any other offers received were determined by Covington to be less beneficial to VTBC's shareholders than the Mustang offer, as $6.50 per share was the highest price offered for VTBC's capital stock.

* The procedural safeguards that have been put in place to ensure the fairness of the transactions to shareholders including, without limitation, the following: the formation of the Special Committee, consisting entirely of independent non-employee directors appointed by the Board of Directors to represent solely the interests of the unaffiliated shareholders; the requirement that all contacts between potential buyers and VTBC's management leading up to the signing of the letter of intent were conducted through Covington or with Covington present; the fact that the Special Committee retained and was advised by its own independent financial advisor to assist it in evaluating the financial aspects of the Merger Agreement and the merger; the fact that the Special Committee retained and was advised by its own independent legal counsel; the fact that the Special Committee engaged in extensive negotiations and deliberations in evaluating the Merger Agreement, the merger and the merger consideration and was given full authority to negotiate on an arm's length basis with representatives of the Buyer and to recommend for or against the merger; the ability of the Special Committee to consider certain superior offers and terminate the Merger Agreement if they determine that the failure to do so would be a breach of their fiduciary duties under applicable law; the fact that, in reaching its determination, the Board of Directors consulted with VTBC's management team, as well as VTBC's financial and legal advisors, and considered the short-term and long-term interests and prospects of the shareholders; and the fact that shareholders who do not vote in favor of the merger or otherwise waive their rights of appraisal will have the opportunity to demand an appraisal of the fair value of their shares under Section 623 of the NYBCL.

The foregoing factors were taken into account by the Board of Directors in its deliberations regarding the fairness of the proposed transaction. In connection with its determination, the Board of Directors adopted the conclusions and analyses set forth in the Houlihan Lokey Opinion.

The Board of Directors did not consider net book value in determining the fairness of the merger to the unaffiliated shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for our common stock. The Board noted, however, that the merger consideration of $6.50 per share of our common stock is higher than the net book value $0.39 of our common stock. The Board of Directors did not consider liquidation value in determining the fairness of the merger to the unaffiliated shareholders because VTBC will continue to operate our businesses following completion of the merger. The Board of Directors did not establish a pre-merger going concern value for our common stock as a public company to determine the fairness of the merger consideration to our unaffiliated shareholders. The Board of Directors did not consider our going concern value in determining the fairness of the merger because, following the merger, we will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more leveraged private company.

The foregoing discussion of the information and factors considered by VTBC's Board of Directors is not intended to be exhaustive but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the merger, VTBC's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

Opinion of Houlihan Lokey Howard & Zukin

Financial Advisors, Inc.

The Special Committee of VTBC's Board of Directors engaged Houlihan Lokey to act as its financial advisor in connection with the Special Committee's evaluation of a possible sale or merger transaction. Houlihan Lokey was also engaged to render a written opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be paid to the unaffiliated shareholders in accordance with any such transaction. In requesting Houlihan Lokey's advice and opinion, no restrictions or limitations were imposed upon Houlihan Lokey by VTBC, the Board of Directors or the Special Committee with respect to the investigations made or the procedures followed by Houlihan Lokey in rendering its opinion.

On May 15, 2005, Houlihan Lokey reviewed the financial aspects of the proposed acquisition with the Special Committee and, at a subsequent meeting held on that day, with the Board of Directors. On May 16, 2005, Houlihan Lokey delivered its oral opinion to the effect that, as of that date, and based upon and subject to the assumptions, limitations and qualifications subsequently set forth in a written opinion that the merger consideration was fair to VTBC's unaffiliated shareholders from a financial point of view, and delivered its written opinion to that effect.

The Houlihan Lokey Opinion has certain limitations, including the following. It is directed to the Special Committee and the Board of Directors and is subject to the qualifications, scope of engagement, limitations and understandings set forth in the opinion and Houlihan Lokey's engagement letter. It does not constitute a recommendation to any of the holders of our common stock as to whether they should vote in favor of any actions required or proposed to be taken to effect the transaction or any other transaction. The Houlihan Lokey Opinion does not address the underlying business decision of VTBC, our shareholders or any other party to effect the transaction or any other transaction. It addresses only the fairness, from a financial point of view, of the consideration to be received by the unaffiliated shareholders in connection with the transaction, and does not address any other aspect of the transaction or any other transaction. Houlihan Lokey was not requested to, and did not, either solicit third party indications of interest in acquiring all or any part of us or our common stock, negotiate the transaction or advise the special committee, our Board of Directors or any other person with respect to any alternatives to the transaction.

Houlihan Lokey is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The obligations of Houlihan Lokey in connection with the merger are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey will be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of us or any other person relying on Houlihan Lokey's opinion. Houlihan Lokey was selected by the Special Committee to act as its financial advisor because of Houlihan Lokey's experience in advising middle market companies in merger and acquisition transactions and valuations, including several other small capitalization, publicly traded companies.

In arriving at its opinion, Houlihan Lokey, among other things:

* reviewed VTBC's annual reports to shareholders and our Form 10-K for the fiscal years ended June 30, 2000 through 200, our quarterly reports on Form 10-Q for the six months ended December 31, 2004, our unaudited financial results for the months ended January 31, 2005 to March 31, 2005, and our draft of the Form 10-Q for the quarter ended March 31, 2005, which our management had identified as being the most current financial statements available;

*reviewed our draft of the amended Form 10-K/A for fiscal year ended June 30, 2004;

* reviewed the Merger Agreement;

* reviewed the Voting Agreement;

* reviewed the Contribution Agreement;

* reviewed the Stockholders Agreement;

* reviewed the final draft term sheets and commitment letters for the senior bank debt and subordinated debt;

* reviewed the final draft term sheet and commitment letter for the equity financing;

* met or spoke with certain members of our senior management to discuss the operations, financial condition, future prospects and projected operations and performance, and met or spoke with representatives of our investment bankers to discuss certain matters;

* visited certain of our facilities and business offices;

* reviewed forecasts and projections prepared by our management with respect to us for the years ended June 30, 2005 through 2010;

* reviewed the historical market prices and trading volume for our common stock;

* reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to us, and publicly available prices and premiums paid in other transactions that it considered similar to the Merger; and

* conducted such other studies, analyses and inquiries as it deemed appropriate.

In arriving at its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections we provided to it were reasonably prepared and reflected VTBC's best then available estimates of its future financial results and condition. Houlihan Lokey also assumed that there had been no material change in its assets, financial condition or business since March 31, 2005, the date of our most recent interim financial statements made available to and reviewed by Houlihan Lokey, or prospects since March 31, 2005, the date the forecasts and projections for the years ending June 30, 2005 through 2010 were last revised and made available to Houlihan Lokey.

Houlihan Lokey did not either independently verify the accuracy or completeness of the information supplied to it with respect to VTBC or make any independent appraisal of the properties or assets of VTBC, and did not in either case assume any responsibility with respect thereto. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed as of and for the periods ended on, and were evaluated by Houlihan Lokey as of and for the periods ended on, March 31, 2005.

In performing its engagement, Houlihan Lokey did not receive any instructions from the Special Committee, the Board of Directors, VTBC or its affiliates, other than to render its opinion as to fairness of the merger consideration to the unaffiliated shareholders from a financial point of view. No limitation on the scope of Houlihan Lokey's investigations was imposed by the Special Committee, the Board of Directors, VTBC or its affiliates.

In connection with rendering its opinion, Houlihan Lokey performed certain financial, comparative and other analyses as summarized below. The following summary, however, is not a complete description of the analyses performed by Houlihan Lokey. The preparation of Houlihan Lokey's opinion involved various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the circumstances relating to the Merger. Therefore, Houlihan Lokey's opinion is not readily susceptible to a complete summary description. Furthermore, in arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. None of VTBC, Houlihan Lokey or any other person assumes responsibility if future results are materially different from those discussed. The estimates contained in the analyses of Houlihan Lokey are not, and do not purport to be, necessarily indicative of actual values or an accurate prediction of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, the analyses of Houlihan Lokey relating to our value, and our common stock are not, and do not purport to be, appraisals and do not, reflect the prices at which VTBC, or our common stock actually may be sold.

The order of analyses described, and the results of those analyses, do not necessarily represent relative importance or weight given to those analyses by Houlihan Lokey. Some of the summaries of the financial analyses performed by Houlihan Lokey include information presented in tabular format. In order to fully understand such analyses, the tables must be read together with the full text of each summary and are alone not a complete description of Houlihan Lokey's financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Valuation Analysis

Houlihan Lokey considered four different methods to determine the enterprise value from operations of VTBC: the trading value method, the market multiple method, the comparable transaction method and the discounted cash flow method. Houlihan Lokey's conclusions relied primarily on the trading value and market multiple methodologies and secondarily on the discounted cash flow methodology. The comparable transaction methodology was considered but not utilized given the lack of (i) the comparability of the transactions and (ii) publicly available information about the transactions.

Trading Value Method. The first method utilized by Houlihan Lokey to determine the enterprise value from our operations was the trading value method. Houlihan Lokey considered the closing price per share as of May 13, 2005 as well as the average price per share of our common stock during the 1-week, 1-month, 3-month, 6-month and 12-month periods ending May 13, 2005 and multiplied such prices by the number of outstanding shares of our common stock as of May 13, 2005. Houlihan Lokey also included the number of shares of our common stock issuable upon exercise of all options or warrants to purchase our common stock outstanding as of May 13, 2005, as well as shares of common stock issuable upon conversion of certain of our preferred shares, when determining the total number of shares of our common stock outstanding as of May 13, 2005. Houlihan Lokey then adjusted the total equity value of VTBC by increasing such value by the projected amount of total debt of VTBC, the expected settlement payment in our lease litigation and our then existing preferred stock, and decreasing such value by the projected amount of cash and cash equivalents of VTBC and the expected cash from the exercise of all options and warrants, all projected figures as of June 30, 2005. The following table sets forth these amounts using an average price per share for the periods set forth above:

	Spot	1 Week Average	1 Month Average	3 Month Average	6 Month Average	12 Month Average
Price Per Share	$5.35	$5.20	$4.81	$5.34	$5.55	$5.32
Total Number of Shares	6,981,209	6,981,209	6,981,209	6,981,209	6,981,209	6,981,209

Total Value of Equity	$37,349,000	$36,274,000	$33,598,000	$37,294,000	$38,726,000	$37,116,000
Add: Debt	6,557,000	6,557,000	6,557,000	6,557,000	6,557,000	6,557,000
Add: Litigation Liability	2,200,000	2,200,000	2,200,000	2,200,000	2,200,000	2,200,000
Add: Preferred Stock	1,548,000	1,548,000	1,548,000	1,548,000	1,548,000	1,548,000
Less: Cash	(6,951,000)	(6,951,000)	(6,951,000)	(6,951,000)	(6,951,000)	(6,951,000)
Less: Cash from Exercise of Options	(2,610,000)	(2,610,000)	(2,610,000)	(2,610,000)	(2,610,000)	(2,610,000)

Enterprise Value from Operations	$38,093,000	$37,018,000	$34,341,000	$38,037,000	$39,470,000	$37,859,000

Based on the trading value method, Houlihan Lokey determined that we had an enterprise value from operations of approximately $34,341,000 to $39,470,000.

Market Multiples Method. Houlihan Lokey also performed a market multiple analysis to determine the enterprise value from operations of VTBC. The market multiple method involved the derivation of indications of value through the multiplication of statistics for us by appropriate risk-adjusted multiples. Multiples for us were determined through an analysis of the publicly traded companies listed below, which are collectively referred to as the comparable public companies, that were deemed by Houlihan Lokey to have operational and economic similarity with our principal business operations. Revenue and earnings multiples, when applicable, were calculated for the comparable public companies based on daily trading prices. A comparative analysis between us and the comparable public companies formed the basis for the selection of appropriate risk-adjusted multiples for us. The comparative analysis incorporated quantitative and qualitative factors which relate to, among other things, the nature of the industry in which we and the comparable public companies are engaged.

The comparable public companies selected by Houlihan Lokey in connection with its market multiple analysis were 1-800 Flowers.Com, Inc., Build-A-Bear Workshop, Inc., The Boyds Collection, Ltd., Redenvelope, Inc., Russ Berrie and Company, Inc. and FTD, Inc.

The following table sets forth the results of Houlihan Lokey's analysis under the market multiple method. The "Representative Level" column sets forth VTBC's revenues and adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the 12 months ended March 31, 2005 (the "LTM Period"), the fiscal year ended June 30, 2005 (the "NFY Period") and the fiscal year ended June 30, 2006 (the "NFY+1 Period"). The amounts with respect to the LTM Period are actual amounts adjusted for certain non-recurring items and the amounts with respect to the NFY Period and the NFY+1 Period are projected amounts, in each case as provided by our management, and the NFY Period is adjusted for certain non-recurring items. The following table applies multiples of enterprise value to revenue and EBITDA to produce indications of enterprise value. The multiples are based on the comparable public companies for the LTM Period, the NFY Period and the NFY+1 Period. Earnings and other financial projections were not available for certain of the public companies for the NFY Period and NFY+1 Period and, as a result, Houlihan Lokey was unable to compute multiples with respect to such companies for such periods. The enterprise values, revenue and EBITDA numbers used by Houlihan Lokey in calculating these multiples were derived from publicly available information as of May 13, 2005, including information from publicly available research analyst materials, current price per share of the comparable public companies' publicly traded equity securities and the number of fully diluted shares of publicly traded equity securities outstanding.

	Representative Level	Selected Multiple Range		Indicated Enterprise Value Range
LTM Period
Revenues	$65,199,000	0.60x	0.70x	$39,119,000	$45,639,000
EBITDA	6,525,000	7.0x	8.0x	45,675,000	52,200,000

NFY Period
Revenues	$66,176,000	0.50x	0.60x	$33,088,000	$39,706,000
EBITDA	6,655,000	6.5x	7.5x	43,256,000	49,911,000

NFY+1 Period
Revenues	$74,402,000	0.45x	0.55x	$33,481,000	$40,921,000
EBITDA	7,985,000	5.5x	6.5x	43,918,000	51,903,000

After applying the multiples selected by Houlihan Lokey, as described in the paragraph preceding the above table, to our revenue and EBITDA, as provided by our management, Houlihan Lokey determined that, under the market multiples method of analysis, we had an enterprise value from operations of approximately $39,800,000 to $46,700,000.

Discounted Cash Flow Method. Finally, Houlihan Lokey performed a discounted cash flow analysis to determine the enterprise value from operations of VTBC. The discounted cash flow method involved the derivation of indications of value for VTBC by adding the present value of the net debt free cash flows that VTBC could generate over the five-year period from July 1, 2005 to June 30, 2010 and the present value of the estimated "terminal value" for VTBC as of June 30, 2010. The net debt free cash flows were determined based on financial projections prepared by our management and, as used herein, means, EBIT, plus depreciation and amortization and minus taxes, capital expenditures and working capital. The present value of net debt free cash flows and the present value of the terminal value of VTBC were determined using a risk-adjusted rate of return, or "discount rate," based on the technical, market and financial risks of VTBC. The terminal EBITDA of VTBC was determined based on financial projections prepared by our management. The following table sets forth the net debt free cash flow and the present value of the net debt free cash flow for such time periods and the terminal EBITDA of VTBC for 2010:

	2006P	2007P	2008P	2009P	2010P
Net Debt Free Cash Flow	$4,242,000	$4,897,000	$6,348,000	$7,520,000	$8,676,000
Present Value of Net Debt Free Cash Flows	3,905,000	3,820,000	4,197,000	4,213,000	4,120,000
Terminal EBITDA (2010) - $15,377,000

Houlihan Lokey determined the enterprise value from operations of VTBC by taking the aggregate present value of net debt free cash flows for the years 2006 through 2010, as set forth in the table above, and adding that amount to the present value of the terminal value of VTBC. The terminal value of VTBC was determined by Houlihan Lokey by multiplying the terminal EBITDA of VTBC for 2010, as set forth in the table above, by the terminal multiples set forth in the table below. The present value of the terminal value was then determined by Houlihan Lokey by discounting the terminal value of VTBC by the discount rates in the table below. The enterprise value from operations of VTBC is the sum of the aggregate present value of net debt free cash flows and the present value of the terminal value of VTBC. The following table sets forth the range of terminal multiples and discount rates utilized by Houlihan Lokey in making its determination of the enterprise value from operations of VTBC under the discounted cash flow method:

	Terminal Multiple
Discount Rate	4.5x	5.0x	5.5x
17.5%	$51,370,000	$54,803,000	$58,236,000
18.0%	50,501,000	53,862,000	57,222,000
18.5%	49,652,000	52,943,000	56,233,000

As the table above indicates, utilizing terminal multiples of 4.5x to 5.5x in connection with determining the terminal value of VTBC, as described above, and thereafter applying discount rates of 17.5% to 18.5% to the sum of our aggregate net debt free cash flow and our terminal value, Houlihan Lokey determined that we had an enterprise value from operations of approximately $49,700,000 to $58,200,000.

Valuation Conclusion.

The table below summarizes the valuation of VTBC by Houlihan Lokey under the methods summarized above, the per share value of our common stock after making the adjustments described above and the price per share offered by Buyer in connection with the Merger.

	Low		High
Trading Value Method	$34,341,000	---	$39,470,000
Market Multiple Method	39,800,000	---	46,700,000
Discounted Cash Flow Method	49,700,000	---	58,200,000
Enterprise Value from Operations	$41,300,000	---	$48,100,000
Add: Projected Cash and Cash Equivalents as of 06/30/05	$6,951,000	---	$6,951,000
Add: Cash from Exercise of Options & Warrants	2,610,000	---	2,610,000
Less: Litigation Liability	(2,200,000)	---	(2,200,000)
Enterprise Value	$48,661,000	---	$55,461,000
Less: Projected Total Debt as of 06/30/05	($6,557,000)	---	($6,557,000)
Less: Preferred Stock	(1,548,000)	---	(1,548,000)
Aggregate Value	$40,556,000	---	$47,356,000
Per Share Value	$5.81	---	$6.78
Offer Price		$6.50

Based on the foregoing, Houlihan Lokey concluded that we had an enterprise value from operations of $41,300,000 to $48,100,000. After adjusting for the projected cash and cash equivalents balance of VTBC as of June 30, 2005 in the amount of $6,951,000, the expected cash from the exercise of options and warrants of $2,610,000, the projected total debt and preferred stock value of VTBC as of June 30, 2005 in the amount of $6,557,000 and $1,548,000 respectively, as well as the expected litigation settlement of $2,200,000, Houlihan Lokey determined that we had an aggregate value of $40,556,000 to $47,356,000, or $5.81 to $6.78 per share.

After determining the per share value of our common stock based upon the aggregate value as determined above, Houlihan Lokey determined that the merger consideration being paid by Buyer in connection with the merger was fair to the unaffiliated shareholders from a financial point of view.

Other Considerations

As part of its analysis, Houlihan Lokey also considered that the offer made by Buyer was an all cash offer and was the greatest amount of consideration offered for VTBC stock during the process described in this proxy statement under the caption "Background to the Merger", and that our common stock had not traded above $6.50 per share since the end of 1994, except for a brief period between December 29, 2004 and February 14, 2005.

In addition, Houlihan Lokey analyzed the termination fee arrangement in the merger with respect to fees paid in other transactions that were deemed by Houlihan Lokey to be transactions similar to the merger involving controlling interests in companies with operations similar to our principal business operations, as well as in transactions of a similar size. The termination fee of $1,600,000 or approximately 2.9% of the transaction value is within the range of termination fees observed in comparable change of control transactions, which ranged from 1.2% to 5.0% of total transaction value as shown in the table below. The transaction value assumed for this calculation includes $2,000,000 cash for working capital, repayment of existing debt of $4,700,000, the assumption of existing capital lease obligations of $4,800,000, funds to existing shareholders of $42,700,000 and $1,300,000 in transaction fees.

Low	1.20%
High	5.00%
Median	3.10%
Mean	3.14%

In determining to approve and adopt the Merger Agreement, VTBC's Board of Directors adopted the conclusions and analyses set forth in the Houlihan Lokey Opinion. However, the Houlihan Lokey Opinion was just one of the many factors taken into consideration by VTBC's Board of Directors in determining to approve the Merger Agreement. See the discussion under the caption "Purpose and Reasons for the Merger." The Houlihan Lokey Opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for VTBC, nor does it address the effect of any other business combination in which VTBC might engage.

Position of the Affiliates as to Fairness of the Merger

Position of Our Management as to Fairness of the Merger

Because certain members of VTBC's management will become shareholders in the surviving company and will continue to be members of VTBC's management after the merger, they may be deemed to be "affiliates" of VTBC within the meaning of Rule 12b-2 under the Exchange Act. Accordingly, the rules of the SEC require VTBC's management to express its view as to the substantive and procedural fairness of the merger to you and our other unaffiliated shareholders.

VTBC's management believes that the merger is fair to you and VTBC's other unaffiliated shareholders, for the same reasons that the Special Committee and the Board of Directors conclude that the Merger Agreement and Merger are fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular. VTBC's management worked closely with VTBC's investment bankers, Covington, in assessing proposals from investors. In evaluating the fairness of the merger, management relies upon Covington's analysis and advice in addition to management's own analysis. Based on their beliefs in these factors, and the reasonableness of the conclusions and analysis of the Special Committee and the Board of Directors, VTBC's management adopted the conclusions and analysis of the Special Committee and the Board of Directors.

Position of Merger Subsidiary and Buyer as to the Fairness of the Merger

In this transaction, the Merger Agreement resulted from a vigorous arm's length negotiation between, on one side, Buyer and its counsel and, on the other side, VTBC and our management in consultation with and at the direction of the Special Committee, and their respective counsels. Nevertheless, under a potential interpretation of the rules governing "going private" transactions, Merger Sub and Buyer may be deemed affiliates of VTBC and required to express their beliefs as to the fairness of the merger to our unaffiliated shareholders.

Merger Sub and Buyer did not participate in the deliberations of the Special Committee or our Board of Directors regarding, or receive advice from the Special Committee's legal or financial advisors as to, the fairness of the merger to our unaffiliated shareholders. Consequently, neither Merger Sub nor Buyer are in a position to adopt the conclusions or analyses of the Special Committee and our Board of Directors with respect to the fairness of the merger. However, based upon their own knowledge and analysis of available information regarding VTBC, as well as discussions with members of our senior management regarding the factors considered by, and findings of, our Special Committee and Board of Directors discussed in this proxy statement in the sections captioned "Reasons for the Special Committee's Recommendations; Fairness of the Merger," and "Reasons for the Board's Recommendations; Factors Considered," they believe that the merger is fair to the unaffiliated shareholders. In particular, they considered the following:

* The merger consideration of $6.50 is to be paid to VTBC's shareholders entirely in cash, which provides certainty of value.

* As a result of the bidding process managed by Covington, $6.50 was the highest price offered for VTBC's common stock.

* The merger consideration represents a premium of 21.5% premium over the closing price per share for the one trading day prior to May 16, 2005 (the date of delivery of Houlihan Lokey's fairness analysis).

* The merger consideration represents a premium of 35.1% over the average closing price per share for the 30 trading days before May 16, 2005.

* Notwithstanding that the Houlihan Lokey opinion was directed only to the Special Committee, the fact that the Special Committee received an opinion from Houlihan Lokey regarding the fairness of the consideration to be received by VTBC's shareholders in the Merger.

* The historically volatile nature of the market price for VTBC's common stock.

* The uncertain economic and market conditions affecting VTBC and its industry as a whole, which present significant risks and uncertainties to our shareholders.

* The terms of the Merger Agreement, including the amount and form of the consideration to be paid, the parties' representations, warranties and covenants and the conditions to their respective obligations, the absence of any future obligations on the part of unaffiliated shareholders, and the ability of our Board of Directors and the Special Committee, in the exercise of their fiduciary duties to shareholders, to consider competing proposals.

* A Special Committee consisting of disinterested directors was established. The Special Committee received independent legal and financial advice and conducted extensive negotiations of the Merger Agreement.

* The Special Committee recommended to the Board of Directors that the merger and the Merger Agreement be adopted.

* The Board of Directors, based in part on the recommendation of the Special Committee, has determined that the merger and the Merger Agreement are advisable and in the best interest of VTBC and our unaffiliated shareholders and recommended that the shareholders adopt the merger and the Merger Agreement. In light of their fiduciary duties to the shareholders of VTBC, the fact that VTBC's Board of Directors reached these conclusions indicated that the Merger Agreement and the merger and the consideration offered in the merger are fair to the unaffiliated shareholders.

* The terms of the Merger Agreement permit the Board of Directors and the Special Committee, in the exercise of their fiduciary duties to shareholders, to consider competing proposals.

Merger Sub and Buyer did not consider net book value in determining the fairness of the merger to the unaffiliated shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for our common stock. They note, however, that the merger consideration of $6.50 per share of our common stock is higher than the $0.39 net book value of our common stock. Merger Sub and Buyer did not consider liquidation value in determining the fairness of the merger to the unaffiliated shareholders because VTBC will continue to operate our businesses following completion of the merger. While Merger Sub and Buyer did not establish a pre-merger going concern value for our common stock as a public company to determine the fairness of the merger consideration to our unaffiliated shareholders, it did consider a discounted cash flow analysis. Merger Sub and Buyer do not believe there is a single method of determining a going concern value. Merger Sub and Buyer did not consider our going concern value in determining the fairness of the merger because, following the merger, we will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more leveraged private company.

Merger Sub and Buyer have not undertaken any formal evaluation of the fairness of the merger to our unaffiliated shareholders, nor did they rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to our unaffiliated shareholders.

While Merger Sub and Buyer have not assigned specific relative weights to the factors considered by them, they believe that the factors they considered provide a reasonable basis for their belief that the merger is fair to our unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any of our shareholders to approve and adopt the Merger Agreement. Merger Sub and Buyer do not make any recommendation as to how shareholders of VTBC should vote their shares.

Purpose and Reasons for the Merger

One of the primary purposes for engaging in the merger is to enable the unaffiliated shareholders to receive $6.50 in cash per share, representing a premium to the market price of VTBC's common stock prior to announcement of the Merger Agreement. VTBC's Board of Directors concluded that the opportunity to achieve $6.50 per share in the merger at this time is a superior alternative to remaining a public company.

The merger also will allow the unaffiliated shareholders to realize liquidity in their investment, which up to now has been thinly traded, volatile, and extremely illiquid. This is particularly true for shareholders holding relatively larger numbers of VTBC's common stock, for whom transactions in significant numbers of shares is impractical because of the direct impact of each such trade on the trading volume and share price of VTBC's common stock overall.

Another reason for the merger is to avoid the future expense and limitations imposed on VTBC by virtue of our status as a public company. As a private company, VTBC will not continue to incur the substantial annual expenses in the form of NASDAQ fees, transfer agent fees, annual report printing costs, and other costs and fees associated with remaining a public company and will likely incur substantially reduced legal and audit fees. The expense of remaining a public company has substantially increased as a result of Sarbanes-Oxley, and these costs impose disproportionately greater burdens for relatively small companies like VTBC. As a private company, VTBC will be able to use the funds that otherwise would be expended in securities compliance costs on more productive expenditures.

We believe that the costs and burden of public company compliance are especially burdensome for a company such as VTBC, in which the shareholdings already are concentrated with a relatively small number of shareholders. Approximately 75% of VTBC's outstanding common stock is owned or controlled by 12 shareholders, The expense and operational requirements to remain a public company, in our view, are particularly unjustified, when such a large percentage of the outstanding stock is owned by such a small group of investors.

Finally, by becoming a private company, we believe that VTBC will be able to improve our competitive position by eliminating public reporting requirements that provide competitors with insight into VTBC's strategic goals, business operations and financial results. As a private company VTBC will be better positioned to compete successfully in the increasingly competitive gift delivery market because our business information will no longer be public information.

Benefits and Detriments of the Merger

Benefits and Detriments to the Unaffiliated Shareholders

The merger will benefit the unaffiliated shareholders by providing liquidity for what otherwise has been an investment with limited liquidity and by the payment of cash in the amount of $6.50 per share for VTBC's common stock. Because VTBC's common stock is thinly traded, it has not been possible for all shareholders to maximize their share value due to a lack of available purchasers and sellers to create an active trading market for VTBC shares. This is particularly true for larger shareholders because trades in significant numbers of VTBC shares directly affect VTBC's share price.

The merger also will benefit the unaffiliated shareholders by affording a significant premium over the market price for VTBC shares. The merger consideration of $6.50 per share represents (i) a 21.5% premium over the closing price per share for the one trading day prior to May 16, 2005 (the date of delivery of the Merger Agreement), (ii) a 25.1% premium over the average closing price for the five trading days before May 16, 2005, and (iii) a 35.1% premium over the average closing price per share for the 30 trading days before May 16, 2005.

By affording a significant premium over the market price for VTBC shares, the merger further benefits the unaffiliated shareholders by eliminating the risk that the share price will continue to fluctuate over time and seasonally, with substantial variations in share price depending on the year or time of year in which a particular shareholder may choose to sell shares.

The unaffiliated shareholders are further benefited by the assumption by the Buyer of all of VTBC's obligations, including the settlement liability relating to a former lease of retail space in New York City in 1996. On April 27, 2005, VTBC executed a Settlement and Release Agreement (the "Settlement Agreement") with 538 Madison Realty Company LLC ("538 Madison"), providing for a comprehensive settlement of litigation pending in the Supreme Court of the State of New York, County of New York. Under the Settlement Agreement, VTBC is obligated to pay 538 Madison $2.35 million and the parties have exchanged mutual releases. Of this settlement amount, $1.15 million was paid by VTBC upon execution of the Settlement Agreement, and the remaining $1.2 million must be paid by VTBC to 538 Madison on or before March 15, 2006, without interest. As part of the merger, Buyer will assume VTBC's obligation to make subsequent payments pursuant to the Settlement Agreement and, as such, this liability will no longer affect the interests of the unaffiliated shareholders after the Merger.

There are certain detrimental effects of the merger to unaffiliated shareholders. After the merger, the unaffiliated shareholders will no longer have any interest in, and will not be shareholders of, VTBC and will not participate in VTBC's future earnings and potential growth. Also, after the merger, the unaffiliated shareholders will not share in any distribution of proceeds from any future sales of assets or businesses of VTBC or our subsidiaries, none of which are contemplated at this time. In addition, the exchange of shares of VTBC stock for cash in the merger is a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local and foreign tax laws. These potential detriments, however, are balanced by the corresponding benefit that, for these same reasons, after the merger the unaffiliated shareholders will no longer bear the right of any losses incurred in the operation of VTBC and any decreases in the value of VTBC or its businesses or assets, or the market price of our common stock.

Benefits and Detriments to the Contributing Shareholders

The merger will benefit the Contributing Shareholders by affording them the opportunity to continue to have an interest in VTBC and participate in VTBC's future earnings and potential growth. They also will have the opportunity to share in any distribution of proceeds from any future sale of assets or businesses of VTBC or our subsidiaries, none of which are contemplated at this time.

The merger will benefit those Contributing Shareholders who are members of the VTBC's management team, Elisabeth Robert, Irene Steiner and Catherine Camardo, by allowing them to continue their employment with VTBC in substantially the same positions and at substantially the same terms.

The Contributing Shareholders will not receive the cash merger price for their shares, to the extent their shares are exchanged for shares of Buyer. In this way, the Contributing Shareholders will not share in the liquidity at a premium price afforded by the merger.

The merger also is potentially detrimental to the Contributing Shareholders because after the merger, they will continue to bear the risk of any losses incurred in the operation of VTBC and any decreases in the value of VTBC or our businesses or assets or the value of shares of Buyer's common stock as the owner of VTBC.

In addition, the merger is potentially detrimental to the Contributing Shareholders because, after the merger, there will be no trading market for VTBC's shares. As a result, the Contributing Shareholders may have no opportunity to sell their VTBC stock until such time as a liquidity event may occur, for example, a future corporate restructuring or financing transaction by which minority shareholders are offered cash for their VTBC stock.

Effects of the Merger

Shares of VTBC's common stock will no longer be publicly traded. VTBC will no longer be subject to the reporting and other requirements of the Exchange Act, including those recently instituted under Sarbanes-Oxley, and the requirements to file annual, quarterly and other reports with the SEC. Only Buyer and its shareholders will have the opportunity to participate in the future earnings and growth, if any, of VTBC. Similarly, only Buyer and its shareholders will face the risk of any losses from VTBC's operations or any decline in value of VTBC after the merger.

Conversion of the Outstanding Stock and Stock Options

Upon completion of the merger: (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by the Contributing Shareholders) will be converted into the right to receive $6.50 in cash; (2) each holder of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of VTBC's Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of VTBC's Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends, as described below.

Upon completion of the merger, each option to purchase shares of VTBC's common stock that is outstanding prior to the effective time of the merger will either continue as an option to purchase shares in the surviving corporation or, at the election of the holder of vested options, will be cancelled in exchange for a cash payment equal to the number of shares of VTBC's common stock underlying the option multiplied by the amount by which $6.50 exceeds the exercise price of the option, subject to any income tax or employment tax withholding required under the Internal Revenue Code. The number of shares issuable in accordance with any options that continue as options to purchase shares in the surviving corporation, and the corresponding exercise price, will be equitably adjusted after the Merger to maintain the pre-merger embedded value of such options. See "The Merger Agreement - Conversion of Securities."

Upon completion of the merger, pursuant to agreement of the Buyer and the holder of warrants to purchase VTBC stock, one-third of the shares of VTBC's common stock covered by such warrants will be cancelled in exchange for payment by the Buyer of $6.50 per such share less the exercise price set forth in the warrant for each such share. The remaining two-thirds of the warrants will remain in effect with the same exercise price and terms, and will remain as warrants to purchase shares of common stock of the surviving corporation.

Effects on Listing, Registration and Status of Our Common Stock

Once the merger is consummated, public trading of VTBC's common stock will cease and VTBC will apply to deregister its common stock under the Exchange Act. As a result, VTBC will no longer be required to file reports with the SEC or otherwise be subject to the federal securities laws applicable to public companies. The common stock of VTBC will cease to be authorized for quotation on NASDAQ or any other inter-dealer quotation system.

Operations of VTBC Following the Merger

Upon completion of the merger, we expect the business and operations of VTBC will continue in substantially the same manner as currently conducted. However, we expect the following corporate events will occur:

* The current executive officers of VTBC will remain employed with VTBC to serve in comparable positions after the merger.

* All the current directors of VTBC will resign. After the merger, the Buyer will elect the Board of Directors of VTBC. The Buyer's Board of Directors is expected to include Elisabeth Robert, President/CEO of VTBC; Carson Biederman, Robert Crowley and J. Benjamin Coes, Managing Partners of Mustang; Frederick M. Fritz, current director of VTBC and a limited partner in FreshTracks; Thomas Shepherd, current director of VTBC; and one or more additional directors to be identified by Mustang.

* The articles of incorporation and bylaws of VTBC will be amended and restated to reflect the fact that VTBC's Series C preferred stock and Series D preferred stock is cancelled and the preferences and rights of VTBC's Series A preferred stock and Series B preferred stock (none of which is outstanding) will be amended.

Except as otherwise indicated in this proxy statement, Buyer does not have any present plans or proposals involving VTBC or its subsidiaries that relate to or would result in (1) an extraordinary corporate transaction such as a merger, reorganization or liquidation; (2) a purchase, sale or transfer of a material amount of assets; (3) a material change to the present dividend rate or policy, or indebtedness or capitalization of VTBC; or (4) any other material change in the corporate structure or business of VTBC.

While Buyer does not currently have plans to materially change the business or operations of VTBC following the merger, Buyer reserves the right to change its plans at any time. Accordingly, Buyer may elect to sell, transfer or otherwise dispose of all or any portion of VTBC's common stock or rights to acquire such stock owned by it after the merger or Buyer may decide to sell, transfer or otherwise dispose of all or any portion of VTBC's assets. Buyer also reserves the right to make changes to present management and personnel of VTBC at any time after the merger.

Risks that the Merger will not be completed

Completion of the merger is subject to certain risks, including, but not limited to, the following:

* That the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting do not approve the merger;

*That VTBC or Buyer will not have performed, in all material respects, their obligations contained in the Merger Agreement prior to the effective time of the merger;

* That the representations and warranties made by VTBC or Buyer in the Merger Agreement will not be true and correct to the extent provided in the Merger Agreement at the closing date of the merger;

* That VTBC could receive a superior proposal and, as a result, terminate the Merger Agreement, thus incurring costs or a termination fee pursuant to the Merger Agreement, without any assurance that a superior proposal ultimately will be consummated;

* That VTBC may experience a circumstance, event, occurrence or effect that individually or in the aggregate has, or would reasonably be expected to have, a material adverse effect on VTBC and, as a result, Buyer could terminate the Merger Agreement, in accordance with its terms;

* That there may be litigation, including the shareholder suits discussed under the caption "Legal Proceedings," that could prevent the Merger; and

* That the funds necessary to complete the merger and pay the merger consideration and related fees and expenses will not be available.

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite shareholder approval is obtained. If the shareholders do not approve and adopt the merger, VTBC may continue to seek other strategic opportunities, but there can be no assurance that there will be any other proposal or a superior proposal.

Interests of Certain Persons in the Merger

Our Directors and Executive Officers

In considering the recommendation of VTBC's Board of Directors with respect to the merger, the VTBC shareholders should be aware that certain executive officers and directors of VTBC have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of the VTBC shareholders generally. Our Board of Directors was aware of these interests, including those described below, and considered them, among other matters, in making its recommendation.

Elisabeth B. Robert is the President/CEO of VTBC and she is expected to continue in this position after the merger. Ms. Robert's employment agreement will be extended to October 2010. See discussion under caption "Existing Employment Agreements" below. Buyer required that Ms. Robert roll over at least 75% of her VTBC holdings into Buyer. She holds 354,710 shares of VTBC stock and she will exchange these shares for shares of Buyer prior to the merger and thus become a shareholder of Buyer. Ms. Robert also holds fully vested options to purchase an additional 355,000 shares of VTBC's common stock pursuant to VTBC's Incentive Stock Option Plan. She may terminate a portion of these options and receive the spread value of those options, and may exercise the balance of the options and contribute those shares to Buyer in exchange for shares of Buyer's capital stock. As required by the Buyer all remaining VTBC stock owned by Ms. Robert will be contributed to Buyer in exchange for an equal number of shares of Buyer's common stock in accordance with the Contribution Agreement signed by Ms. Robert and certain other shareholders of VTBC. Ms. Robert also signed the Voting Agreement by which she and certain other shareholders agreed to vote their shares in favor of the merger. The Contribution Agreement and the Voting Agreement are annexed to this proxy statement as Appendix E and Appendix F, respectively. Ms. Robert's principal address is c/o The Vermont Teddy Bear Co., Inc., P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482, and her telephone number is (802) 985-3001.

Irene Steiner is the Vice President of Marketing for VTBC and she is expected to continue in this position after the merger. She holds options to purchase 93,438 shares of VTBC's common stock pursuant to VTBC's Incentive Stock Option Plan, of which 54,688 have vested. Ms. Steiner will terminate a portion of her options and receive merger consideration less the exercise price for those shares. Ms. Steiner's principal address is c/o The Vermont Teddy Bear Co., Inc., P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482, and her telephone number is (802) 985-3001.

Catherine Camardo is the Vice President of Operations for VTBC and is expected to continue in this position after the merger. She holds options to purchase 51,000 shares of VTBC's common stock pursuant to VTBC's Incentive Stock Option Plan, of which 19,000 have vested. Ms. Camardo will terminate a portion of her options and receive merger consideration less the exercise price for those shares. Ms. Camardo's principal address is c/o The Vermont Teddy Bear Co., Inc., P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482, and her telephone number is (802) 985-3001.

Thomas Shepherd is a director of VTBC, and he is expected to serve as a director of the Buyer after the merger. As chairman of TSG Equity Partners, LLC, he has the right to vote all of VTBC's Series C preferred shares which are convertible into 88,640 shares of common stock, and the 9,843 shares of VTBC's common stock over which he has beneficial ownership and control. VTBC's management consulted with Mr. Shepherd in the process leading to the merger. Mr. Shepherd has signed the Voting Agreement by which he agreed to vote all of these shares in favor of the merger, and all of these shares will be exchanged for merger consideration in the merger.

Frederick M. Fritz is a director of VTBC, and he is expected to continue in this role after the merger. VTBC's management consulted with Mr. Fritz in the process leading to the merger. Mr. Fritz holds a limited partnership interest in FreshTracks

Additional information about VTBC's business and its directors and executive officers is set forth in VTBC's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2004, its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, and its current reports on Form 8-K. See discussion below under caption "Where Shareholders Can Find More Information."

Contributing Shareholders

Certain current shareholders of VTBC have executed the Contribution Agreement, attached to this proxy statement as Appendix E. Under the terms of the Contribution Agreement, prior to the effective date of the merger, each Contributing Shareholder will deliver VTBC shares to the Buyer in exchange for shares of Buyer's capital stock. The Contribution Agreement terminates in the event the Merger Agreement is terminated for any reason. The ownership of the Contributing Shareholders of Buyer after the merger is set forth below:

Name of VTBC Shareholder	VTBC Common Stock to be Contributed to the Buyer	Percentage ownership of Buyer after giving effect to the Merger (1)
Elisabeth B. Robert	----- 354,710	-----9.3%
Joan Martin	309,691	-----8.1%
Individual limited partners of FreshTracks	256,713	-----6.7%
TOTAL	921,114	24.0%

(1) Each share of VTBC common stock contributed to Buyer will be converted into one share of common stock of Buyer. Percentage ownerships will change because there will be fewer shares outstanding at Buyer. Shares outstanding do not include shares issuable upon exercise of options and warrants.

Ms. Martin also holds the 90 shares of issued and outstanding VTBC's Series A preferred stock. Under the Contribution Agreement, Ms. Martin will contribute these Series A shares to Buyer in exchange for an equal number of shares of Buyer's Series A preferred stock. The Buyer's Series A preferred stock has rights and preferences substantially similar to those of VTBC's Series A preferred stock except that the dividend rate is increased from 8% to 10% and that redemption will be required on the occurrence of certain events or the passage of certain dates.

StockholdersAgreement

Buyer and certain of Buyer's shareholders, including the Contributing Shareholders, will enter into a stockholders agreement. The stockholders agreement will, among other things, restrict the ability of the Contributing Shareholders to freely transfer certain of their securities in Buyer and will grant some of the Contributing Shareholders the right to sell certain of their securities to third parties after giving VTBC the right of first offer. If any shareholder is a director, officer or employee of VTBC or Buyer (including Ms. Robert) and ceases to be employed by VTBC, Buyer will be entitled to purchase certain of his or her securities at specified prices.

Additionally, pursuant to the stockholders agreement, the Contributing Shareholders will have tag-along rights to participate if certain shareholders sell their shares to a third party, which means that the Contributing Shareholders will be allowed to include a portion of their shares in the sale to the third party. Also, the Contributing Shareholders will be included in drag-along rights, meaning that, if shareholders holding a majority of Buyer's equity securities desire to sell their securities to a third party, the other stockholders also will be required to sell their shares to the third party. The Contributing Shareholders that own at least 1% of Buyer will have pre-emption rights to purchase Buyer's securities in certain circumstances. The shareholders agreement also will provide the Contributing Shareholders with piggyback registration rights in some circumstances.

Existing Employment Arrangements

Under the employment agreements for Ms. Elisabeth B. Robert, President/CEO of VTBC, and Ms. Irene Steiner, Vice President of Marketing of VTBC, executed March 10, 2005 and June 27, 2002, respectively, in the event that either of their employment is terminated due to a "Change of Control" then, in lieu of the salary and benefits which she would otherwise be entitled to under her respective employment agreement, each is entitled to severance payments. However, under each of the employment agreements, a "Change of Control" does not occur if Ms. Robert remains as President/CEO of VTBC immediately following the consummation of the transaction. Thus, it is not anticipated that the merger would trigger any severance payments or otherwise effect the employment agreements of either Ms. Robert or Ms. Steiner.

Ms. Robert's employment agreement with VTBC, the surviving corporation, continues until October 2007. Pursuant to the Merger Agreement, Buyer will extend the term of her employment agreement to October 2010, with the parties reserving the right to renegotiate her compensation as of October 2007. In the meantime, all other terms and conditions of her current employment agreement will remain in effect.

After the merger, Buyer will establish an option plan pursuant to which VTBC's executive officers will be eligible to receive options to purchase Buyer's capital stock, and 12% of Buyer's common stock will be allocated for this purpose. It is expected that of the 12% of Buyer's common stock to be set aside for the option plan, 5% will be granted to Elisabeth Robert.

Equity Based Awards

Upon completion of the Merger, each option to purchase shares of VTBC's common stock that is outstanding prior to the effective time of the merger will either continue as an option to purchase shares in the surviving corporation or, at the election of the holder of vested options, will be cancelled in exchange for a cash payment equal to the number of shares of VTBC's common stock underlying the option multiplied by the lesser of $6.50 or the amount by which $6.50 exceeds the exercise price of the option, less any income tax or employment tax withholding required under the Internal Revenue Code. The number of shares issuable in accordance with any options that continue as options to purchase shares in the surviving corporation, and the corresponding exercise price, will be equitably adjusted after the merger to maintain the pre-merger embedded value of such options. VTBC's executive officers currently hold options and thus may receive consideration pursuant to this provision of the Merger Agreement. See discussion below under caption "Security Ownership of Certain Beneficial Owners and Management."

Indemnification of Directors and Officers

Pursuant to the Merger Agreement, all rights to indemnification existing in favor of the present or former directors, officers and employees of VTBC as provided in VTBC's articles of incorporation or bylaws as of May 16, 2005 will survive the merger and will continue in full force and effect without modification for a period of not less than six years following the effective time of the merger, and the surviving corporation will comply fully with its obligations under the Merger Agreement. Further, during such period, the articles of incorporation and bylaws of the surviving corporation will not be amended, repealed or otherwise modified in any manner that would affect the rights of those entitled to indemnification under the articles of incorporation and bylaws of VTBC.

The Merger Agreement provides that the surviving corporation will maintain in effect for six years from the effective time of the merger directors' and officers' liability insurance and fiduciary insurance with respect to acts or omissions occurring prior to the effective time of the merger covering each of the indemnified parties described above, on terms with respect to coverage and amounts no less favorable than the directors' and officers' insurance maintained by VTBC as of May 16, 2005. However, in no event will the surviving corporation be required to expend an amount per year greater than the annual premium in effect for VTBC for such policies as of May 16, 2005. If the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the surviving corporation will maintain or procure, for such six year period, directors' and officers' insurance providing the greatest coverage then available for an annual premium equal to that maximum amount.

In addition, VTBC will to the fullest extent permitted by applicable law and regardless of whether the merger becomes effective indemnify and hold harmless, and after the effective time of the Merger, the surviving corporation will to the fullest extent permitted by applicable law, indemnify and hold harmless the indemnified parties identified in the first paragraph of this section against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in respect of any claim or proceeding arising out of the Merger Agreement or the transactions contemplated thereby to the extent that it is based on the fact that such person is or was a director or officer of VTBC, or arising out of acts or omissions occurring on or prior to the effective time of the merger.

Costs of the Merger

Accounting Treatment

The merger will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the Merger.

Estimated Fees and Expenses of the Merger

Whether or not the merger is completed, in general, all out-of-pocket expenses incurred by the parties to the Merger Agreement will be borne solely by the party which has incurred the same. If the Merger Agreement is terminated, VTBC and Buyer will, respectively, in certain circumstances, be responsible for certain fees and expenses by the other party. See discussion above under the caption "The Merger Agreement - Termination and Amendment." Fees and expenses incurred or to be incurred by VTBC in connection with the merger are estimated at this time to be as follows:

DESCRIPTION ESTIMATE

Legal and accounting fees and expenses $450,000

Financial advisory fee and expenses 600,600

Printing, proxy solicitation and mailing costs 82,000

Special Committee Compensation 45,000

Miscellaneous 30,000

Total $1,207,600

In addition, not included in these expenses are the costs of defending any shareholder litigation not covered by VTBC's directors' and officers' insurance policy, which includes a self-insured retention amount of $125,000.

These expenses will not reduce the merger consideration to be received by VTBC shareholders.

Source of Funds for the Merger

The obligations of the parties to the Merger Agreement to consummate the merger are not subject to a financing contingency. It is expected that Buyer will fund the merger through a combination of equity contributions, credit facilities and subordinated debt which, together with cash to be provided by VTBC, is expected to be sufficient to provide all funds necessary in order to consummate the transactions contemplated by the Merger Agreement. Buyer has provided us with copies of executed written commitment letters from TD Banknorth, N.A. ("Banknorth") to provide funds for the senior credit facilities and from Baupost Capital, L.L.C. ("Baupost"), a Boston based investment firm, to provide funds for the subordinated debt and equity financing, in each case as further described below.

Financing of the Transaction

VTBC currently expects the proposed financing for the merger to come from the sources described below, but the specific types or sources of financing may change based on market conditions.

VTBC estimates that the total amount of funds necessary for VTBC, Buyer and Merger Sub to consummate the merger and pay related fees and expenses is approximately $37,600,000, of which approximately $34,400,000 is expected to be used to pay the merger consideration and cash out vested in-the-money options, and approximately $1,300,000 is expected to be used to pay transaction fees and expenses, including legal, banking and accounting fees, and approximately $1,800,000 is expected to be used to refinance certain existing indebtedness of the Company.

VTBC expects the funds required to pay the merger consideration, cash out vested in-the-money options, to pay transaction fees and expenses and to provide ongoing working capital for VTBC to come from the following:

* a term loan from Banknorth in the amount of $9,907,000 (the "Term Loan");

* a subordinated loan from Baupost in the amount of $6,500,000 (the "Sub Debt");

* equity financing in the amount of $18,000,000 to be provided by Baupost, FreshTracks and Mustang (the "Equity Financing"); and

* available cash balance of VTBC estimated as of June 30, 2005 of at least $3,100,000.

In addition, Banknorth will provide VTBC with a revolving credit facility in the amount of $6,500,000 for working capital and general corporate purposes following the merger. Each of these financing arrangements is described below.

Term Loan; Revolving Credit Facility

The Term Loan and the Revolving Credit Facility will be provided by Banknorth to VTBC or its affiliates and will consist of (i) a $9,907,000 six-year senior secured term loan facility and (ii) a $6,500,000 four-year revolving credit facility. The Term Loan and the Revolving Credit Facility are to bear interest at fluctuating rates based on, at VTBC's option, Banknorth's base rate or LIBOR plus an additional margin. The total aggregate amount outstanding under the Revolving Credit Facility may not exceed either $6,500,000 or a borrowing formula based on VTBC's accounts receivable and inventory, whichever is less.

Following the consummation of the Merger, the Term Loan and the Revolving Credit Facility will be guaranteed by Buyer and secured by first priority pledges of security interests in all assets of VTBC, subject to certain exceptions.

The Term Loan and the Revolving Credit Facility will contain representations and warranties, events of default, indemnification and covenants (including financial covenants) typical for such types of financings, including restrictions on indebtedness, liens, purchase of equipment and fixed assets, mergers and acquisitions and affiliate transactions (subject to customary materiality limitations and grace periods, as applicable). The Term Loan will require quarterly payments of principal plus accrued interest, with all unpaid principal plus all accrued and unpaid interest and fees due at maturity. There will be a prepayment fee if the principal of the Term Loan is prepaid in year one or year two or if the Revolving Credit Facility is paid in full in year one or year two and Banknorth has no further obligations to provide advances.

No plans or arrangements have been made to finance or repay the Term Loan or the Revolving Credit Facility.

Subordinated Debt

The Sub Debt will be provided by Baupost to Buyer or its affiliates and will consist of a $6,500,000 mezzanine Sub Debt. The Sub Debt will bear interest at the rate of 15% per annum and will mature on the first anniversary of the Merger. If the Sub Debt is not paid in full on or prior to the first anniversary, subject to a three month extension if Buyer and a potential financing source are in good faith negotiations with respect to the refinancing of the Sub Debt, then the principal amount of the Sub Debt then outstanding, together with all accrued and unpaid interest thereon, will automatically be converted into shares of the Buyer's Series B preferred stock at an imputed purchase price of $6.50 per share. The Sub Debt will be guaranteed by the Buyer and selected subsidiaries.

The Sub Debt will be unsecured. In connection with the consummation of the Sub Debt, Buyer will issue to Baupost warrants to purchase common stock of Buyer. Such warrants will be exercisable if and only if the Sub Debt, together with all accrued and unpaid interest thereon, has not been paid in full on or prior to the date which is six months after the effective date of the Merger.

The Sub Debt will contain representations and warranties, events of default and covenants (including financial covenants) typical for such types of financings, including restrictions on indebtedness, liens, mergers and acquisitions and affiliate transactions (subject to customary materiality limitations and grace periods, as applicable). The Sub Debt will not require monthly principal payments but, subject to the obligations of VTBC in respect of the Senior Credit Facility, will be subject to mandatory prepayments with any proceeds received by Buyer or any of its subsidiaries from asset sales, debt issuances, equity issuances, insurance claims and condemnation awards, with all unpaid principal due at maturity. The Sub Debt may be prepaid voluntarily in whole at any time, but may not be prepaid in part. No portion of the Sub Debt that is prepaid may be reborrowed.

No plans or arrangements have been made to finance or repay the Sub Debt.

Equity Financing

Buyer has received a commitment letter from Baupost to provide the equity financing. The equity financing will consist of the purchase by Baupost of shares of Buyer's Series B preferred stock for total consideration of $17,500,000 of which $1,000,000 already has been contributed to Buyer to satisfy the payment and performance of Buyer's and Merger Sub's obligations under the Merger Agreement, in the event of a breach by Buyer or Merger Sub. Baupost reserves the right to assign a portion of such commitments to other parties. It is anticipated that FreshTracks and its affiliated entity will contribute $1,200,000 of the $17,500,000, in exchange for shares of Buyer's Series B preferred stock. In addition, Mustang will provide equity financing in the amount of $500,000 in exchange for shares of Buyer's common stock.

Financing Conditions

The debt and equity financing for the merger is subject to various conditions which are customary for transactions of this type. The following conditions apply to the various elements of the debt and equity financing:

Senior Credit Facility Conditions

The commitments relating to the Senior Credit Facility are subject to various conditions, including:

* the execution of documentation satisfactory to Banknorth with respect to the Senior Credit Facility;

* the consummation of the merger in accordance with the terms and conditions in the Merger Agreement;

* all of the representations and warranties made by VTBC in its existing loan agreement and all of the representations and warranties made by VTBC, Buyer and Merger Sub, respectively, in the Merger Agreement must be true and correct as of the closing date of the merger (except to the extent any representation or warranty relates to a specific earlier date, in which case such representation or warranty must be true and correct on and as of such date);

* the closing conditions set out in the documentation with respect to the Senior Credit Facility must have been satisfied;

* the Sub Debt provider must have provided the Sub Debt on terms consistent, in all material respects, with the commitment letter regarding the Sub Debt; and

* the absence of any material adverse effect with respect to VTBC.

The terms (including price and structure) of the financings pursuant to the Senior Credit Facility are subject to change in certain events.

Sub Debt and Equity Financing Conditions

The commitments relating to the Sub Debt and the Equity Financing are subject to various conditions, including:

* the provisions of Merger Agreement must not have been amended, modified or waived;

* the conditions to the obligations of Buyer and Merger Sub set forth in the Merger Agreement must have been satisfied;

* the merger must have been consummated with VTBC as the surviving corporation;

* Buyer and Merger Sub must have received at least $9,700,000 under the Term Loan and must have a revolving credit facility of at least $6,500,000 under the Revolving Credit Facility;

* Buyer and Merger Sub must have received at least $24,000,000 in equity, of which at least $6,700,000 will consist of shares of VTBC common stock contributed to Buyer by the Contributing Shareholders, valued at $6.50 per share;

* all capital stock issued by Buyer and Merger Sub in exchange for any equity contribution must have had a purchase price of at least $6.50 per share;

* management and existing shareholders of VTBC must own shares of common stock representing at least 27% of Buyer's common stock;

* Buyer must own all of the outstanding shares of capital stock and other equity securities of VTBC (other than stock options issued by VTBC prior to May 16, 2005 and outstanding after the consummation of the merger).

Also, the Sub Debt is subject to the following conditions:

* An entity created by Baupost to invest in this transaction must own shares of Buyer's Series B preferred stock representing at least 66% of Buyer's capital stock ; and

* Buyer and Baupost must have consummated the equity financing.

Also, the equity financing is subject to the following conditions:

* Buyer and Merger Sub must have received at least $6,500,000 under the Sub Debt; and

* Baupost and other shareholders of Buyer must have entered into a shareholders agreement.

If the conditions related to the debt and equity financings described herein are satisfied, it is expected that the proceeds of the debt and equity financings described herein will be sufficient to consummate and fund the merger, pay all fees and expenses related to the Merger and provide working capital for the surviving corporation.

THE SPECIAL MEETING

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our shareholders to be held on __________________, 2005, at 10:00 a.m. local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at VTBC's retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont. VTBC will solicit proxies by mail and intends to distribute this proxy statement and the accompanying proxy card on or about ______________, 2005 to all shareholders entitled to vote at the special meeting.

At the special meeting, our shareholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement.

VTBC does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their judgment.

Record Date and Voting Information

Approval and adoption of the Merger Agreement requires the affirmative vote by the holders two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting.

Only holders of VTBC's common stock, Series C preferred stock and Series D preferred stock outstanding on the record date are entitled to notice of and to vote at the special meeting. At the close of business on May 31, 2005, there were 5,081,499 shares of VTBC's common stock outstanding, plus 796,855 shares into which VTBC's Series C and Series D preferred shares are eligible to convert. A list of our shareholders will be available for review at VTBC's executive offices during regular business hours for a period of ten days before the special meeting, beginning on _____________, 2005, and at the special meeting.

Each holder of record of VTBC's common stock will have one vote for each share owned at the close of business on the record date. Holders of VTBC's Series C preferred stock and Series D preferred stock will vote on an as converted basis, with one vote for each share of common stock into which the corresponding preferred shares are eligible for conversion. The 9.3 shares of Series C preferred stock that are issued and outstanding are entitled to vote 88,640 common shares on an as converted basis, and the 250 shares of Series D preferred stock that are issued and outstanding are entitled to vote 708,215 common shares on an as converted basis, for a total of 796,855 common shares into which the outstanding shares of preferred stock are eligible to convert.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of VTBC stock entitled to vote at the special meeting, including the common stock the Series C preferred stock and Series D preferred stock voting on an as converted basis, is necessary to constitute a quorum for the transaction of business at the special meeting.

After carefully reading and considering the information contained in this proxy statement, each holder of VTBC stock should complete, date and sign its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of VTBC stock can be voted at the special meeting, even if holders plan to attend the special meeting in person.

Properly executed and dated proxies received by VTBC prior to the special meeting and not revoked or superseded will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in favor of the Merger Agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. You may also vote in person by ballot at the special meeting. If you abstain from voting, whether by marking "abstain" on your proxy card or by coming to the special meeting and abstaining from voting, your abstention will be treated as a vote against the Merger Agreement.

Please do not send in stock certificates at this time. If the Merger is completed, you will be sent instructions regarding the procedures for exchanging existing VTBC stock certificates for the appropriate per share cash payment.

Proxies; Revocation

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with the Secretary of VTBC at our executive offices at 6655 Shelburne Road, Route 7, Shelburne, Vermont, by submitting in writing a subsequently dated proxy or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have instructed a broker to vote your shares, you may revoke and change your proxy by following the directions received from your broker.

Expenses of Proxy Solicitation

VTBC will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.

Copies of solicitation materials also will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of VTBC's common stock beneficially owned by others to forward to these beneficial owners. VTBC may reimburse persons representing beneficial owners of VTBC's common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of VTBC. No additional compensation will be paid to directors, officers or other regular employees for their solicitation services.

Adjournments

VTBC's restated bylaws provide that if an annual or special meeting of shareholders is adjourned, notice need not be given of the adjourned meeting if the time, date and place are announced at the meeting at which the adjournment occurs, so long as the adjourned meeting is within 30 days after the initial meeting date and no new record date is fixed for the adjourned meeting.

Other Matters

VTBC's Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

REGULATORY MATTERS

VTBC and Buyer do not believe that any governmental approvals or filings are required with respect to the merger other than the filing of the articles of merger with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of common stock of VTBC. This discussion is based upon the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, and judicial and administrative rulings and decisions currently in effect. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. No ruling from the Internal Revenue Service (the "IRS") has been requested with respect to the U.S. federal income tax consequences described herein, and accordingly, there can be no assurance that the IRS will agree with the discussion herein. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to a particular holder of VTBC's common stock.

This discussion assumes that holders hold their shares of VTBC's common stock as capital assets and does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under U.S. federal income tax law, including but not limited to:

* foreign persons;

* financial institutions;

* tax-exempt organizations;

* insurance companies;

* traders in securities that elect mark-to-market;

* dealers in securities or foreign currencies;

* persons who received their stock of VTBC through the exercise of employee stock options or otherwise as compensation;

* persons who hold shares of stock of VTBC as part of a hedge, straddle or conversion transaction; and

* persons who exercise their appraisal rights under New York law.

Our Shareholders

The disposition of VTBC's common stock by the VTBC shareholders pursuant to the Merger, or pursuant to the exercise of dissenters' rights, will be a taxable transaction. Cash received by a shareholder of VTBC pursuant to the merger or pursuant to the exercise of dissenters' rights will be treated in part as a distribution in redemption of the shareholder's VTBC shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code, and in part as a taxable sale of such shares.

In the case of a VTBC shareholder who receives only cash in exchange for all of his or her common shares of VTBC and who after the merger does not own any new share of VTBC (directly or indirectly through the constructive ownership or attribution rules of Section 318 of the Internal Revenue Code under which shareholders are treated as holding not only his or her own shares but also shares held by certain related persons and entities), the shareholder generally will recognize capital gain or capital loss in an amount equal to the difference between the amount of cash received and the aggregate tax basis of the shares surrendered. The gain or loss will be long-term gain or loss if the shareholder has held, or is deemed to have held, his or her common shares for more than one year as of the effective time of the Merger.

In the case of a VTBC shareholder who receives only cash in the merger or pursuant to the exercise of dissenters' rights but continues to own an indirect interest in VTBC because of the application of the constructive ownership rules of Section 318 of the Internal Revenue Code, unless certain requirements of Section 302 of the Internal Revenue Code are met, as discussed in the following paragraph, the shareholder will have dividend income with respect to the portion of such shareholder's shares treated as redeemed by VTBC, currently estimated to be approximately 46% of each such shareholders' shares, to the extent of the earnings and profits of VTBC (without regard to any actual gain or loss). Any amount received with respect to such shares in excess of the earnings and profits of VTBC would be treated as a nontaxable return of capital to the shareholder, reducing the shareholder's basis in the shares deemed redeemed, but not below zero. Any excess would be capital gain. In addition, such shareholder will have taxable capital gain or loss equal to the excess of (i) the amount received for those shares not treated as being redeemed, currently estimated to be approximately 54% of such shareholder's shares, over (ii) such shareholder's tax basis in such shares. Such capital gain or loss will be long-term if such shares were held for more than one year as of the effective time of the Merger and otherwise will be short-term gain or loss.

A redemption will generally meet the requirements of Section 302 of the Internal Revenue Code, and not be treated as a dividend as described in the preceding paragraph, if it is "not essentially equivalent to a dividend." Whether the redemption is "not essentially equivalent to a dividend" depends on the individual facts and circumstances of each shareholder but in any event must result in a meaningful reduction of a shareholder's proportionate share interest in VTBC.

Generally, in the case of a VTBC shareholder whose share interest in VTBC (relative to the total number of VTBC shares outstanding) is minimal, and who exercises no control or management power over the affairs of VTBC, any actual reduction in proportionate interest will be treated as "meaningful." For purposes of determining whether there has been a meaningful reduction in interest, a VTBC shareholder will be treated as owning shares owned by certain related persons or entities pursuant to Section 318 of the Internal Revenue Code. Because of the complexity of the requirements of Section 302 of the Internal Revenue Code, shareholders are urged to consult their own tax advisors regarding the proper treatment of the gain recognized by such shareholder in the Merger.

Where an amount received in redemption of shares is treated as a distribution of a dividend, proper adjustment of the basis of the remaining stock must be made with respect to the shares redeemed.

The Contributing Shareholders and Affiliated Members of Our Management Team

VTBC's Contributing Shareholders, including members of our management team, who will exchange their VTBC shares for shares of Buyer's common stock and thus remain as shareholders of Buyer after the merger, will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger with respect to their VTBC shares exchanged for Buyer shares. As such, the exchange of VTBC stock for Buyer stock is not a taxable transaction for federal income tax purposes, although it may be a taxable transaction under state, local or foreign tax laws. Any Contributing Shareholder who receives cash for a portion of his shares will be taxable in the manner described in the immediately preceding discussion under the caption "VTBC Shareholders".

Our Option Holders

A holder of VTBC options who receives cash in cancellation of such options will recognize, as ordinary income for United States federal income tax purposes, the cash payment received. Ms. Robert, who holds fully vested options to purchase 355,000 shares of VTBC's common stock, will experience the same tax consequences of the merger as the other option holders, to the extent she receives cash in cancellation of a portion of her options. If the option holder is an employee, or received the options as an employee, including a director who is a current or former employee of VTBC, the cash payments received by him or her will constitute wage income and will be subject to income and employment taxes. If the option holder is a non-employee director, the cash payment will be self-employment income.

The extension of the termination date for nonqualified stock options will result in a material modification to those options, which will be treated as if VTBC has made a new grant of nonqualified options to the holders of these options. If the stock options are vested, and if the $6.50 merger consideration for each share underlying the options exceeds the exercise price of the options, there could be significant income tax consequences for the holders of the stock options.

INFORMATION REPORTING AND BACKUP WITHHOLDING

Certain noncorporate holders of VTBC stock may be subject to information reporting and backup withholding, at applicable rates (currently 28%), on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the holder, and amounts received by the holder pursuant to the merger may be subject to backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX ISSUE WHICH MAY BE APPLICABLE TO A PARTICULAR SHAREHOLDER. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH SHAREHOLDER, IN LIGHT OF HIS OR HER INDIVIDUAL CIRCUMSTANCES.

THE MERGER AGREEMENT

This section of the proxy statement summarizes the material provisions of the Merger Agreement. The following summary is qualified entirely by reference to the complete text of the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety.

The Merger

The Merger Agreement is dated as of May 16, 2005, and is by and among Buyer, Merger Sub and VTBC. The acquisition of VTBC will be effected through a merger of the Merger Sub into VTBC in accordance with the terms of the Merger Agreement and the New York Business Corporation Law and the General Corporation Law of the State of Delaware as a result of which VTBC will become a wholly owned subsidiary of Buyer. The outstanding securities of VTBC will be treated as set forth below under the caption "Conversion of Securities".

The Closing

The closing of the merger will take place at 10:00 a.m., Eastern time, on a date to be determined by Buyer and VTBC. The parties expect the closing will take place no later than the second business day after the merger is approved by VTBC's shareholders.

When the merger takes effect, referred to as the "effective time," the separate existence of Merger Sub will cease and Merger Sub will be merged with and into VTBC, which will be the surviving corporation. The directors and officers set forth on Exhibit B to the Merger Agreement will become the directors and officers, respectively, of the surviving corporation.

Conversion of Securities

In the Merger, the capital stock of VTBC will be treated as follows:

Treasury Shares

All shares of common stock, Series A preferred stock, Series B convertible preferred stock, Series C convertible redeemable preferred stock, and Series D convertible redeemable preferred stock, that are owned by VTBC as treasury shares will be cancelled and will cease to exist and no merger consideration will be paid for those shares.

Merger Consideration

Shares of the VTBC capital stock issued and outstanding immediately prior to the merger, except for "Rollover Shares" and "Dissenting Shares" (each as discussed below), will be automatically converted into the right to receive payments as follows:

* Each share of VTBC common stock will be automatically converted into the right to receive $6.50 in cash, payable to the holder thereof, without any interest thereon, less any applicable withholding taxes.

* Each share of VTBC Series C preferred stock and each share of VTBC Series D preferred stock will be automatically converted into the right to receive (A) the merger consideration for each share of VTBC common stock into which such share of VTBC Series C preferred stock or VTBC Series D preferred stock is eligible to be converted according to its terms, plus (B) the amount, if any, of accrued but unpaid dividends in cash, payable to the holder thereof, without any interest thereon, less any applicable withholding taxes.

When the merger takes effect, all such shares of VTBC common stock, Series C preferred stock and Series D preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the merger consideration.

Rollover Shares

Pursuant to a contribution agreement with the Buyer, the holder of all shares of VTBC Series A preferred stock and certain holders of shares of VTBC common stock will contribute their VTBC common shares to the Buyer in exchange for capital stock of Buyer, immediately prior to the merger. See the Contribution Agreement, attached to this proxy statement as Appendix E.

Stock held by Buyer

All shares of VTBC capital stock owned by the Buyer when the merger takes effect, including the Rollover Shares, will remain outstanding.

Capital Stock of Merger Subsidiary

When the merger takes effect, each share of common stock of Merger Sub issued and outstanding immediately prior to the merger will be exchanged and converted into one share of VTBC Series B preferred stock, which will remain outstanding.

Options, Stock Plans and Warrants

Conversion

Except as provided below, each stock option (including options issued under the Company's 1993 Incentive Stock Option Plan and the Company's 1996 Non-Employee Directors' Stock Option Plan) outstanding when the merger takes effect will continue in full force and effect, and will continue to have the same terms and conditions (including vesting terms) set forth in the stock plans and the related option agreements, as in effect immediately prior to the merger, except that the termination date for all options granted under VTBC's Incentive Stock Option Plan outstanding as of the effective time of the merger that are non-qualified stock options will be extended to November 1, 2012. The number of shares of common stock of the surviving corporation issuable upon the exercise, and the exercise price of each surviving option, will be equitably adjusted based upon the capitalization of the surviving corporation so that the "embedded value" (determined by calculating the difference between the exercise price of surviving options and the value of the common stock covered by the options) of surviving options immediately after the merger equals the product (referred to as the "spread value") of (A) the total number of common shares otherwise issuable upon exercise of the corresponding option prior to the merger and (B) the excess, if any, of the merger consideration per share of common stock less the applicable exercise price per share otherwise issuable upon exercise of such option prior to the merger.

Cash-Out of Options

Prior to the merger, Buyer or Merger Sub will offer agreements to individual holders of options pursuant to which immediately upon or promptly after the merger Buyer or the surviving corporation will pay to such employees the spread value of all of their vested options.

Warrants

Buyer and the holder of all outstanding warrants to purchase VTBC capital stock have agreed that, as a result of the merger, the warrant holder will receive, with respect to one-third of the shares of VTBC capital stock covered by the warrants, merger consideration less the exercise price payable to VTBC upon exercise of the warrants, in exchange for cancellation of the warrants with respect to such shares. All of the other warrants held by the warrant holder will remain in effect with the same exercise price and with all other terms remaining unchanged, except for any amendments to such warrants, if any, as may be required to keep them in existence following the merger.

Exchange Procedures

When the merger takes effect, Buyer will deposit with an exchange agent cash in an amount sufficient to make payments (i) of the merger consideration for all shares of VTBC capital stock for which merger consideration is to be paid, and (ii) of the spread value for all stock options and warrants for which spread value is to be paid (the "exchange fund"). As soon as reasonably practicable after the merger, the exchange agent will mail to each holder of record of a certificate or certificates for VTBC shares a letter of transmittal with instructions for surrendering the certificates in exchange for the merger consideration. The holder of each properly surrendered certificate will be entitled to receive the merger consideration for such shares (subject to any taxes required to be withheld) and the certificate so surrendered will immediately be cancelled.

Any portion of the exchange fund, including accrued interest, which remains undistributed to the holders of VTBC capital stock for 180 days after the merger will be delivered to Buyer, and then any holder of VTBC capital stock who has not previously complied with the transmittal instructions may look only to Buyer, as a general unsecured creditor, for payment of its claim for merger consideration.

Buyer and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of VTBC capital stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable provision of law. To the extent that amounts are so withheld by the surviving corporation or Buyer, as the case may be, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of VTBC capital stock.

If any certificate is lost, stolen or destroyed, the person claiming such certificate to be lost, stolen or destroyed must make an affidavit of that fact and, if required by the surviving corporation, must post a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate. The exchange agent will deliver to the holder the merger consideration payable for such shares.

Dissenting Shares

"Dissenting shares" means shares of VTBC capital stock held at the time of the merger by a shareholder of VTBC who has not voted such shares in favor of the Merger Agreement and with respect to which appraisal is duly demanded and perfected in accordance with Section 623 of the New York Business Corporation Law and not effectively withdrawn or forfeited.

If there are any dissenting shares, then VTBC will give Buyer (i) prompt notice of any written demands for appraisal of any VTBC capital stock, withdrawals of such demands, and any other instruments that relate to such demands received by VTBC and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the New York Business Corporation Law.

Representation and Warranties

The Merger Agreement contains representations and warranties made by each of Buyer, Merger Sub and VTBC regarding aspects of each entity's business, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties relate to the following subject matter with respect to each party:

* corporate existence, good standing and corporate authority to own, lease or operate its properties and to carry on its business;

* corporate power and authorization to enter into and carry out the obligations of the Merger Agreement and the enforceability of the Merger Agreement and ancillary documents;

* absence of any conflict or violation of organizational documents, third party contracts or laws as a result of entering into and carrying out the obligations of the Merger Agreement;

* governmental and regulatory approvals required to complete the Merger; capitalization; and

* litigation.

In addition, VTBC made certain customary representations and warranties relating to the following subject matters:

* ownership of subsidiary capital stock;

* filings and reports with the SEC;

* the accuracy of VTBC's financial statements;

* undisclosed liabilities;

* absence of specified changes or events;

* tax matters;

* real estate;

* intellectual property;

* material contracts;

* environmental matters;

* employees and employee benefit plans;

* compliance with laws;

* licenses and permits;

* assets;

* the opinion of VTBC's financial advisor;

* brokers' fees;

* the special committee;

* labor matters;

* insurance; and

* state anti-takeover statutes.

In addition, the Buyer and Merger Sub make representations and warranties about:

* information provided by Buyer for this proxy statement;

* operations of the Merger Sub;

* the delivery of copies of equity and debt financing commitment letters; and

* the ownership of VTBC stock.

Covenants of VTBC

Except as consented to in writing by Buyer, from and after May 16, 2005 until the Merger Agreement is terminated or the merger takes effect, whichever occurs first, VTBC has agreed to act in the ordinary course of business; pay our debts and taxes and perform our other obligations when due (subject to good faith disputes over such debts, taxes or obligations); comply with all applicable laws, rules and regulations and use reasonable efforts, consistent with past practices, to maintain and preserve our and each of our subsidiary's business organization, assets and properties; keep available the services of our present officers and employees; preserve our advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with us to the end that our goodwill and ongoing business will be unimpaired at the time of the merger; and use our commercially reasonable best efforts to fulfill each of the conditions to effect the merger that is to be performed by VTBC pursuant to the Merger Agreement.

Covenants of the Buyer and the Merger Subsidiary

Except as consented to in writing by VTBC, Buyer and Merger Sub will use their commercially reasonable best efforts to fulfill each of the conditions to effect the merger that is to be performed by Buyer or Merger Sub, as the case may be, pursuant to the Merger Agreement. Additionally, Buyer will use its commercially reasonable best efforts to consummate the financing commitments so as to have the necessary funds available at Closing to consummate the merger.

Additional Agreements

Except as set forth below, VTBC has agreed that during the term of the Merger Agreement it will not directly or indirectly:

*solicit, initiate, encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal, as defined in the Merger Agreement; or

* enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any acquisition proposal.

Notwithstanding the foregoing, prior to the approval and adoption of the Merger Agreement at the VTBC shareholders' meeting, VTBC may, in response to a bona fide, unsolicited acquisition proposal made or received after the date of the Merger Agreement that the VTBC Board of Directors or Special Committee determines in good faith, after consultation with its outside counsel and its financial advisor, reasonably may be likely to lead to a superior proposal, as defined in the Merger Agreement, and that it is necessary to do so in order to comply with its fiduciary duties to VTBC's shareholders under applicable law (a) furnish information with respect to VTBC to the person making such acquisition proposal and its representatives pursuant to a customary confidentiality agreement and (b) participate in discussions or negotiations (including solicitation of a revised acquisition proposal) with such person regarding an acquisition proposal.

For purposes of the Merger Agreement, "acquisition proposal" is defined as:

* any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving VTBC or any material subsidiary,

* any proposal for the issuance by VTBC or any subsidiary of over 20% of our equity securities or

* any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of VTBC, in each case other than the transactions contemplated by the Merger Agreement.

For purposes of the Merger Agreement, "superior proposal" is defined as any unsolicited, bona fide written offer that would become legally binding upon execution and delivery by the parties, made by a third party to acquire substantially all the equity securities or substantially all or a portion of the assets of VTBC , pursuant to a tender or exchange offer, a merger, a consolidation or a sale of our assets, (i) on terms which the VTBC Board of Directors or any special committee thereof determines in its good faith judgment to be more favorable from a financial point of view to the holders of VTBC capital stock than the transactions contemplated by the Merger Agreement (after consultation with its financial advisor), taking into account all the terms and conditions of such proposal and the Merger Agreement (including any proposal by the Buyer to amend the terms of the Merger Agreement) and (ii) that in the good faith judgment of the Board of Directors or any special committee thereof is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

No Change in Recommendation; No Alternative Acquisition Agreement

VTBC has agreed that, neither VTBC's Board of Directors nor any committee of the Board will:

* withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer or Merger Sub, the approval or recommendation by the VTBC Board or any such committee of the Merger Agreement or the merger;

* cause or permit VTBC to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, Merger Agreement or similar agreement constituting or relating to any acquisition proposal (other than a confidentiality agreement entered into in specific circumstances stated in the Merger Agreement); or

* adopt, approve or recommend, or propose to adopt, approve or recommend, any acquisition proposal.

Notwithstanding the foregoing, the VTBC Board of Directors or Special Committee may, to the extent the VTBC Board or Special Committee, respectively, determines in good faith, after consultation with its outside counsel, that its fiduciary obligations require it to do so, (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer or Merger Sub, the approval or recommendation by the VTBC Board or any such committee of the Merger Agreement or the merger, and, in response to a superior proposal that did not result from a breach by VTBC of the Merger Agreement, take any of the actions listed in the three bullets set forth above, or (b) terminate the Merger Agreement.

Cessation of Ongoing Discussions

Upon the execution of the Merger Agreement, VTBC agreed to immediately cease all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal, other than the Buyer's proposal.

Our Shareholders' Meeting

VTBC agreed to take all actions necessary in accordance with applicable law, our Certificate of Incorporation and bylaws and the rules of the NASDAQ Stock Market to promptly give notice of and convene and in any event within 45 days after the mailing of the proxy statement to shareholders, a meeting of our shareholders for the purpose of considering and voting upon the Merger Agreement.

Conditions to Merger

The obligations of each party to the Merger Agreement to effect the merger will be subject to the satisfaction of the following conditions before the Closing:

* Shareholder Approval. The Merger must have received the necessary shareholder approval.

* Governmental Approvals. The Merger must have received all necessary governmental approvals. The parties believe the only government action necessary for the merger is review of required securities filings by the Securities and Exchange Commission.

* No Injunctions. No governmental agency may have obtained an injunction prohibiting the closing of the Merger.

Additional Conditions to Obligations of the Buyer and the Merger Subsidiary

The obligations of Buyer and Merger Sub to effect the merger are subject to the satisfaction of a number of additional conditions, including the following, any of which may be waived, in writing, by Buyer and Merger Sub in their sole discretion:

* Representations and Warranties. The representations and warranties of VTBC set forth in the Merger Agreement and in any certificate or other writing delivered by VTBC must be true and correct as of May 16, 2005 and as of the closing date (except to the extent such representations and warranties are specifically made as of a particular date) except where the failure to be true and correct individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect, as defined in the Merger Agreement.

* Performance of Obligations of VTBC. VTBC must have performed in all material respects all obligations it is required to perform under the Merger Agreement.

* Certain Events. A material adverse effect, as defined in the Merger Agreement, must not have occurred.

* Rollover. The shareholders of VTBC who are parties to the Contribution Agreement must have contributed their shares to Buyer.

* Consents. VTBC must have delivered to Buyer all consents, waivers and approvals of parties to certain material contracts or agreements, except where the failure to obtain one or more of such consents, waivers and approvals is not reasonably likely to have, directly or indirectly, a material adverse effect.

* Net Working Capital. VTBC's net working capital must be at least $6,000,000, calculated as set forth in the Merger Agreement.

* CEO Employment Agreement. VTBC must have entered into an amended employment agreement with Elisabeth B. Robert, President and CEO, pursuant to which the term of her current employment agreement is extended to the anniversary date of such agreement in 2010.

Additional Conditions to Obligations of VTBC

The obligation of VTBC to effect the merger will be subject to several additional conditions, including the following, any of which may be waived, in writing, by VTBC in our sole discretion:

* Representations and Warranties. The representations and warranties of Buyer and Merger Sub set forth in the Merger Agreement and in any certificate or other writing delivered by Buyer and Merger Sub must be true and correct as of May 16, 2005 and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date) except for changes contemplated by the Merger Agreement and where the failure to be true and correct individually or in the aggregate, has not had, and is not reasonably likely to have, a Buyer Material Adverse Effect, as defined in the Merger Agreement.

* Performance of Obligations of Buyer and Merger Sub. Buyer and Merger Sub must have performed in all material respects all obligations they are required to perform under the Merger Agreement.

Termination and Amendment

Termination

The Merger Agreement may be terminated at any time prior to the Merger:

* By mutual written consent of Buyer, Merger Sub and VTBC; or

* By either Buyer or Merger Sub if the merger is not consummated by September 30, 2005; or

* By either Buyer or VTBC if a governmental entity of competent jurisdiction issues a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

* By either Buyer or VTBC if at the VTBC shareholders' meeting at which a vote on the Merger Agreement is taken, the requisite vote of the shareholders of VTBC in favor of the merger is not obtained; or

* By Buyer, if: (i) a majority of the members of the VTBC Board of Directors or Special Committee fail to recommend approval of the merger or withdraw or modify its recommendation in favor of the merger in any manner adverse to Buyer; (ii) the VTBC Board or Special Committee approves or recommends to shareholders VTBC an alternative acquisition proposal; (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of VTBC's common stock is commenced (other than by the Buyer or an affiliate of Buyer ) and the VTBC Board or Special Committee recommends that the VTBC shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; or (iv) VTBC, in violation of the Merger Agreement, willfully fails to hold a shareholders' meeting and submit the Merger Agreement to the shareholders by September29, 2005; or

* By VTBC, if the VTBC Board or Special Committee in response to a superior acquisition proposal that did not result from a breach of the Merger Agreement determines in good faith after consultation with its outside counsel, that its fiduciary obligations require it to terminate the Merger Agreement; provided, that (i) VTBC has, at least five (5) business days prior to such termination, notified Buyer in writing that it has received a superior proposal, (ii) Buyer has not made, within five (5) business days of receipt of such notice, a binding written offer that the VTBC Board or Special Committee determines in good faith, after consultation with its financial advisor and its legal counsel, provides benefits to the VTBC shareholders at least equal to those of such superior proposal and (iii) VTBC intends to enter into a definitive acquisition agreement providing for the consummation of such superior proposal or to seek an alternative acquisition proposal on terms at least comparable to those of the superior proposal; or

* By Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of VTBC set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by VTBC of written notice of such breach or failure to perform from Buyer provided that such time period will be extended to 20 business days if VTBC has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period; or

* By VTBC, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer or Merger Sub set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by Buyer of written notice of such breach or failure to perform from VTBC, provided that such time period will be extended to 20 business days if Buyer has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period.

Effect of Termination

In the event of termination of the Merger Agreement, the Merger Agreement will immediately become void and there will be no liability or obligation on the part of Buyer, VTBC, Merger Sub or their respective officers, directors, shareholders or affiliates; provided that any such termination will not relieve any party from liability for any willful breach of the Merger Agreement, and certain provisions of the Merger Agreement will remain in full force and effect and survive any termination of the Merger Agreement.

Fees and Expenses

Except as set forth below, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is consummated, including, without limitation, all fees and expenses of outside counsel, investment bankers, financial advisors, banks, other financial institutions, accountants, financial printers, proxy solicitors, experts and consultants to a party hereto, as well as any topping and/or fairness opinion fees) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of the Merger Agreement.

Payment of Termination Fee by VTBC

VTBC must pay Buyer a termination fee of $1.6 million if the Merger Agreement is terminated in connection with the following:

* VTBC's Board of Directors fails to recommend approval of the merger by the shareholders, or withdraws or modifies adversely to Buyer its favorable recommendation;

* VTBC's Board of Directors approves or recommends an acquisition proposal to VTBC's shareholders;

* a tender offer or exchange offer for 50% or more of VTBC's outstanding shares has been commenced, and VTBC's Board of Directors either recommends that VTBC shareholders tender their shares in the tender or exchange offer, or VTBC's Board of Directors fails to recommend against acceptance of the offer within ten days of its commencement;

* VTBC's Board of Directors has willfully failed to hold a meeting of VTBC's shareholders to vote on the merger by September 29, 2005;

* if at the VTBC shareholders' meeting at which a vote on the Merger Agreement is taken, the requisite vote of the shareholders of VTBC in favor of the merger is not obtained and (i) prior to the termination an acquisition proposal is publicly announced or publicly known or a person has publicly announced an intention to make an acquisition proposal, (ii) VTBC's Board of Directors concludes that the acquisition proposal is likely to lead to a superior proposal and (iii) VTBC enters into a definitive agreement for or consummates such proposal within 270 days after termination of the Merger Agreement; or

* VTBC terminates the merger agreement in response to a superior proposal, with the intent to either consummate the superior proposal or seek an alternative acquisition proposal.

Reimbursement of Buyer Expenses by VTBC

VTBC is obligated to reimburse up to $500,000 of Buyer's out-of-pocket costs and expenses if the Merger Agreement is terminated in connection with the following:

* By Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of VTBC set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by VTBC of written notice of such breach or failure to perform from Buyer provided that such time period will be extended to 20 business days if VTBC has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period; or

* if at the VTBC shareholders' meeting at which a vote on the Merger Agreement is taken, the requisite vote of the shareholders of VTBC in favor of the merger is not obtained and (i) prior to the termination an acquisition proposal is publicly announced or publicly known or a person has publicly announced an intention to make an acquisition proposal and VTBC's Board of Directors concludes that the acquisition proposal is likely to lead to a superior proposal or (ii) VTBC enters into a definitive agreement for or consummates an acquisition proposal within 270 days after termination of the Merger Agreement.

VTBC is obligated to reimburse up to $400,000 of Buyer's out-of-pocket costs and expenses if, at a meeting of VTBC's shareholders, the Merger Agreement fails to obtain the requisite vote of the shareholders, in the absence of any publicly known alternative acquisition proposal for VTBC, and VTBC does not enter into a definitive agreement for or consummate an alternative acquisition proposal within 270 days after such termination.

Reimbursement of VTBC Expenses by Buyer

Buyer is obligated to reimburse VTBC for up to $500,000 of expenses of VTBC actually incurred relating to the transactions contemplated by the Merger Agreement prior to termination, in the event of the termination of the Merger Agreement by VTBC, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer or Merger Sub set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by Buyer of written notice of such breach or failure to perform from VTBC, provided that such time period will be extended to 20 business days if Buyer has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period.

Liquidated Damages

Except for liabilities for any willful breach of the Merger Agreement, payment of the fees and expenses as described in the Merger Agreement will be liquidated damages and in lieu of all other damages, if any, incurred in the event of a breach of the Merger Agreement. A failure of Buyer to complete financing pursuant to the financing commitments will not, in itself, be deemed a willful breach of the Merger Agreement, however, that the failure of the investor providing the equity and subordinated debt financing commitments to provide its funding pursuant to the terms of its commitment letters will be deemed a willful breach of the Merger Agreement by Buyer.

Miscellaneous

The Merger Agreement also contains certain miscellaneous provisions typical for transactions of this type, including provisions for nonsurvival of representations and warranties after the Closing, no third party beneficiaries, no assignment, waiver of trial by jury, and application of New York law.

CERTAIN BUSINESS MATTERS

From time to time, VTBC considers strategic opportunities, including acquiring other companies or being acquired, to enhance and increase VTBC's product lines, customer lists and distribution channels. For example, in August 2003 VTBC acquired certain assets of Calyx & Corolla, including the trade name and trade dress. In October 2004 VTBC engaged a strategic marketing consultant to assist VTBC in identifying potential targets for acquisition, and that search process continues. Under the terms of the Merger Agreement, VTBC cannot enter into a definitive agreement for any acquisition without the consent of Buyer.

LEGAL PROCEEDINGS

From time to time, VTBC is subject to claims arising in the ordinary course of business. While the outcome of claims cannot be predicted with certainty, VTBC's management and Board of Directors do not expect these matters to have a material effect on its consolidated results of operations and financial condition.

On June 14, 2005, VTBC was served with a summons and complaint in each of two separate legal actions commenced in the Supreme Court of the State of New York, County of Nassau: an action brought by Keith Griffin of Long Island, New York, filed June 3, 2005; and an action brought by Robert Totero of Sun City Center, Florida, filed June 8, 2005. Both actions allege that the named plaintiffs are shareholders of VTBC, who are suing on behalf of themselves and all other similarly situated parties.

The actions seek to challenge the merger. Both actions name as defendants VTBC and each individual member of our Board of Directors, as well as Buyer, Merger Sub and Mustang. The plaintiffs in both actions make very similar allegations that the named defendants breached fiduciary duties to shareholders with respect to the proposed merger and that the merger consideration is inadequate.

Both actions seek to be certified as class actions, with the named plaintiffs to be certified as class representatives, and also seek declaratory and injunctive relief, enjoining the proposed merger transaction, as well as unspecified compensatory damages, attorneys' fees, costs of the litigation, and other unspecified relief. No motions, hearings or other proceedings are currently pending in either action.

VTBC has not yet answered the complaints but expects to deny the substantive allegations of the complaints and defend the actions vigorously.

ADDITIONAL AGREEMENTS INVOLVING VTBC'S SECURITIES

Voting Agreement

Under the terms of the Voting Agreement, each participating shareholder irrevocably appointed the Buyer's representative as its proxy to vote all of the shareholder's shares in favor of the Merger, and against any actions which could impede or adversely affect the benefits contemplated by the Merger Agreement, including:

* any extraordinary transaction involving VTBC,

* the material sale, lease, or transfer of VTBC's assets, or

* any change in the Board of Directors, articles of incorporation, or by-laws of VTBC.

The participating shareholders further agreed not to sell or transfer their respective shares, or enter into any other voting agreements, until the Voting Agreement is terminated. The Voting Agreement terminates upon either the consummation of the Merger Agreement, the termination of the Merger Agreement, or the Board of Directors withdraws its recommendation that the shareholders approve the Merger. A copy of the Voting Agreement is annexed to this proxy statement as Appendix F.

RIGHTS OF DISSENTING SHAREHOLDERS

VTBC shareholders who object to the merger have certain rights under New York law. These rights, commonly called "appraisal" or "dissenters" rights, entitle VTBC's shareholders who follow required procedures to ask a court to determine the fair value of their shares and require VTBC to pay that amount to such shareholders. The amount so determined may be more or less than the merger consideration. Appraisal rights will not be available unless and until the merger is consummated.

New York law provides that dissenters' rights are the exclusive remedy available to shareholders who object to the Merger, unless the transaction is unlawful or fraudulent.

The following is a brief summary of the statutory procedures you must follow in order to perfect your dissenters' rights under New York law. This summary is not intended to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL, the texts of which are set forth in Appendix C to this proxy statement. If you are considering pursuing your dissenters' rights, we would advise you to consult legal counsel since the failure to comply strictly with these provisions will result in a loss of your dissenters' rights.

If you elect to dissent from the Merger, then prior to the scheduled vote on the Merger, you must file a written notice of your election to dissent with VTBC stating (a) your name and residence address, (b) the number of shares as to which you dissent (which must be all of your shares of VTBC's common stock) and (c) a demand for payment of the fair value of your shares. If you elect not to dissent and submit your share certificates for payment of the merger consideration, you will be deemed to have irrevocably waived your dissenters' rights.

At the time of filing a notice of election to dissent, or within one month thereafter, you must submit the certificates representing your VTBC shares to VTBC or our transfer agent for notation on the certificates of your election to dissent, after which the certificates will be returned to you. Failure to submit the certificates for such notation may result in the loss of your dissenters' rights.

Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the consummation of the merger, whichever is later, VTBC is required to make a written offer to each VTBC shareholder who has properly filed such a notice to pay for his or her shares at a specified price which we consider to be the fair value of those shares. We will make such an offer, but we do not intend to offer to pay more than $6.50 per share. Such offer will be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. Such offer will also be accompanied by (a) advance payment to each dissenting shareholder who has submitted his or her certificates for notation thereon of the election to dissent of an amount equal to 80% of the amount of such offer or (b) as to each dissenting shareholder who has not yet submitted his or her certificates, a statement that we will make advance payment to him or her of such amount promptly upon submission of his or her certificates. Acceptance of such advance payment by a dissenting shareholder will not constitute a waiver of his or her dissenters' rights.

If we fail to make the offer within such 15-day period, or if the offer is made but a dissenting shareholder does not agree to it within 30 days after it is made, we are required to institute a special proceeding in New York State Supreme Court to determine the rights of dissenting shareholders and to fix the fair value of their shares of VTBC's capital stock. If we do not institute such a proceeding within 20 days after the expiration of whichever is the applicable period, any dissenting shareholder may, within 30 days after such the expiration of such period, institute a proceeding for the same purpose. We do not intend to institute an appraisal proceeding. Therefore unless such a proceeding is instituted within such 30 day period by a dissenting shareholder all shareholders who filed a notice of election to dissent will lose their dissenters' rights (unless the court, for good cause shown, otherwise directs). All dissenting shareholders, other than those who agreed with us as to the price to be paid for their shares, will be made parties to the appraisal proceeding. The court will determine whether each dissenting shareholder is entitled to receive payment for his or her shares, and will then determine the fair value of the shares of VTBC's capital stock as of the close of business on the day prior to the date the merger was authorized. In fixing the fair value of the shares, the court will consider the nature of the transaction giving rise to VTBC's shareholders' right to dissent and its effects on VTBC and VTBC's unaffiliated shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. Within 60 days after the completion of the proceeding, we will pay to each dissenting shareholder the amount found to be due him or her, with interest thereon at such rate as the court finds to be equitable, upon surrender to us by such VTBC shareholder of the certificates representing his or her VTBC shares. If the court finds that any dissenting shareholder's refusal to accept our offer was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to him or her.

The parties to the appraisal proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and of any experts employed by them, except that the court, in its discretion and under certain conditions, may assess all or any part of the costs, expenses and fees incurred by dissenting shareholders against us or may assess all or any part of the costs, expenses and fees incurred by us against any dissenting shareholders, including any dissenting shareholders who have withdrawn their notices of election, who the court finds were arbitrary, vexatious or otherwise not acting in good faith in refusing any offer of payment we may have made.

Any shareholder who files a notice of election to dissent will not have any rights as a shareholder of VTBC after the Merger, other than the right to be paid the fair value of his or her shares under Section 623 of the NYBCL. Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time within 60 days after the effective time of the merger (or, if we fail to make a timely offer to pay such VTBC public shareholder the fair value of his or her shares as provided above, at any time within 60 days after the date such offer is made) or thereafter with our written consent. Any dissenting shareholder who withdraws his or her notice of election to dissent or otherwise loses his or her dissenters' rights will thereupon have the right to receive the $6.50 per share in cash for each of his or her shares.

FAILURE BY ANY VTBC SHAREHOLDER TO COMPLY FULLY WITH THE PROCEDURES DESCRIBED ABOVE AND SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT MAY RESULT IN TERMINATION OF SUCH SHAREHOLDER'S APPRAISAL RIGHTS.

PURPOSE OF SHAREHOLDER VOTE

Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting of our shareholders. The special meeting will be held at 10:00 a.m. Eastern time on _______________ ___, 2005, at VTBC's retail/manufacturing facility located at 6655 Shelburne Road, Route 7, Shelburne, Vermont. At the meeting, you will be asked to vote upon a proposal to adopt the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Buyer, will be merged with and into VTBC with VTBC as the surviving corporation. After the Merger, VTBC will continue to operate but will be privately held, a wholly owned subsidiary of Buyer. See section captioned "The Special Meeting".

MARKET PRICE AND DIVIDEND INFORMATION

VTBC's common stock is listed and traded on the NASDAQ Small Cap Market under the symbol "BEAR." The following table shows, for the periods indicated, the reported high and low sale prices per share on NASDAQ for VTBC's common stock.

Quarter Ended	High Sales	Low Sales
March 31, 2005	$7.40	$5.30
December 31, 2004	$7.30	$3.90
September 30, 2004	$5.75	$4.35
June 30, 2004	$6.69	$4.85
March 31, 2004	$5.89	$4.25
December 31, 2003	$5.47	$4.00
September 30, 2003	$4.55	$3.34
June 30, 2003	$4.19	$3.68
March 31, 2003	$4.24	$3.68
December 31, 2002	$4.09	$2.75
September 30, 2002	$3.60	$1.81

The trading market for VTBC's common stock is illiquid and volatile, with an average of less than 40,000 shares being traded each week during the twelve months ended May 31, 2005 and no trades at all taking place on 14 out of 210 trading days during that period.

VTBC has never declared or paid a dividend on its common stock and does not plan to pay any cash dividends in the foreseeable future. Loan covenants contained in VTBC's loan facilities limit its ability to pay dividends on its common stock. In addition, under the Merger Agreement, VTBC has agreed not to pay any cash dividends on its common stock before the closing of the merger.

Holders of VTBC's Series C and Series D preferred stock are entitled to 6% and 5% dividends per annum, respectively, payable quarterly, on each share of preferred stock. For the Series C preferred stock, VTBC may, at its option, pay such dividends in cash or in additional shares of preferred stock. Since April 30, 2001, dividends have been paid in cash for the Series C preferred stock. For the Series D preferred stock, VTBC must pay such dividends in cash. To date, VTBC has paid $292,484 in cash dividends on the preferred stock, of which $73,991 was paid to holders of Series C preferred stock and $218,493 was paid to holders of the Series D preferred stock. Dividends totaling $10,274 over the last five quarterly periods have been declared and accrued, but have not yet been paid. Accrued but unpaid dividends will be paid in cash to holders of VTBC's Series C and Series D preferred stock along with the $6.50 per share.

OTHER MATTERS

Under a potential interpretation of the rules governing "going private transactions," Buyer, Merger Sub, Mustang, and control persons of VTBC who are participating in the merger, which may include Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon, may be deemed to be affiliates of VTBC. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Set forth below is information with respect to VTBC; Buyer, Merger Sub, Mustang as well as their controlling persons and directors and officers; Elizabeth Robert; Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon.

The Vermont Teddy Bear Co., Inc.

VTBC is a direct marketer in the gift delivery industry competing primarily against companies that deliver flowers and other specialty gifts. Our principal product line is the "BearGram" gift, a Vermont Teddy Bear customized to suit a special occasion or a life event, personalized with a greeting card and optional embroidery, and delivered in a colorful gift box with a candy treat. In recent years, VTBC extended its product offering in the gift delivery business, developing gift merchandise assortments under the service marks "PajamaGram" and "TastyGram". The PajamaGram gift delivery service offers a variety of pajamas and related sleepwear and spa products, packaged with lavender tub tea and a personalized card in a keepsake hat-box, and delivered in a colorful gift box. The TastyGram gift delivery service focuses exclusively on food related gift products, including regional food specialties such as NY Carnegie Deli Cheesecake and Gino's Chicago Deep Dish Pizza. A TastyGram gift is also delivered complete with a personalized greeting card. In August of 2003, VTBC completed the acquisition of Calyx & Corolla, Inc. Calyx & Corolla, now a wholly owned subsidiary of VTBC, is a direct marketer of premium, direct-from-the-grower flowers, plants, and preserved floral wreaths and centerpieces.

VTBC's four product lines, BearGram gifts, PajamaGram gifts, TastyGram gifts and Calyx & Corolla floral gifts are maintained for marketing purposes as standalone brands with their own website storefronts, toll free telephone numbers and advertising campaigns, and constitute principal components of VTBC's gift delivery business. We maintain our principal offices and conducts the majority of our operations at 6655 Shelburne Road in Shelburne, Vermont, tel. (802) 985-3001. We also maintain an office for the Calyx & Corolla segment in Vero Beach, Florida.

VTBC's consolidated net revenues for fiscal year 2004 were $55,828,000. VTBC's common stock is listed on the NASDAQ Small Cap Market under the ticker symbol "BEAR".

As of May 31, 2005, the authorized capital stock of VTBC consists of (i) 1,000,000 shares of Series A Preferred Stock, 90 of which are outstanding, (ii) 375,000 shares of Series B Preferred Stock, none of which is outstanding, (iii) 110 shares of Series C Preferred Stock, 9.3 shares of which are outstanding and convertible into 88,640 shares of Common Stock, (iv) 260 shares of Series D Preferred Stock, 250 shares of which are outstanding and convertible into 708,215 shares of Common Stock, (v) 624,540 shares of undesignated preferred stock, none of which is outstanding, and (vi) 20,000,000 shares of Common Stock of which 5,081,499 are outstanding, plus an additional 796,855 shares representing common shares into which the Series C and Series D preferred shares are eligible to convert.

Hibernation Company, Inc. ("Merger Sub")

Merger Sub is a privately-held Delaware corporation incorporated on May 10, 2005. Merger Sub is a wholly owned subsidiary of Buyer and was formed solely for the purpose of merging with and into VTBC, at which time the separate corporate existence of Merger Sub will cease and VTBC will continue in existence as the surviving corporation. Merger Sub is not engaged in any business except in furtherance of the merger.

Hibernation Holding Company, Inc. ("Buyer")

Buyer is a privately-held Delaware corporation incorporated on May 10, 2005. All of the capital stock of Buyer currently is held by Robert Crowley, J. Benjamin Coes and Carson Biederman, the managing directors of Mustang. Buyer is a holding company which was formed for the purpose of acting as the holding company of the Merger Sub and, after the merger, the surviving corporation. At the time of the consummation of the Merger, the capital stock of Buyer will be held by investors providing financing for the transaction. Buyer is not engaged in any business except in furtherance of the merger.

The Mustang Group LLC ("Mustang")

Mustang is a Boston area private equity firm focused on making investments in companies with sales of up to $200 million. The principals of Mustang are Carson Biederman, J. Benjamin Coes and Robert Crowley.

Control Persons of Merger Sub, Buyer and VTBC

Control Persons of Merger Sub, Buyer and Mustang

Carson Biederman is a Managing Director of Mustang. Prior to joining Mustang in 2003, Mr. Biederman held various positions at Bain Capital, LLC from 1996 to 2003. Mr. Biederman was previously an analyst in the investment banking group of Donaldson, Lufkin & Jenrette from 1994 to 1996. Mr. Biederman received his bachelor of science degree in economics from the Wharton School of the University of Pennsylvania. Mr. Biederman does not beneficially own any securities in VTBC.

J. Benjamin Coes is a Managing Director of Mustang. Mr. Coes has been a Managing Director of Mustang since its inception in 2003. Prior to joining Mustang, Mr. Coes served as a Fellow at the John F. Kennedy School of Government at Harvard University. From 2000 to 2002, Mr. Coes was President & CEO of Beachfire. From 1995 to 2000, Mr. Coes was a partner at Iron Road Railways Incorporated, a Washington, D.C.-based holding company. Mr. Coes received his undergraduate degree from Columbia College. Mr. Coes does not beneficially own any securities of VTBC.

Robert D. Crowley is a Managing Director of Mustang. Mr. Crowley has been a Managing Director of Mustang since its inception in 2003. Prior to co-founding Mustang, Mr. Crowley was a Managing Director of Safeguard Scientifics from 2002 to 2003. Mr. Crowley also served as President & CEO of Bowstreet, Inc. from 1999-2001. Mr. Crowley received his bachelor of science degree in business administration from Villanova University. Mr. Crowley does not beneficially own any securities in VTBC.

Control Persons of VTBC

Elisabeth B. Robert joined VTBC as our Chief Financial Officer in September 1995, and was appointed a director of the Company on January 22, 1996 and Treasurer of the Company on April 22, 1996. On October 10, 1997, the Board of Directors appointed Ms. Robert to the office of President and Chief Executive Officer of the Company. Before joining the Company, Ms. Robert was the Chief Financial Officer, Executive Vice-President, and Founding Partner of AirMouse Remote Controls, a manufacturing firm specializing in remote control devices. Prior to holding that position, Ms. Robert was an independent management consultant, as well as Director of Gas Supply for Vermont Gas Systems, Inc. From January 2001 to December 2004 she served as a member of the New England Advisory Council to the Federal Reserve Bank of Boston, and as its Chair from January 2002 to December 2004. She is currently a member of the Vermont Business Roundtable, the Board of Advisors for the UVM School of Business Administration, and the board of trustees of Middlebury College.

Joan H. Martin is a private investor and one of VTBC's long term shareholders. She has served as a director of VTBC from November 1991 to March 1999. Her business experience during the past five years consists of managing her own private investment portfolio.

Frederick M. Fritz became a director of the Company in August 2004. Mr. Fritz began his career as a Loan Officer at First National Bank of Boston and later was head of Commercial Banking in the London Office. In 1985, he returned to assume responsibility for their private equity group and, in 1997, was assigned to head a Fund of Funds for high net worth individuals and institutions with $700 million under management. Mr. Fritz recently retired from the Fleet Group in May 2003 after 33 years, during which he served as President of BancBoston Capital with over $3 billion in assets and offices in Europe, Asia and Latin America. Mr. Fritz is currently Chair of the Middlebury College Board of Trustees and is active with FreshTracks Capital, Digital Bridges and other Vermont-focused investment programs.

Thomas R. Shepherd became a director of the Company in November 1998. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a Massachusetts venture capital and private equity investment firm. He also serves as a Special Partner of Thomas H. Lee Company (THL), a Boston leveraged buyout and private equity investment firm. Prior to joining THL, he was President of GTE Lighting Products Group (GTE Sylvania) from 1983 through 1986, and was President of North American Philips Commercial Electronics Corporation from 1981 until 1983. Mr. Shepherd also serves as a director of CCI, Inc., Community Resource Systems, Inc., 4R Systems, Inc., FirstPoint Energy Corporation, Optasite Inc., and Rayovac Corp.

Jason Bacon became a director of the Company in 1997. Mr. Bacon is President of the Vermont Historical Society. From 1959 Mr. Bacon was with Kidder, Peabody & Co. from which he retired as its London based managing director in 1988.

During the past five years, none of VTBC, Merger Sub, Buyer, Mustang, Mr. Biederman, Mr. Coes, Mr. Crowley, Ms. Robert, Ms. Martin, Mr. Fritz, Mr. Shepherd and Mr. Bacon has been convicted in a criminal proceeding or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining Buyer or any such director or executive officer from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each person listed above is a citizen of the United States.

The business address for VTBC and Ms. Robert is 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482 and their phone number is (802)985-3001. The business address for Merger Sub, Buyer, Mustang, Messrs. Biederman, Coes and Crowley is 16 Laurel Avenue, Suite 20, Wellesley, MA 02481 and their telephone number is (781) 237-3701. The business address for Ms. Martin is 34 Woodbury Hill, Woodbury, CT 06798 and her phone number is (203)266-4187. The business address for Mr. Fritz is 40 Coolidge Road, Coolidge, MA 01742 and his phone number is (978)369-3227. The business address for Mr. Shepherd is c/o TSG Equity Partners, LLC, 636 Great Road, Stow, MA 01775 and his phone number is (978) 461-9900. The business address for Mr. Bacon is 2970 Lime Kiln Road, New Haven, VT 05472 and his phone number is (802) 877-3070.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has fixed the close of business on ____________ ___, 2005, as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting. Each share of VTBC's common stock and Series C and Series D preferred stock outstanding on the record date is entitled to one vote on all matters, with the Series C preferred and Series D preferred shares voting on an as converted basis.

As of June 14, 2005 there were 5,081,499 shares of common stock outstanding, plus 796,855 shares of common stock into which the outstanding shares of Series C and Series D preferred stock are eligible to convert; 90 shares of Series A preferred stock outstanding; 9.3 shares of Series C preferred stock outstanding; and 250 shares of Series D preferred stock outstanding.

The following tables set forth information regarding the beneficial ownership as of May 31, 2005, of VTBC's stock, by class, by (i) each of our executive officers, and directors, and (ii) each person known by us to own beneficially more than five percent of the outstanding shares of any class of our capital stock (with the exception of Mr. Gagnon, whose holdings are reported as of December 31, 2004, which is the most current information available to VTBC).

Name and Address of Beneficial Owner (Directors and Officers)	Title of Class	Number of Shares Owned	Percentage of Class Outstanding
Jason Bacon 2970 Lime Kiln Road New Haven, VT 05472	Common	63,169[1]	1.3
Maxine Brandenburg 131 Northshore Drive Burlington, VT 05401	Common	100[2]	-
Nancy Rowden Brock 145 Valley View Road Waterbury Center, VT 05667	Common	-[3]	-
Irene Steiner c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	[4]	-
Catherine Camardo c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	-[5]-	-
Frederick M. Fritz 40 Coolidge Road Coolidge, MA 01742	Common	-[6]	-
Fred Marks 2531 N. Placita de La Lantana Tucson, AZ 85749-9182	Common	460,339[7]	9.2
Spencer C. Putnam 575 Morgan Horsefarm Road Weybridge, VT 05753	Common	119,592[8]	2.4
Elisabeth B. Robert c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	354,710[9]	7.1
Thomas R. Shepherd c/o TSG Equity Partners, LLC 636 Great Road Stow, MA 01775	Common Preferred C	9,843[10] 18.308[11]	0.2 100.0

This figure includes 500 shares held of record by Mr. Bacon's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Mr. Bacon for 61,400 shares of VTBC's Common Stock, which have fully vested.

2 This figure includes 100 shares owned by Ms. Brandenburg's grandchild, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Ms. Brandenburg for 29,967 shares of VTBC's Common Stock, which have fully vested.

3 This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Ms. Brock for 10,900 shares of VTBC's Common Stock, which have fully vested.

4 This figure does not include options granted under VTBC's Incentive Stock Option plan to Ms. Steiner to purchase 93,438 shares of VTBC's Common Stock, of which 55,938 shares have vested.

5 This figure does not include options granted under VTBC's Incentive Stock Option Plan to Ms. Camardo to purchase 51,000 shares of VTBC's Common Stock of which 27,000 have fully vested.

6 This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Mr. Fritz for6,733 shares of VTBC's Common Stock, which have fully vested.

7 This figure includes 500 shares held of record by Mr. Marks' wife. This figure also includes 2,000 shares held of record by Mr. Marks' grandchildren, as to which beneficial ownership is disclaimed.

8 This figure includes 26,898 shares held of record by Mr. Putnam's adult children as to which beneficial ownership is disclaimed. This figure also includes 4,500 shares held of record by Mr. Putnam's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Incentive Stock Option Plan to Mr. Putnam to purchase 57,900 shares of VTBC's Common Stock, all of which have fully vested.

9 This figure includes 2,000 shares held of record by Ms. Robert's adult children as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Incentive Stock Option Plan to Ms. Robert to purchase 355,000 shares of VTBC's Common Stock, all of which have fully vested.

10 Mr. Shepherd's beneficial ownership consists of (i) 185 share of Common Stock, directly and beneficially owned by TSG Equity Partners, LLC, of which Mr. Shepherd is Chairman and (ii) 2,400 shares of Common Stock, beneficially owned by the Shepherd Venture Fund I, L.P., of which TSG Equity is sole general partner. Mr. Shepherd disclaims beneficial ownership of these shares.

11 Mr. Shepherd's beneficial ownership consists of (i) .962 shares of Series C Preferred, convertible into 9,161 shares of Common Stock; (ii) .186 shares of Series C Preferred, convertible into 1,771 shares of Common Stock, directly and beneficially owned by Mr. T. Nathanael Shepherd for which TSG Equity Partners, LLC has the authority to vote; (iii) .02 shares of Series C Preferred, convertible into 190 shares of Common Stock, directly and beneficially owned by TSG Equity Partners, LLC, of which Mr. Shepherd is the Chairman; (iv) 1.935 shares of Series C Preferred, convertible into 18.427 shares of Common Stock, beneficially owned by The Shepherd Venture Fund I, of which TSG Equity Partners, LLC is sole general partner; (v) 6.205 shares of Series C Preferred, convertible into 59,090 shares of Common Stock beneficially owned collectively by the Series C Investors for which TSG Equity Partners, LLC has been appointed as irrevocable proxy; Mr. Shepherd, as Chairman of TSG Equity Partners, LLC, has the right to vote all of the shares in clauses (i) through (v) in connection with any matter requiring a vote of the shareholders of VTBC. Mr. Shepherd disclaims beneficial ownership of the shares held by the investors.

The following table presents information, as of May 31, 2005, 2005, about all classes of VTBC's stock owned by those persons known by VTBC to own beneficially five percent or more of the shares of any voting class of VTBC's stock outstanding, other than the directors and officers listed in the prior table:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned12	Percentage of Class Outstanding
Malcolm Candlish 465 Wall's Way Osprey, FL 34229	Preferred C	0.465	5.0
Neil Gagnon c/o Gagnon Securities 1370 Avenue of the Americas, Suite 2002 New York, NY 1019	Common	528,78113	10.9
David Lucas Bonita Bay Executive Center 3451 Bonita Bay Boulevard, Suite 202 Bonita Springs, FL 34132	Preferred C	1.164	12.5
Edwin Kozlowski c/o General Nutrition Companies 300 6th Avenue, 14th Floor Pittsburgh, PA 15222	Preferred C	0.621	6.7
Joan Martin 34 Woodbury Hill Woodbury, CT 06798	Common Preferred A	1,197,297 90	24.6 100.0
Ronald Rossetti Riverside Capital Partners 39 Brighton Avenue Allston, MA 02134	Preferred C	0.621	6.7
T. Nathanael Shepherd c/o TSG Equity Partners, LLC 636 Great Road Stow, MA 01775	Preferred C	16.41614	89.7

12 Each of the listed holders of Series C Preferred listed here (the "Series C Investors") has appointed The Shepherd Group LLC as his, her, or its irrevocable proxy to act for and vote on behalf of him, her, or it with respect to the Series C Preferred Stock and Warrants in connection with any matter requiring a vote of the shareholders of VTBC. Mr. T. Nathanael Shepherd and Mr. Thomas R. Shepherd are considered to be the beneficial owners of the Series C Stock and Warrants held by the Series C Investors, although they disclaim beneficial ownership

13 Mr. Gagnon beneficially owned 583,334 shares of Common Stock, which amount includes (i) 122,611 shares beneficially owned by Mr. Gagnon over which he has sole voting and sole dispositive power; (ii) 912 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii)61,061 shares beneficially owned by Lois Gagnon, Mr. Gagnon's wife, over which he has shared voting and shared dispositive power; (iv) 25,785 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting and shared dispositive power; (v) 23,805 shares held by the Gagnon Family Limited Partnership of which Mr. Gagnon is a partner and over which he has shared voting and shared dispositive power; (vi) 18,600 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive but no voting power; (vi) 66,101 shares held by a hedge fund (of which Mr. Gagnon is the principal) over which Mr. Gagnon has sole dispositive and sole voting power; and (vii)264,459 shares held for certain customers of Gagnon Securities LLC (of which Mr. Gagnon is the managing member and the principal owner) over which shares Mr. Gagnon has shared dispositive but no voting power.

14Mr. Shepherd's beneficial ownership consists of (i) .366 shares of Series C Preferred, convertible into 3,485 shares of Common Stock directly and beneficially owned by Mr. Shepherd; (ii) .04 shares of Series C Preferred, convertible into 380 shares of Common Stock directly and beneficially owned by TSG Equity Partners, LLC, of which Mr. Shepherd is the President; (iii) 3.805 shares of Series C Preferred, convertible into 36,235 shares of Common Stock beneficially owned by The Shepherd Venture Fund I, of which TSG Equity Partners, LLC is sole general partner; and (iv) 12.205 shares of Series C Preferred, convertible into 116,228 shares of Common Stock beneficially owned collectively by the "investors for which TSG Equity Partners, LLC has been appointed as irrevocable proxy. Mr. Shepherd, as President of TSG Equity Partners, LLC, has the right to vote all of the shares in clauses (ii) through (iv) in connection with any matter requiring a vote of the shareholders of VTBC. Mr. Shepherd disclaims beneficial ownership of the shares held by the Series C Investors.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended June 30, 2004, is derived from, and should be read in conjunction with, the audited financial statements, including the notes thereto, and the related financial information included in Appendix D to this proxy statement.

Pro forma data giving effect to the merger has not been included as VTBC and Buyer do not believe that such information is material to the unaffiliated shareholders evaluating the proposed merger because (1) the proposed merger consideration is all cash and (2) if the merger is completed, VTBC common stock will cease to be publicly traded and will be owned 100% by Buyer.

Consolidated Statement of Operations Data

Years Ended

(in thousands, except per share data)
	June 30, 2004	June 30, 2003	June 30, 2002	June 30, 2001	June 30, 2000

Net Revenues	$55,827	$40,275	$38,993	$37,255	$33,332
Cost of Goods Sold	24,366	15,484	14,350	13,514	12,393
Gross Profit	31,461	24,791	24,643	23,741	20,939
Marketing & Selling	21,895	17,328	15,748	14,856	12,801
General & Administrative	5,803	4,983	4,727	4,688	3,984
Operating Income	3,763	2,480	4,168	4,197	4,154
Other Expense	(626)	(462)	(296)	(134)	(332)
Income Before Income Taxes	3,137	2,018	3,872	4,063	3,822
Income Tax (Provision) Benefit	(1,285)	(825)	(1,421)	(1,556)	40
Net Income	1,852	1,193	2,451	2,507	3,862
Preferred Stock Dividends	(184)	(91)	(108)	(108)	(108)
Accretion of Original Issue Discount	(18)	(54)	(54)	(54)	(54)
Net Income Available to Common Stockholders	$1,650	$1,048	$2,289	$2,345	$3,700

Basic Net Income per Share	$0.33	$0.18	$0.31	$0.33	$0.52
Diluted Net Income per Share	$0.29	$0.18	$0.29	$0.28	$0.45

Weighted Avg Shares-Basic	5,056,456	5,769,905	7,495,337	7,443,208	7,072,912
Weighted Avg Shares-Diluted	6,167,634	6,237,089	8,330,409	8,667,192	8,395,463

Consolidated Balance Sheet Data

As of

(in thousands)
	June 30, 2004	June 30, 2003	June 30, 2002	June 30, 2001	June 30, 2000

Cash and Cash Equivalents	$ 6,587	$ 5,168	$12,086	$8,945	$8,371
Working Capital	5,117	5,906	12,455	10,553	8,302
Total Assets	26,530	20,405	26,023	24,594	22,007
Long Term Liabilities	6,582	6,672	5,136	5,296	5,432
Series C Preferred Stock	93	165	617	563	478
Series D Preferred Stock	2,510	--	--	--	--
Total Stockholders' Equity	9,471	7,482	15,609	14,005	11,491

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of shareholders of VTBC. If the merger is not completed, however, our shareholders will continue to be entitled to attend and participate in our shareholders' meetings and present proposals for consideration at our shareholders' meetings.

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

As a publicly held company, VTBC has filed annual, quarterly and special reports, proxy statements and other information with the SEC. In connection with the Merger, VTBC has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger (although it expressly disclaims any obligation to do so). The Schedule 13E-3, the exhibits to the Schedule 13E-3 and these reports, proxy statements and other information contain additional information about VTBC and will be made available for inspection and copying at our executive offices at our retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont during regular business hours by any VTBC shareholder or representative of a shareholder as so designated in writing.

We make available on our website (www.vtbear.com) under "Investor Relations" free of charge, our previously filed annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we file such material with the SEC.

VTBC shareholders may also read and copy the Schedule 13E-3 and any reports, statements or other information filed by VTBC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. VTBC's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: "http://www.sec.gov."

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHOULD NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VTBC SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY LATER DATE.

SHAREHOLDERS SHOULD NOT RELY ON INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. VTBC HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED ____________________ ___, 2005. NO ASSUMPTION SHOULD BE MADE THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

_______________ ___, 2005 The Vermont Teddy Bear Co., Inc.

PROXY FOR HOLDERS OF COMMON STOCK AND SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK (VOTING ON AN AS CONVERTED BASIS)

THE VERMONT TEDDY BEAR CO., INC.

Proxy for the Special Meeting of Shareholders on ___________________, 2005

THIS PROXY IS SUBMITTED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Elisabeth B. Robert and Mark J. Sleeper, and each of them, as Attorneys and Proxies of the undersigned, each with power to appoint his/her substitute, and hereby authorizes any of them to represent and to vote, as designated below, all shares of Common Stock of The Vermont Teddy Bear Co., Inc. held of record by the undersigned on ______________________, 2005, (including shares of Series C Preferred Stock and Series D Preferred Stock voting on an as converted basis), and which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m. EST on ______________________, 2005 at the corporate headquarters of The Vermont Teddy Bear Co., Inc., located at 6655 Shelburne Road, Shelburne, Vermont, or any adjournments, postponements, continuations or reschedulings thereof, with all the powers the undersigned would possess if personally present at the Special Meeting.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors Recommends a Vote For Proposals 1 and 2 Below.

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 16, 2005 BY AND AMONG THE VERMONT TEDDY BEAR CO., INC., A NEW YORK CORPORATION ("VTBC"), HIBERNATION HOLDING COMPANY, INC., A DELAWARE CORPORATION ("BUYER") AND HIBERNATION COMPANY, INC., A DELAWARE CORPORATION ("MERGER SUB"), PURSUANT TO WHICH, AMONG OTHER THINGS, MERGER SUB WILL BE MERGED WITH AND INTO VTBC (THE "MERGER"), WITH VTBC AS THE SURVIVING CORPORATION, AND:

(A) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders WHO ARE CONTRIBUTING ALL OR A PORTION OF THEIR SHARES OF VTBC's CAPITAL STOCK TO BUYER IN EXCHANGE FOR SHARES OF BUYER'S CAPITAL STOCK) will be converted into the right to receive $6.50 in cash;

(b) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and

    each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends, as described in the accompanying proxy statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. To approve the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder and will apply to all shares held of record by the undersigned. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Dated: ______________________________, 2005

__________________________________________

Signature

__________________________________________

Signature, if held jointly

NOTE: Please sign exactly as name appears hereon.

Joint owners should each sign. When signing as an

attorney, executor, administrator, trustee, or

guardian, please give full title as such.

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

HIBERNATION HOLDING COMPANY, INC.

HIBERNATION COMPANY, INC.

and

THE VERMONT TEDDY BEAR CO., INC.

Dated as of May 16, 2005

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER *

1.1 Effective Time of the Merger. *

1.2 Closing. *

1.3 Effects of the Merger. *

1.4 Directors and Officers. *

1.5 Additional Action. *

ARTICLE II CONVERSION OF SECURITIES *

2.1 Conversion of Capital Stock. *

2.2 Exchange of Certificates. *

2.3 Dissenting Shares. *

2.4 Options; Stock Plans. 7

2.5 Warrants. 8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY *

3.1 Organization, Standing and Power; Subsidiaries. *

3.2 Capitalization. *

3.3 Authority; No Conflict; Required Filings and Consents. *

3.4 SEC Filings; Financial Statements; Information Provided. *

3.5 No Undisclosed Liabilities. *

3.6 Absence of Certain Changes or Events. *

3.7 Taxes. *

3.8 Owned and Leased Real Properties. *

3.9 Intellectual Property. *

3.10 Agreements, Contracts and Commitments *

3.11 Litigation; Product Liability. *

3.12 Environmental Matters. *

3.13 Employees; Employee Benefit Plans. *

3.14 Compliance With Laws; License and Permits. *

3.15 Assets. *

3.16 Opinion of Financial Advisor. *

3.17 Brokers; Schedule of Fees and Expenses. *

3.18 Special Committee and Company Board Recommendations. *

3.19 Labor Matters. *

3.20 Insurance. *

3.21 State Takeover Statutes. *

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUBSIDIARY *

4.1 Organization, Standing and Power. *

4.2 Authority; No Conflict; Required Filings and Consents. *

4.3 Information Provided. *

4.4 Operations of the Merger Subsidiary. *

4.5 Litigation. *

4.6 Ownership of Company Capital Stock. *

4.7 Litigation. 29

4.8 Ownership of Company Capital Stock. 29

ARTICLE V CONDUCT OF BUSINESS *

5.1 Covenants of the Company. *

5.2 Covenants of the Buyer and Merger Subsidiary 33

ARTICLE VI ADDITIONAL AGREEMENTS *

6.1 No Solicitation. *

6.2 Proxy Statement. *

6.3 Access to Information. *

6.4 Company Stockholders' Meeting. *

6.5 Legal Conditions to the Merger. *

6.6 Public Disclosure. *

6.7 Intentionally Omitted 38

6.8 Indemnification. *

6.9 Notification of Certain Matters. *

6.10 Exemption from Liability Under Section 16(b). *

6.11 Employees; Employee Benefit Matters. *

6.12 Takeover Statutes. *

6.13 SEC Reports 41

6.14 Delisting 42

6.15 Financing Cooperation 42

6.16 Stockholder Litigation 42

ARTICLE VII CONDITIONS TO MERGER *

7.1 Conditions to Each Party's Obligation To Effect the Merger. *

7.2 Additional Conditions to Obligations of the Buyer and the Merger Subsidiary. *

7.3 Additional Conditions to Obligations of the Company *

ARTICLE VIII TERMINATION AND AMENDMENT *

8.1 Termination. *

8.2 Effect of Termination. *

8.3 Fees and Expenses. 49

8.4 Amendment. *

8.5 Extension; Waiver. *

ARTICLE IX MISCELLANEOUS *

9.1 Nonsurvival of Representations and Warranties. *

9.2 Notices. *

9.3 Entire Agreement. *

9.4 No Third Party Beneficiaries. *

9.5 Assignment. *

9.6 Severability. *

9.7 Counterparts and Signature. *

9.8 Interpretation. *

9.9 Governing Law. *

9.10 Remedies. *

9.11 WAIVER OF JURY TRIAL. *

TABLE OF DEFINED TERMS

Terms	Reference in Agreement
Acquisition Proposal	Section 6.1(f)
Affiliate	Section 3.2(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(b)(ii)
Buyer	Preamble
Buyer Disclosure Schedule	Article IV
Buyer Material Adverse Effect	Section 4.1
Certificate of Merger	Section 1.1
Certificates	Section 2.2(b)
Closing	Section 1.2
Closing Date	Section 1.2
Closing Net Working Capital	Section 7.2(j)
Code	Section 2.2(f)
COBRA	Section 3.13(d)
Common Shares	Section 2.1(b)(i)
Company	Preamble
Company Balance Sheet	Section 3.4(b)
Company Board	Preamble
Company Capital Stock	Section 2.1(a)
Company Common Stock	Section 2.1(a)
Company Disclosure Documents	Section 3.4(e)
Company Disclosure Schedule	Article III
Company Employee Plans	Section 3.13(b)
Company Financial Advisor	Section 3.17
Company Intellectual Property	Section 3.9(b)
Company Leases	Section 3.8(b)
Company Material Adverse Effect	Section 3.1(a)
Company Material Contracts	Section 3.10(a)
Company Permits	Section 3.14(b)
Common Rollover Shares	Section 2.1(b)(i)
Company SEC Reports	Section 3.4(a)
Company Series A Preferred Stock	Section 2.1(a)
Company Series B Preferred Stock	Section 2.1(a)
Company Series C Preferred Stock	Section 2.1(a)
Company Series D Preferred Stock	Section 2.1(a)
Company Stock Option(s)	Section 3.2(b)
Company Stock Plans	Section 3.2(b)
Company Stockholder Approval	Section 3.3(a)
Company Stockholders' Meeting	Section 3.4(e)
Company Voting Proposal	Section 3.3(a)
Contribution Agreement	Section 2.1(c)
Covered Employees	Section 6.11(a)
DGCL	Preamble
Dissenting Shares	Section 2.3(a)
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.13(b)
Environmental Law	Section 3.12(d)
ERISA	Section 3.13(b)
ERISA Affiliate	Section 3.13(b)
Exchange Act	Section 3.3(c)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Expenses	Section 8.3
Financing	Section 6.15
Financing Commitments	Section 4.5
GAAP	Section 3.4(b)
Governmental Entity	Section 3.3(c)
Hazardous Substance	Section 3.12(d)
HIPAA	Section 3.13(g)
HSR Act	Section 6.5(a)
Indemnified Parties	Section 6.8(a)
Independent Accountant	Section 7.2(j)
Intellectual Property	Section 3.9(a)
Law(s)	Section 3.14(a)
Liens	Section 3.2(d)
Merger	Preamble
Merger Consideration	Section 2.1(b)(i)
Merger Subsidiary	Preamble
Merger Subsidiary Common Stock	Section 2.1(e)
Nasdaq	Section 3.3(c)
Net Working Capital	Section 7.2(j)
Non-Employee Director Plan	Section 2.4(a)
NYBCL	Preamble
Option	Section 2.4(a)
Ordinary Course of Business	Section 3.2(c)
Outside Date	Section 8.1(b)
Parties	Preamble
Permits	Section 3.14(b)
Permitted Liens	Section 3.15
Preferred Rollover Shares	Section 2.1(c)
Proxy Statement	Section 3.4(e)
Real Properties	Section 3.8(a)
Representatives	Section 6.1(a)
Rollover	Preamble
Rollover Contribution Schedule	Section 2.1(b)(i)
Rollover Shares	Section 2.1(c)
SEC	Section 3.3(c)
Securities Act	Section 3.4(a)
Special Committee	Preamble
Special Committee Financial Advisor	Section 3.16
Specified Time	Section 6.1(a)(ii)
Spread Value	Section 2.4(b)
Stock Plans	Section 2.4(a)
Subsidiary	Section 3.1(b)
Superior Proposal	Section 6.1(f)
Surviving Certificate of Incorporation	Section 1.3(b)
Surviving Corporation	Section 1.3(b)
Surviving Option	Section 2.4(b)
Takeover Statute	Section 6.12
Taxes	Section 3.7(a)
Tax Returns	Section 3.7(a)
Termination Event	Section 8.3(b)
Third Party Intellectual Property	Section 3.9(b)
USERRA	Section 3.13(g)
Warrants	Section 2.5
Warrant Holder	Section 2.5

APPENDIX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 16, 2005, is by and among Hibernation Holding Company, Inc., a Delaware corporation (the "Buyer"), Hibernation Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Merger Subsidiary"), and The Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"). The Buyer, the Merger Subsidiary and the Company are referred to collectively as the "Parties." Except to the extent provided herein to the contrary, all references to the Company shall be deemed to include the Company and each Subsidiary (as defined in Section 3.1(b) below) thereof.

WHEREAS, a special committee of the board of directors of the Company (the "Company Board"), consisting solely of two disinterested directors (the "Special Committee"), subject to the terms and conditions set forth herein, has (i) declared the advisability of this Agreement and the Merger, (ii) recommended that the Company Board approve this Agreement and the Merger, and (iii) received a written opinion of the Special Committee Financial Advisor (as defined in Section 3.16) as set forth in Section 3.16 herein;

WHEREAS, the Board of Directors of the Company (the "Company Board"), based upon the recommendation of the Special Committee and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair, from a financial point of view, to the stockholders of the Company and (ii) approved and adopted this Agreement and the transactions contemplated hereby and resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger;

WHEREAS, the Board of Directors of the Buyer and the Merger Subsidiary deem it advisable and in the best interests of their respective stockholders to consummate the transactions contemplated herein, upon the terms and subject to the conditions set forth herein;

WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Merger Subsidiary into the Company in accordance with the terms of this Agreement and the New York Business Corporation Law (the "NYBCL") and the General Corporation Law of the State of Delaware (the "DGCL") as a result of which the Company shall become a wholly owned subsidiary of the Buyer and whereby outstanding securities of the Company shall be treated as set forth in Article II;

WHEREAS, certain holders of Common Shares and Company Series A Preferred have agreed to contribute such Common Shares and Company Series A Preferred to Buyer in exchange for equity interests of Buyer (the "Rollover"), all as further described in Section 2.1 of this Agreement; and

WHEREAS, the Buyer, the Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

THE MERGER

Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing (as defined in Section 1.2 below), the Buyer shall prepare, and on the Closing Date (as defined in Section 1.2 below) the Buyer shall cause to be filed with the Secretary of State of the State of New York, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Surviving Corporation (as defined in Section 1.3(b) below) in accordance with, the relevant provisions of the NYBCL and the DGCL and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the "Effective Time"). The Merger shall have the effects set forth in Section 906 of the NYBCL and Section 252 of the DGCL.

    Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at a location acceptable to the parties.
    Effects of the Merger. At the Effective Time:
      the separate existence of the Merger Subsidiary shall cease and the Merger Subsidiary shall be merged with and into the Company, which shall be the surviving company;
      the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as set forth on Exhibit A hereto (the "Surviving Certificate of Incorporation"), and, as so amended, such Surviving Certificate of Incorporation shall be the Certificate of Incorporation of the Company (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation"); and
      the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.
    Directors and Officers. The directors and officers set forth on Exhibit B shall become the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.
    Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Merger Subsidiary, in order to consummate the transactions contemplated by this Agreement.

    CONVERSION OF SECURITIES

    Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Merger Subsidiary:
      Cancellation of Treasury Shares. All shares of common stock, $.01 par value per share, of the Company ("Company Common Stock"), Series A Preferred Stock, $.05 par value per share ("Company Series A Preferred Stock"), Series B Convertible Preferred Stock, $.05 par value per share ("Company Series B Preferred Stock"), Series C Convertible Redeemable Preferred Stock, $.05 par value per share ("Company Series C Preferred Stock") and Series D Convertible Redeemable Preferred Stock, $.05 par value per share ("Company Series D Preferred Stock") (the Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock and Company Series D Preferred Stock are collectively referred to as the "Company Capital Stock") that are owned by the Company as treasury stock or by any wholly owned Subsidiary of the Company shall be cancelled and shall cease to exist and no Merger Consideration (as defined below) or other consideration shall be delivered in exchange therefor.
      Merger Consideration. Subject to Section 2.2, shares of the Company's Capital Stock issued and outstanding immediately prior to the Effective Time, except for Rollover Shares, as defined herein, shall be automatically converted into the right to receive payments as follows:
        Other than (i) Dissenting Shares (as defined in Section 2.3(a) below), (ii) shares to be cancelled in accordance with Section 2.1(a), and (iii) those shares of Company Common Stock (the "Common Rollover Shares") listed on the Rollover Contribution Schedule attached hereto as Exhibit C (the "Rollover Contribution Schedule") to be contributed to Buyer in the Rollover, each share of Company Common Stock (the "Common Shares"), issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $6.50 in cash (the "Merger Consideration"), payable to the holder thereof, without any interest thereon, less any applicable withholding taxes. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
        Each share of Company Series C Preferred Stock and each share of Company Series D Preferred Stock (other than (i) Dissenting Shares (as defined in Section 2.3(a) below) and (ii) shares to be cancelled in accordance with Section 2.1(a)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive (A) the Merger Consideration for each share of Company Common Stock into which such share of Company Series C Preferred Stock or Company Series D Preferred Stock is eligible to be converted according to its terms, plus (B) the amount, if any, of accrued but unpaid dividends in cash, payable to the holder thereof, without any interest thereon, less any applicable withholding taxes. As of the Effective Time, all such shares of Company Series C Preferred Stock and Company Series D Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Series C Preferred Stock or Company Series D Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
      Rollover Shares. Pursuant to a contribution agreement entered into on or prior to the date hereof in the form attached hereto as Exhibit D (the "Contribution Agreement"), by and among Buyer, the holder of all shares of Company Series A Preferred Stock (the "Preferred Rollover Shares," and collectively with the Common Rollover Shares, the "Rollover Shares") and the holders of Common Rollover Shares, immediately prior to the Effective Time each of the Rollover Shares shall be contributed to Buyer in exchange for capital stock of Buyer; provided, however, that after the Effective Time the rights, preferences and privileges of the Company Series A Preferred Stock shall be in accordance with the applicable terms of such series of stock as set forth in the Surviving Certificate of Incorporation.
      Stock held by Buyer. All shares of Company Capital Stock owned by the Buyer as of the Effective Time, and after giving effect to the consummation of the Rollover, shall remain outstanding.
      Capital Stock of Merger Subsidiary. As of the Effective Time, each share of common stock, par value $.01 per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of Merger Subsidiary Common Stock, the Company or Merger Subsidiary, be exchanged and converted into one share of Company Series B Preferred Stock, which shall remain outstanding; provided, however, that after the Effective Time the rights, preferences and privileges of the Company Series B Preferred Stock shall be in accordance with the applicable terms of such series of stock as set forth in the Surviving Certificate of Incorporation.
    Exchange of Certificates. The procedures for exchanging outstanding shares of Company Capital Stock (other than Rollover Shares and Company Series A Preferred) for Merger Consideration pursuant to the Merger are as follows:
      Exchange Agent. As of the Effective Time, the Buyer shall deposit with the Buyer's transfer agent or a bank or trust company designated by the Buyer and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of the Company Capital Stock (other than the Rollover Shares), for exchange in accordance with this Section 2.2, through the Exchange Agent, cash in an amount sufficient to make payments (i) of the Merger Consideration for all shares of Company Capital Stock for which Merger Consideration is to be paid and that are outstanding as of the Effective Time and (ii) of the Spread Value for all stock options and warrants for which Spread Value is to be paid (the "Exchange Fund").
      Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (other than Certificates which represented shares to be cancelled in accordance with Section 2.1(a) or contributed in accordance with Section 2.1(c)) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Consideration payable pursuant to Section 2.1(b), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, the Merger Consideration payable pursuant to Section 2.1(b) may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable pursuant to Section 2.1(b) as contemplated by this Section 2.2.
      No Further Ownership Rights in Company Capital Stock. The Merger Consideration paid upon the surrender for payment of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and payment of the Merger Consideration payable in respect thereof shall be delivered to the holder thereof as provided in this Article II.
      Termination of Exchange Fund. Any portion of the Exchange Fund, including accrued interest thereon, which remains undistributed to the holders of Company Capital Stock for 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Capital Stock who has not previously complied with this Section 2.2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of its claim for Merger Consideration.
      No Liability. To the extent permitted by applicable law, neither the Buyer, the Merger Subsidiary, the Company, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of shares of Company Capital Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
      Withholding Rights. Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable provision of law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.
      Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Buyer shall cause the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.
    Dissenting Shares.
      Dissenting Shares (as defined below in this Section 2.3(a)) shall not be converted into or represent the right to receive the Merger Consideration unless such Company stockholder shall have forfeited its right to appraisal under the NYBCL or properly withdrawn its demand for appraisal. If such Company stockholder has so forfeited or withdrawn its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Company Capital Stock pursuant to Section 2.1(b), and (ii) promptly following the occurrence of such event, the Buyer or the Surviving Corporation shall deliver to such Company stockholder a payment representing the Merger Consideration to which such holder is entitled pursuant to Section 2.1(b). For purposes of this Agreement, "Dissenting Shares" shall mean shares of Company Capital Stock held as of the Effective Time by a stockholder of the Company who has not voted such shares of Company Capital Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 623 of the NYBCL and not effectively withdrawn or forfeited.
      The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Capital Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the NYBCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.
    Options; Stock Plans
      For purposes of this Agreement, the term "Option" means each outstanding unexercised option to purchase shares of Company Common Stock, whether or not then vested or fully exercisable, granted on or prior to the date hereof to any current or former employee or director of the Company or any Subsidiary of the Company or any other person under any stock option plan or similar plan of the Company or in connection with any employment, consulting or other agreement or other arrangement approved by the Company Board with the Company or any Subsidiary of the Company on or prior to the date hereof (including, without limitation, under the Company's Incentive Stock Option Plan, as amended, and the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended (the "Non-Employee Director Plan") (collectively, the "Stock Plans").
      Each Option outstanding at the Effective Time, except as otherwise provided in Section 2.4 (c) below, shall continue in full force and effect with respect to the Surviving Corporation after the Effective Time (each such Option after the Effective Time, a "Surviving Option"), and shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Stock Plans and the option agreements thereto, as in effect immediately prior to the Effective Time, except that the termination date for all such Options granted under Company's Incentive Stock Option Plan outstanding as of the Effective Time that are non-qualified stock options shall be extended to November 1, 2012; provided, however, that the number of shares of common stock of the Surviving Corporation issuable upon the exercise, and the exercise price, of each such Surviving Option shall be equitably adjusted based upon the capitalization of the Surviving Corporation so that the "embedded value" (determined by calculating the difference between the exercise price of such Surviving Option and the value of the common stock covered by such option) of each such Surviving Option immediately after the Effective Time equals (i) the product (the "Spread Value") of (A) the total number of Common Shares otherwise issuable upon exercise of the corresponding Option prior to the Effective Time and (B) the excess, if any, of the Merger Consideration per Common Share less the applicable exercise price per Common Share otherwise issuable upon exercise of such Option prior to the Effective Time. The number of shares so determined in good faith by the board of directors of the Surviving Corporation shall be conclusive and binding upon the holders of the Surviving Options. As soon as practicable following the Closing, the Surviving Corporation shall issue to each holder of a Surviving Option a document evidencing the adjustment in the number of shares of common stock of the Surviving Corporation issuable upon exercise of such Surviving Option and the exercise price of such Surviving Option in accordance with the terms of this Section 2.4(b).
      Notwithstanding the terms of Section 2.4 (b), prior to the Effective Time the Buyer or the Merger Subsidiary shall offer agreements to individual holders of Options issued under the Non-Employee Director Plan and holders of Options in connection with their employment by the Surviving Corporation pursuant to which immediately upon or promptly after the Effective Time the Buyer or the Surviving Corporation shall pay to such employees the Spread Value of all of their vested Options.

2.5 Warrants. Pursuant to an agreement entered into on or prior to the date hereof by and among the Company, Buyer and the holder (the "Warrant Holder") of all outstanding warrants to purchase Company Capital Stock (the "Warrants"), the Warrant Holder shall receive as of the Effective Time, with respect to one-third of the shares of Company Capital Stock covered by the Warrants, Merger Consideration less the exercise price payable to the Company upon exercise of the Warrants, in exchange for cancellation of the Warrants with respect to such shares. All of the other Warrants held by the Warrant Holder shall remain in effect with the same exercise price and with all other terms thereof remaining unchanged, except for any amendments to such Warrants, if any, as may be required to keep them in existence following the Merger. The provisions of this Section related to the Warrants to remain outstanding are intended to constitute a transaction that is tax-free pursuant to Code Sections 368(a)(1)(E), 354 and 356.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and the Merger Subsidiary that the statements contained in this Article III are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Company to the Buyer and the Merger Subsidiary on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

    Organization, Standing and Power; Subsidiaries.
      Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any change, event, circumstance or development, individually or when taken together with all other such similar or related changes, events, circumstances or developments, that (i) has a material adverse effect on, or is reasonably likely to have a material adverse effect on the business, assets, liabilities, capitalization, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or delays the ability of the Company to consummate the transactions contemplated by this Agreement beyond the Outside Date, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industry in which the Company operates, (C) any matters that arise from matters disclosed in the Company Disclosure Schedule or the Company SEC Reports as of the date of this Agreement or (D) any matters resulting from the execution, delivery, performance or announcement of this Agreement and the transactions contemplated hereby. An adverse change in the stock price of the Company Common Stock shall not, in and of itself, be deemed to have a Company Material Adverse Effect. For the avoidance of doubt, the Parties agree that the terms "material," "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Company Material Adverse Effect in the second to last sentence of this paragraph or Buyer Material Adverse Effect in Section 4.1.
      Section 3.1(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company's Subsidiaries and the Company's direct or indirect equity interest therein. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (as defined below in this Section 3.1(b)) of it directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, and neither the Company, nor any Subsidiary of it, has, at any time, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity. As used in this Agreement, the term "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member, (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.
      The Company has made available to the Merger Subsidiary complete and accurate copies of the Certificate of Incorporation and Bylaws of the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. The Company has made available to the Merger Subsidiary complete and accurate copies of the charter, bylaws or other organizational documents, each as amended to date, of each Subsidiary of the Company. No subsidiary of the Company is in violation of any of the provisions of its charter or bylaws.
    Capitalization.
      The authorized capital stock of the Company consists of (i) 1,000,000 shares of Company Series A Preferred Stock, 90 of which are outstanding, (ii) 375,000 shares of Company Series B Preferred Stock, none of which is outstanding, (iii) 110 shares of Company Series C Preferred Stock, 9.3 shares of which are outstanding and convertible into 88,640 shares of Company Common Stock, (iv) 260 shares of Company Series D Preferred Stock, 250 shares of which are outstanding and convertible into 708,215 shares of Company Common Stock, (v) 624,540 shares of undesignated preferred stock, none of which is outstanding, and (vi) 20,000,000 shares of Common Stock, of which 5,039,898 shares are outstanding as of May 13, 2005.
      Section 3.2(b) of the Company Disclosure Schedule lists the number of shares of Company Common Stock reserved for future issuance pursuant to options to purchase or acquire Company Common Stock (individually a "Company Stock Option" and collectively, the "Company Stock Options") granted and outstanding as of the date of this Agreement and the Company's Non-Employee Directors Stock Option Plan and 1993 Incentive Stock Option Plan (collectively, the "Company Stock Plans") or other arrangements under which such Company Stock Options were granted. The Company previously provided to the Buyer a complete and accurate list of all holders of outstanding Company Stock Options under the Company Stock Plans, indicating with respect to each Company Stock Option, the number of shares of Company Common Stock subject to such Company Stock Option and the exercise price, the date of grant, vesting schedule and the expiration date thereof, including the extent to which any vesting has occurred as of the date of this Agreement. Section 3.2(b) of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights (other than Company Stock Options) to purchase shares of Company Common Stock outstanding as of the date of this Agreement and the agreement or other document under which such warrants or such other rights were granted. The Company previously provided to the Buyer a complete and accurate list of all holders of warrants or such other rights indicating the number and type of shares of Company Common Stock subject to each warrant or such other rights, and the exercise price, the date of grant and the expiration date thereof. Section 3.2(b) of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance upon conversion of the shares of Company Series C Preferred Stock and Company Series D Preferred Stock outstanding as of the date of this Agreement.
      Except (x) as set forth in Section 3.2(c) of the Company Disclosure Schedule and in this Section 3.2 and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any Subsidiary of it (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any Subsidiary of it is a party or by which the Company or any Subsidiary of it is bound obligating the Company or any Subsidiary of it to issue, exchange, transfer, or sell, or cause to be issued, exchanged, transferred or sold, additional shares of capital stock or other equity interests of the Company or any Subsidiary of it or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any Subsidiary of it to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any Subsidiary of it has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary of it to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or the capital stock of any Subsidiary or any other securities of the Company or any Subsidiary of it, or to provide funds to or make any material investment in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of any Subsidiary of the Company entered into in the usual, regular and ordinary course of business, substantially in the same manner as previously conducted (the "Ordinary Course of Business"). Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any Subsidiary of it. For purposes of this Agreement, the term "Affiliates" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act, provided, however, the term "Affiliate" when used with respect to the Company shall mean any business entity in which the Company owns directly or indirectly 50% or more of the total voting power. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any Subsidiary of it is a party or by which it or they are bound with respect to any equity security of any class of the Company or any Subsidiary of it or with respect to any equity security, partnership interest or similar ownership interest of any class of any Subsidiary of it.
      All of the outstanding shares of capital stock and other equity securities or interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all mortgages, security interests, pledges, liens, charges or encumbrances of any nature ("Liens") and agreements in respect of, or limitations on, the Company's voting rights, except as set forth in Section 3.2(d) of the Company Disclosure Schedule.
    Authority; No Conflict; Required Filings and Consents.
      The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement (the "Company Voting Proposal") by the Company's stockholders under the NYBCL (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company Board or a special committee of the Company Board, at a meeting duly called and held, duly (i) determined that the Merger is fair from a financial point of view to the stockholders of the Company, (ii) approved this Agreement in accordance with the provisions of the NYBCL, (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in equity or law).
      The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of the Company or of the charter, bylaws, or other organizational document of any Subsidiary of the Company or (ii) except as set forth in Section 3.3(b)(1) or Section 3.3(b)(2) of the Company Disclosure Schedule, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, or require a consent or waiver under, require any payment in excess of $1,000 or more under, or result in the imposition of any Lien on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any Subsidiary of it is a party or by which any of them or any of their properties or assets may be bound.
      No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any domestic (federal, state or local) or foreign court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality or any stock market or stock exchange on which shares of Company Common Stock are listed for trading (a "Governmental Entity") is required by the Company or any Subsidiary of it in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the New York Secretary of State and appropriate corresponding documents with the Secretaries of appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of such reports, schedules or materials in accordance with applicable requirements of the Nasdaq National Market ("Nasdaq") and (v) with respect to the Rollover, such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.
      Except as set forth in Section 3.3(b)(1) or Section 3.3(b)(2) of the Company Disclosure Schedule, the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock, including the holders of the Company Series C Preferred Stock and Company Series D Preferred Stock voting on an as-converted basis, on the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.
    SEC Filings; Financial Statements; Information Provided.
      The Company has made available to the Buyer true and complete copies of all registration statements, forms, reports and other documents filed with the SEC prior to the date hereof. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, the Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of the Exchange Act.
      Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The consolidated, unaudited balance sheet of the Company as of December 31, 2004 is referred to herein as the "Company Balance Sheet."
      Except as disclosed in Section 3.4(c) of the Company Disclosure Schedule and the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2004, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of its Subsidiaries has incurred, any material liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise), except liabilities set forth on the face of the balance sheet included in the most recent financial statements of the Company included in the Company SEC Reports filed prior to the date of this Agreement and liabilities incurred in the Ordinary Course of Business.
      Except as set forth in Section 3.4(d) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.
      Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the proxy statement of the Company containing information required by Regulation 14A under the Exchange Act, and if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act (together with all amendments and supplements thereto, the "Proxy Statement") to be filed with the SEC and sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to be called pursuant to Section 6.4 hereof to consider the Company Voting Proposal (the "Company Stockholders' Meeting"), shall, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the date the Proxy Statement is first mailed to stockholders of the Company, and at the time of the Company Stockholders' Meeting, the Proxy Statement shall not contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting any fact or event relating to the Company or any Subsidiary of it which is required to be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall promptly inform the Buyer of such fact or event.
    No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in the Company Disclosure Schedule, and except for normal and recurring liabilities incurred since the date of the Company Balance Sheet in the Ordinary Course of Business, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.
    Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in the Company Disclosure Schedule, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; or (ii) any other action or event that would have required the consent of the Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.
    Taxes.
      The Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete except for any errors or omissions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have paid on a timely basis all Taxes that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and any Subsidiary of it for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All Taxes that the Company or any Subsidiary of it is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.
      The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service as specified in Section 3.7(b) of the Company Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary of it by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary of it has been informed by any Governmental Entity that the Governmental Entity believes that the Company or any Subsidiary of it was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary of it has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.
    Owned and Leased Real Properties.
      Section 3.8(a) of the Company Disclosure Schedule lists all real property owned by the Company (collectively, the "Real Properties"). The Company has good and marketable title to the Real Properties free and clear of all Liens except (i) as identified in Section 3.8(a) of the Company Disclosure Schedule, (ii) liens for current taxes not yet due, (iii) minor imperfections of title, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operation of the Company, and (iv) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto.
      Section 3.8(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or any Subsidiary of it (collectively "Company Leases") and the location of the premises. Neither the Company nor any Subsidiary of it nor, to the Company's knowledge, any other party to any Company Lease, is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have a Company Material Adverse Effect. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. The Company has made available to the Buyer complete and accurate copies of all Company Leases.
    Intellectual Property.
      The Company and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or that would be necessary as such business is currently planned to be conducted (in each case excluding generally commercially available, "off-the-shelf" software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses), the absence of which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Intellectual Property" means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials.
      Except as set forth in Section 3.3(b)(1) or Section 3.3(b)(2)of the Company Disclosure Schedule, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify in any manner, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any Subsidiary of it (the "Company Intellectual Property") or (ii) any license, sublicense and other agreement as to which the Company or any Subsidiary of it is a party and pursuant to which the Company or any Subsidiary of it is authorized to use any third party Intellectual Property, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any Subsidiary of it (the "Third Party Intellectual Property"). Section 3.9(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of the Company Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and Section 3.9(b)(ii) sets forth a complete and accurate list of all Third Party Intellectual Property.
      To the best of the Company's knowledge, all patents and registrations and applications for trademarks, service marks and copyrights which are held by the Company or any Subsidiary of it and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property.
      To the best of the Company's knowledge, none of the (i) products currently sold by the Company or any Subsidiary of it or (ii) business or activities currently conducted by the Company or any Subsidiary of it infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party. Neither the Company nor any Subsidiary of it has received any claim or notice alleging any infringement, violation or misappropriation of any Intellectual Property of any third party.
    Agreements, Contracts and Commitments
      Section 3.10(a) of the Company Disclosure Schedules sets forth a complete and accurate list of the following contracts and agreements (written or oral) to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound (the "Company Material Contracts"):
        any agreement (or group of related agreements) for the purchase or sale of products, raw materials or supplies or for the furnishing or receipt of services (A) providing for payments to or from the Company in excess of $50,000 per annum or (B) in excess of $100,000 in the aggregate for the remainder of the term;
        any agreement for the purchase or other acquisition of any material assets or material business involving expenditure in excess of $500,000 in a transaction or series of related transactions (it being understood that any business or asset or series of related assets for which the Company or any Subsidiary of the Company paid in excess of $500,000 shall be deemed material for purposes of this provision);
        any fulfillment or warehouse agreement;
        any agreement related to catalogue publishing;
        any call center agreement;
        any advertising or marketing agreement, including without limitation any such agreement relating to (1) on-line affiliate marketing programs, (2) opt-in list aggregation agreements with news or entertainment Internet sites, or (3) Internet search listing or similar arrangements;
        any agreement relating to Web hosting, Web services, Web development, Web design, information technology services or other similar arrangements, and any service level agreements related to any of the foregoing;
        any agreement with UPS, DHL or any other common carrier whose services amount to at least 15% of the Company's products shipped in the most recently completed fiscal year or the current fiscal year of the Company, measured by the retails sales prices of such products;
        any agreement for the manufacture of the Company's products;
        any license, sublicense or other agreement pursuant to which the Company or any Subsidiary of the Company is authorized to use any Third Party Intellectual Property;
        any agreement establishing a partnership or joint venture;
        any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Lien (other than Permitted Liens) on any of its assets, tangible or intangible;
        any employment or other agreement obligating the Company to maintain employment or engage a person for consulting services for any particular period;
        any employment or other agreement containing provisions obligating the Company to make severance payments upon termination of employment or a consulting relationship or obligating the Company to maintain employment or engage a person for consulting services upon the consummation of the Merger;
        any agreement involving any officer or director of the Company;
        any agreement under which the Company or any Subsidiary of it granted or was granted marketing, distribution or sales rights with respect to any product, industry, customer segments, geographical area or otherwise;
        any agreement, commitment, judgment, injunction or order to which the Company or any Subsidiary of it is a party or is subject to that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or any Subsidiary of it in any material respect, in any geographic area, for any period of time; and
        any other agreement (or group of related agreements) (A) providing for payments to or from the Company in excess of $50,000 per annum or (B) in excess of $100,000 in the aggregate for the remainder of the term.

      The Company has made available to the Buyer a complete and accurate copy of each Company Material Contract. Except as set forth on section 3.10(a) of the Company Disclosure Schedule, each Company Material Contract is in full force and effect and is enforceable in accordance with its terms. All Material Contracts to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against the Company or any such Subsidiary, as the case may be, and to the Company's knowledge, the other parties thereto in accordance with their respective terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to the general principles of equity, and except with respect to any such failure to be valid and binding, in full force and effect or enforceable which could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.10(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of it nor, to the Company's knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract except for those defaults that would not reasonably be expected to have a Company Material Adverse Effect.

      The Company SEC Reports and Section 3.10(b) of the Company Disclosure Schedule disclose each contract or agreement to which the Company or any Subsidiary of it is a party or bound with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of the Company). Complete and accurate copies of all the agreements, contracts and arrangements have heretofore been made available to the Buyer. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any Subsidiary of it has entered into any transaction with any Affiliate of the Company or any Subsidiary of it or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.
    Litigation; Product Liability. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Company or any Subsidiary of the Company. No product liability claims have been asserted or, to the knowledge of the Company, threatened against the Company or any Subsidiary of it relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by the Company or any Subsidiary of the Company.
    Environmental Matters. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for such matters which, individually or in the aggregate, have not had, and are not reasonably likely to have a Company Material Adverse Effect:
      the Company and each of its Subsidiaries have at all times materially complied with, and are currently in material compliance with, applicable Environmental Laws;
      to the Company's knowledge, there are no circumstances or conditions involving the Company or any Subsidiary of it that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the use or transfer of any property of the Company or any Subsidiary of it pursuant to any Environmental Law that would result in a payment by the Company in excess of $50,000;
      there are no liens against any of the properties currently leased or operated by the Company or any Subsidiary of it arising under any Environmental Law; and
      the Company has received no written notice of any violation, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.

For purposes of this Agreement, "Environmental Law" means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, manufacture, transportation, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

For purposes of this Agreement, "Hazardous Substance" means any substance the presence of which requires investigation or remediation under any Environmental Law.

    Employees; Employee Benefit Plans.
      The Company has previously disclosed to Buyer a complete and accurate list of the names and titles of all year-round employees (whether full or part time) of the Company or any Subsidiary of the Company and each such employee's date of hire, current annual base compensation, and, if applicable, current incentive or bonus compensation target compensation levels.
      Section 3.13(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates (together, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any Subsidiary of it or an ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.
      With respect to each Company Employee Plan, the Company has made available to the Buyer, a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) each trust agreement, group annuity contract and each other contract and summary plan description, if any, relating to such Company Employee Plan, (iv) the most recent financial statements for each Company Employee Plan that is funded, (v) all personnel, payroll and employment manuals and policies, (vi) all employee handbooks and (vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.
      With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan. Neither the Company nor any Subsidiary of it maintain or are obligated to contribute to (or have ever maintained or been obligated to contribute to) any Employee Benefit Plan that is subject to Title IV of ERISA (including without limitation Subtitle E of such Title IV) or to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code. Except as disclosed in Section 3.13(b) of the Company Disclosure Schedule or as required pursuant to Part 6 of Title I of ERISA and Section 4980B of the Code (collectively, "COBRA"), no Company Employee Plan provides any post-employment health or other welfare benefit coverage.
      All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date.
      Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any Subsidiary of it is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any Subsidiary of it (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of it of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary of it that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) agreement or plan binding the Company or any Subsidiary of it, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company or a Subsidiary of it (as the case may be) has the right to reduce any amount otherwise payable or creditable that would (if paid or credited) be an "excess parachute payment" under Section 280G(b)(1) of the Code to such an extent that no such excess parachute payment will exist after such reduction is applied. Neither the Company nor any Subsidiary of it is under any obligation (and the Buyer will be under no such obligation) to indemnify any stockholder, director, officer or employee of the Company or any Subsidiary of it against the tax imposed by Section 4999 of the Code or to "gross up" any such person for the effects of such tax.
      All Company Employee Plans are maintained and operated in accordance with all applicable Laws (as such term is defined in this Agreement) and at all times have been so maintained and operated. Without limiting the generality of the foregoing, to the extent applicable each Company Employee Plan is in material compliance with all applicable provisions of ERISA and the Code (including without limitation the "prohibited transaction" provisions of Section 406 of ERISA and Section 4975 of the Code, the requirements of COBRA, the requirements of Part 7 of Title I of ERISA ("HIPAA"), and the requirements of Section 414(u) of the Code ("USERRA")).
    Compliance With Laws; License and Permits.
      The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any domestic (federal, state or local) or foreign statute, law, ordinance, rule, permit, writ, regulation, judgment, injunction, decree or order (each a "Law" and collectively, "Laws") with respect to the conduct of its business, or the ownership or operation of its properties or assets, except where the failure to so comply, or any such violation, would not reasonably be expected to have a Company Material Adverse Effect.
      The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") necessary for the Company and its Subsidiaries to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. As of the date hereof, all of the Company Permits are in full force and effect and, to the knowledge of the Company, no violation, suspension or cancellation of any of the Company Permits is pending or threatened, except where not being in full force and effect or the violation, suspension or cancellation of such Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, none of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement.
    Assets. The Company or one of its Subsidiaries owns or leases all material tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Except as disclosed in section 3.8(a) of the Company Disclosure Schedule, all of such tangible assets which are owned, are owned free and clear of all Liens except for (i) Liens which are disclosed in the Company SEC Reports filed prior to the date of this Agreement and (ii) other Liens that, individually and in the aggregate, do not interfere with the ability of the Company or its Subsidiaries to conduct their business as currently conducted and as presently proposed to be conducted (collectively, "Permitted Liens"). The Company's and each of its Subsidiaries' buildings, equipment and other tangible assets are in good operating condition (normal wear and tear excepted). All material leases pursuant to which the Company or any of its Subsidiaries are a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).
    Opinion of Financial Advisor. The financial advisor of the Special Committee, Houlihan, Lokey, Howard & Zukin (the "Special Committee Financial Advisor"), has delivered to the Special Committee and the Company Board an opinion dated the date of this Agreement to the effect, as of such date, that the Merger Consideration is fair to the holders of Company Capital Stock (other than holders of the Rollover Shares) from a financial point of view, a signed copy of which opinion has been delivered to the Buyer.
    Brokers; Schedule of Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any Subsidiary of it, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Covington Associates, LLC, the financial advisor to the Company (the "Company Financial Advisor") and the Special Committee Financial Advisor, whose fees and expense shall be paid by the Company. The Company has made available to the Buyer a complete and accurate copy of all agreements pursuant to which the Company Financial Advisor is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.
    Special Committee and Company Board Recommendations. The Special Committee has, as of the date of this Agreement, (i) adopted this Agreement and (ii) recommended that the Company Board adopt this Agreement. Based upon the recommendation of the Special Committee, the Company Board, at a meeting duly called and held, has (i) adopted this Agreement, (ii) determined that the Merger is fair to the holders of Company Capital Stock (other than the holders of Rollover Shares), and (iii) subject to the provisions of Section 6.4 hereof, resolved to recommend that the stockholders of the Company adopt this Agreement.
    Labor Matters. Except as set forth in Section 3.19 of the Company Disclosure Schedule, (a) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and during the past three years there has not been any such action, (b) to the knowledge of the Company, no union claims to represent the employees of the Company or any of its Subsidiaries, (c) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries, (d) none of the employees of the Company or any of its Subsidiaries is represented by a labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does nay question concerning representation exist concerning such employees, (e) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, (f) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending or threatened before the National Labor Relations Board or any similar state of foreign agency, (g) there is no grievance arising out of any collective bargaining agreement, (h) to the knowledge of the Company, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (i) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress and (j) there are no material complaints, lawsuits or other proceedings pending or to the knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. To the knowledge of the Company, as of the date hereof, no executive officer or other key employee of the Company or any of its Subsidiaries is subject to any noncompete, nonsolicitation, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except agreements between the Company or any Subsidiary of the Company and its present and former officers and employees.
    Insurance. Set forth in Section 3.20 of the Company Disclosure Schedule is a list of all insurance policies maintained by the Company and each of its Subsidiaries and a description of the type of insurance covered by such policies, the dollar limit of the policies and the annual premiums for such policies. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. As of the date hereof, neither the Company nor any of its Subsidiaries maintains any material self-insurance or co-insurance programs. As of the date hereof, neither the Company nor any of its Subsidiaries has any disputed claim or claims aggregating $100,000 or more with any insurance provider relating to any claim for insurance coverage under any policy or insurance maintained by the Company or any of its Subsidiaries.
    State Takeover Statutes. As currently contemplated by the Agreement, the Board of Directors of the Company has taken all actions so that no Takeover Statute (as defined in Section 6.12) applicable to the Company shall be applicable to the Merger or the other transactions contemplated by this Agreement.

    REPRESENTATIONS AND WARRANTIES OF THE
    BUYER AND THE MERGER SUBSIDIARY

    The Buyer and the Merger Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Buyer and the Merger Subsidiary to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

    Organization, Standing and Power. Each of the Buyer and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Buyer Material Adverse Effect. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, the ability of the Buyer or the Merger Subsidiary to consummate the transactions contemplated by this Agreement other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industry in which the Company operates, (C) any matters that arise from matters that are disclosed in the Buyer Disclosure Schedule or (D) any matters resulting from the execution, delivery, performance or announcement of this Agreement and the transactions contemplated hereby.
    Authority; No Conflict; Required Filings and Consents.
      Each of the Buyer and the Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Merger Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Merger Subsidiary (including the approval of the Merger by the Buyer in its capacity as the sole stockholder of the Merger Subsidiary). This Agreement has been duly executed and delivered by each of the Buyer and the Merger Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Merger Subsidiary, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in equity or law).
      The execution and delivery of this Agreement by each of the Buyer and the Merger Subsidiary do not, and the consummation by the Buyer and the Merger Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of the Buyer or the Merger Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Merger Subsidiary's assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Merger Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i), (ii) and (iii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Merger Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.
      No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by the Buyer or the Merger Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Merger Subsidiary or the consummation by the Buyer or the Merger Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the New York Secretary of State and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filings of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.
    Capitalization. The authorized capital stock of the Buyer consists of (i) 8,405,000 shares of common stock, $.001 par value per share, of which 3 shares are outstanding as of the date hereof, and (ii) 4,500,000 shares of preferred stock, $.001 par value per share, of which no shares are outstanding as of the date hereof. The authorized capital stock of the Merger Subsidiary consists of (i) 8,405,000 shares of common stock, $.001 par value per share, of which 1 share is outstanding as of the date hereof, and (ii) 4,500,000 shares of preferred stock, $.001 par value per share, of which no shares are outstanding as of the date hereof.
    Information Provided. Any information to be supplied by or on behalf of the Buyer and its Affiliates for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, or at the time of the Company Stockholders' Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting any fact or event relating to the Buyer or any of its Affiliates which is required to be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall promptly inform the Company of such fact or event.
    Operations of the Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.
    Financing of the Buyer. The Buyer has previously delivered to the Company copies of equity and debt financing commitment letters pursuant to which Buyer intends to obtain the funds necessary to pay the aggregate Merger Consideration and Spread Value (the "Financing Commitments").
    Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer or the Merger Subsidiary which individually or in the aggregate has had, or is reasonably likely to have, a Buyer Material Adverse Effect or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.
    Ownership of Company Capital Stock. As of the date of this Agreement, none of the Buyer, the Merger Subsidiary or, to the knowledge of the Buyer, any of the Buyer's affiliates or associates (as such terms are defined in the Exchange Act) (i) beneficially owns or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposition of, in the case of either clause (i) or (ii), shares of Company Capital Stock other than the Rollover Shares.

    CONDUCT OF BUSINESS

    Covenants of the Company. Except as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act in the Ordinary Course of Business; pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations); comply with all applicable laws, rules and regulations and use reasonable efforts, consistent with past practices, to maintain and preserve its and each Subsidiary's business organization, assets and properties; keep available the services of its present officers and employees; preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time; and use its commercially reasonable best efforts to fulfill each of the conditions to effect the Merger that is to be performed by Company pursuant to Article VII. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any Subsidiary of it to, directly or indirectly, do any of the following without the prior written consent of the Buyer:
      (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent or dividends payable to the holders of Company Series C Preferred Stock and Company Series D Preferred Stock); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities;
      issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Warrants outstanding on the date of this Agreement or upon the conversion of Series C Preferred Stock or Series D Preferred Stock in accordance with their terms as in effect on the date hereof);
      amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, except as expressly provided by this Agreement;
      acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets outside of the Ordinary Course of Business or that are material to the Company and its Subsidiaries, taken as a whole;
      except for sales in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any Subsidiary of it;
      sell, dispose of or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole, (including any accounts, leases, contracts or intellectual property or any assets or the stock of any Subsidiary of it) either through a single transaction or a series of transactions;
      adopt or implement any stockholder rights plan;
      except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all, substantially all or a portion of the assets or securities of the Company and its Subsidiaries, taken as a whole;
      incur or suffer to exist any indebtedness for borrowed money (other than (x) such indebtedness which existed as of December 31, 2004 as reflected on the Company Balance Sheet, (y) additional indebtedness in the Ordinary Course of Business in the aggregate amount of less than $250,000, and (z) additional indebtedness under the line of credit in place as of the date of this Agreement to pay its obligations under its settlement agreement with 538 Madison Avenue) or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of it, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;
      make any capital expenditures with respect to property, plant or equipment in excess of $250,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;
      make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required under GAAP, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;
      (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, of claims, liabilities or obligations in the Ordinary Course of Business and consistent with the liabilities reflected or reserved against in the financial statements of the Company or (ii) waive any material benefits of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreements to which the Company or any Subsidiary of it is a party;
      other than in the Ordinary Course of Business, modify, amend or terminate any material contract or agreement to which the Company or any Subsidiary of it is a party, or waive, release or assign any material rights or claims (including write-offs or other compromises of accounts receivable of the Company or any Subsidiary of it which are material either singularly or in the aggregate);
      except as otherwise permitted in this Agreement and other than in the Ordinary Course of Business (i) enter into any material contract or agreement or (ii) license any material intellectual property rights to or from any third party;
      except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of or pay any bonus, other than in the Ordinary Course of Business, to, any director, officer, employee or consultant, (iii) except as otherwise permitted in this Agreement, amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (iv) other than in the Ordinary Course of Business, pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any stock-based awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, other stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder or (vi) other than in the Ordinary Course of Business, take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;
      make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax return;
      open or close any facility or office;
      fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;
      fail to pay accounts payable and other obligations in the Ordinary Course of Business;
      settle or compromise any pending or threatened suit, action, claim or litigation (except in the Ordinary Course of Business and with prior written notice to Buyer), the settlement or compromise of which would result in payments by the Company in excess of $50,000;
      take any action or omit to take any action, out of the Ordinary Course of Business, that would have the effect of increasing Working Capital in an amount that would cause the condition set forth in Section 7.2(j) to be met where in the absence of such action or omission such condition would not be met at the Effective Time; or
      authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2 Covenants of the Buyer and Merger Subsidiary.

(a) Except as consented to in writing by the Company, the Buyer shall, and shall cause the Merger Subsidiary to, use its commercially reasonable best efforts to fulfill each of the conditions to effect the Merger that is to be performed by the Buyer or the Merger Subsidiary, as the case may be, pursuant to Article VII.

(b) The Buyer shall use its commercially reasonable best efforts to consummate the Financing Commitments so as to have the necessary funds available at Closing to consummate the Merger.

ADDITIONAL AGREEMENTS

    No Solicitation.
      No Solicitation or Negotiation. Except as set forth in this Section 6.1, the Company shall not, nor shall it authorize or permit any Subsidiary of it or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, "Representatives") to directly or indirectly:
        solicit, initiate, encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below in Section 6.1(f)); or
        enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal.

      Notwithstanding the foregoing and subsection (e) below, prior to the adoption of this Agreement at the Company Stockholders' Meeting (the "Specified Time"), the Company may, in response to a bona fide, unsolicited Acquisition Proposal made or received after the date of this Agreement (including, without limitation, an Acquisition Proposal received from a person with whom the Company had discussions or to whom the Company furnished information prior to the date hereof) that the Company Board or the Special Committee determines in good faith after consultation with its outside counsel and its financial advisor reasonably may likely lead to a Superior Proposal (as defined below in Section 6.1(f)) and that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, in each case that did not result from a breach by the Company of this Section 6.1, and subject to compliance with Section 6.1(c), (x) furnish information with respect to the Company to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations (including solicitation of a revised Acquisition Proposal) with such person and its Representatives regarding an Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.1(a) by any Representative of the Company or any Subsidiary of it, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.1(a) by the Company.

      No Change in Recommendation; No Alternative Acquisition Agreement. Neither the Company Board nor any committee thereof shall:
        withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer or the Merger Subsidiary, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger;
        cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or
        adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

      Notwithstanding the foregoing, the Company Board or the Special Committee may, to the extent the Company Board or the Special Committee, respectively, determines in good faith, after consultation with its outside counsel, that its fiduciary obligations require it to do so, (A) take any of the actions referred to in clause (i) and, in response to a Superior Proposal that did not result from a breach by the Company of this Section 6.1, clauses (ii) or (iii) of the first sentence of this Section 6.1(b); and (B) terminate this Agreement pursuant to Section 8.1(f).

      Notices to the Buyer; Additional Negotiations. The Company shall immediately advise the Buyer orally, with written confirmation to follow promptly (and in any event within 24 hours), of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposals, which notice shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall inform Buyer promptly (and in any event within 24 hours) of all material developments and the status of any Acquisition Proposal, any negotiations or discussions with respect to any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that, to the Company's knowledge, is considering making, or has made, an Acquisition Proposal. The Company shall provide Buyer with copies of all documents received from (to the extent such documentation sets forth the terms or conditions of such Acquisition Proposal) or delivered or sent to any person or entity that is considering making or has made an Acquisition Proposal. The Company will promptly (and in any event within 24 hours) provide to Buyer any non-public information concerning the Company provided to any other party in connection with an Acquisition Proposal which was not previously provided to Buyer.
      Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.4 shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board or any special committee thereof, based on the opinion of outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law and provided any position so taken or disclosed is otherwise consistent with the Company's obligations under this Section 6.1 and Section 6.4; provided, however, that, except as set forth in Section 6.1(b), in no event shall the Company Board or any special committee thereof withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger.
      Cessation of Ongoing Discussions. The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.
      Definitions. For purposes of this Agreement:

"Acquisition Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Company or any material Subsidiary of it, (ii) any proposal for the issuance by the Company or any Subsidiary of it of over 20% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement.

"Superior Proposal" means any unsolicited, bona fide written offer that would become legally binding upon execution and delivery by the parties, made by a third party to acquire substantially all the equity securities or substantially all or a portion of the assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, (i) on terms which the Company Board or any special committee thereof determines in its good faith judgment to be more favorable from a financial point of view to the holders of Company Capital Stock than the transactions contemplated by this Agreement (after consultation with its financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Buyer to amend the terms of this Agreement) and (ii) that in the good faith judgment of the Company Board or any special committee thereof is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

    Proxy Statement.
      As promptly as practicable after the execution of this Agreement the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement. The Company shall endeavor to promptly respond to any comments of the SEC. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable time. Each of the Buyer and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any filing pursuant to Section 6.2(b). Each of the Buyer and the Company shall use its reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, or any filing pursuant to Section 6.2(b), the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.
      The Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.
    Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request; provided, however, the Company may restrict the foregoing access (i) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or any Subsidiary of the Company requires the Company or any such Subsidiary to restrict access to any properties or information, (ii) to the extent that such access would violate any existing confidentiality or similar non-disclosure obligation, or (iii) to preserve attorney client and work product privileges. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.
    Company Stockholders' Meeting.
      The Company, acting through the Company Board or the Special Committee, shall take all actions in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within 45 days after the mailing of the Proxy Statement, the Company Stockholders' Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1(b), to the fullest extent permitted by applicable law, (i) the Company Board, based upon the recommendation of the Special Committee, shall recommend approval and adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement, and (ii) neither the Company Board nor committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company's stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1(b), the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the NYBCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting.
      The Company shall ensure that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the NYBCL, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements.
    Legal Conditions to the Merger.
      Subject to the terms hereof, the Company and the Buyer shall each use its commercially reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions in Sections 7.1 and Section 7.2, in the case of the Company, and Section 7.1(b) and (c) and Section 7.3, in the case of the Buyer and Merger Subsidiary, to be fulfilled, and to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party all consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and any other applicable federal or state antitrust or similar laws, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.5(a) shall modify or affect their respective rights and responsibilities under Section 6.5(b).
      The Company shall give (or shall cause its respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent the occurrence of an event that may have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time.
    Public Disclosure. Except as may be required by law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (ii) the Buyer and the Company shall consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.
    [Intentionally omitted]
    Indemnification.
      From and after the Effective Time, the Buyer shall, to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six (6) years from the Effective Time, to maintain any provisions regarding exculpation and to assume, honor and fulfill all of the Company's obligations to indemnify and hold harmless (including the obligation to advance expenses) each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement. For avoidance of doubt, the Surviving Corporation shall assume, honor and fulfill in all respects the obligations of the Company or any Subsidiary of the Company under any indemnification agreements contained in employment agreements. In the event of any such threatened or actual claim, action, suit, proceeding or investigation, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, that (i) the Surviving Corporation shall have the right to assume the defense thereof by counsel reasonably satisfactory to the Indemnified Parties and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (iii) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation under this Section 6.8 except to the extent such failure to notify materially prejudices the Surviving Corporation. The Surviving Corporation shall take no action, which would conflict with the performance by the Surviving Corporation of its duties under this Section 6.8.
      For a period of six (6) years after the Effective Time, the Buyer shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Buyer) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage or if substantially equivalent insurance coverage is not available, the most advantageous directors' and officers' liability insurance policy obtainable for an annual premium equal to 100% of the annual premium as of the Effective Date.
      In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any entity, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation or, at the Buyer's option, the Buyer, assume the obligations set forth in this Section 6.8.
      The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The provisions of this Section 6.8 shall survive the closing of the transactions contemplated hereby.
    Notification of Certain Matters. The Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Merger Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.
    Exemption from Liability Under Section 16(b). The Company Board, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act of Company Common Stock and of options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.
    Employees; Employee Benefit Matters.
      The Buyer agrees that, during the period commencing on the Effective Time and ending on the first anniversary thereof, to the extent permitted by law, it will provide or cause the Surviving Corporation to provide employees of the Company who become employees of the Surviving Corporation as of the Effective Time ("Covered Employees") with employee benefit plans, programs and arrangements which in the aggregate are substantially comparable to those currently provided by the Company and its Subsidiaries (other than stock or other plans involving the potential issuance of securities of the Company). For purposes of employee benefit plans, programs and arrangements provided to Covered Employees maintained or contributed to by the Buyer or any of its Subsidiaries, the Buyer shall, and shall cause its Subsidiaries to, treat service of each Covered Employee with the Company and its Subsidiaries (to the same extent such service is recognized under analogous plans, programs and arrangements of the Company and its Subsidiaries) as service rendered to the Buyer and its Subsidiaries, solely for the purpose of eligibility to participate and vesting thereunder.
      The Buyer will honor, and cause the Surviving Corporation to honor, pursuant to their terms, all employee severance plans and employment, change of control or severance agreements of the Company or its Subsidiaries that are specifically identified in Section 6.11(b) of the Company Disclosure Schedule.
    Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute") is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company Board, on the one hand, and the Buyer and Merger Subsidiary and their respective boards of directors, on the other hand, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.
    SEC Reports. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article VIII or the Effective Time, the Company shall use reasonable best efforts to file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.
    Delisting. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Common Shares from the Nasdaq and (ii) to terminate the registration of the Common Shares under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Effective Time.
    Financing Cooperation. The Company shall provide, and shall cause its Subsidiaries and the Company representatives to provide, all reasonable cooperation in connection with the arrangement of any financing of the Buyer, its Subsidiaries or the Surviving Corporation in connection with the Merger and the transactions contemplated by this Agreement (the "Financing") including, without limitation, (a) promptly providing to Buyer's financing sources all material financial information in their possession with respect to the Company and the transactions contemplated by this Agreement as reasonably requested by Buyer or Buyer's financing sources, including, but not limited to, information and projections prepared by the Company relating to the Company and the transactions, provided such financing sources shall be deemed to be one of Buyer's "representatives" under the Confidentiality Agreement and subject to all obligations imposed therein upon a "representative," (b) making the Company's senior officers and other Company representatives reasonably available to Buyer's financing sources in connection with such Financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the Financing, including, without limitation, presentations to rating agencies and (c) reasonably assisting in the preparation of one or more appropriate offering documents and assisting Buyer's financing sources in preparing other appropriate marketing materials, in each case to be used in connection with the Financing.
    Stockholder Litigation. Each of the parties hereto shall give the others the reasonable opportunity to participate in the defense of any stockholder litigation against the Company, Buyer or Merger Subsidiary, as applicable, and their directors relating to the Merger and the transactions contemplated by this Agreement. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to this Agreement or the Merger, without the prior written consent of Buyer (which will not be unreasonably conditioned, withheld or delayed). The Company will not voluntarily cooperate with any third party, which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Buyer to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

    CONDITIONS TO MERGER

    Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:
      Stockholder Approval. The Company Voting Proposal shall have been approved and adopted at the Company Stockholders' Meeting in accordance with the NYBCL, the Company's certificate of incorporation and by-laws.
      Governmental Approvals. Other than the filing of the Certificates of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, except where the failure of which to file, obtain or occur is not reasonably likely to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect.
      No Injunctions. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.
    Additional Conditions to Obligations of the Buyer and the Merger Subsidiary. The obligations of the Buyer and the Merger Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Merger Subsidiary in their sole discretion:
      Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) except where the failure to be true and correct (without giving effect to any materiality, Company Material Adverse Effect or knowledge qualifications contained in any specific representation or warranty), individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect.
      Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.
      Certain Events. A Company Material Adverse Effect shall not have occurred from and after the date of this Agreement.
      Rollover. The Stockholders of the Company that are party to the Contribution Agreement shall have consummated the Rollover.
      Officers' Certificate. At the Closing, the Company shall deliver an Officers' Certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer, as representatives of the Company, and not in their individual capacities, and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 7.2(a), (b), (c), (g), (i) and (j) have been satisfied.
      Certified Copies. At the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Special Committee and the Company Board authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (ii) the resolutions duly adopted by the Company's stockholders adopting this Agreement and (iii) the certificate of incorporation and the bylaws of the Company as then in effect immediately prior to the Effective Time.
      Consents. The Company shall have delivered to Buyer all consents, waivers and approvals of parties to any contract or agreement as described in Section 3.3(b)(1) of the Company Disclosure Schedule. The Company shall have delivered to Buyer all consents, waivers and approvals of parties to any contract or agreement as described in Section 3.3(b)(2) of the Company Disclosure Schedule as are required under such contract or agreement in connection with the Merger, or as are required for any contract or agreement to remain in full force and effect without limitation or modification after the Effective Time, except where the failure of which to obtain one or more of such consents, waivers and approvals is not reasonably likely to have, directly or indirectly, a Company Material Adverse Effect.
      Director Resignations. Except as set forth in Exhibit B, at the Closing, the Company shall deliver signed letters of resignation from each director of the Company and each of its Subsidiaries pursuant to which each such director resigns from his or her position as a director of the Company or such Subsidiary and makes such resignation effective at or prior to the Effective Time.
      Information Technology Audit. Within no more than 30 days after the date of this Agreement, the Company will have caused to have been commenced an audit of the Company's procedures for securing its internal information technology systems, performed by a third party firm expert in such systems and audits, which firm is reasonably acceptable to the Buyer.
      Net Working Capital. Closing Net Working Capital shall be at least $6,000,000.

      For the purposes of Section 7.2(j):

      "Closing Net Working Capital" means Net Working Capital as of the last date of the calendar month prior to the month in which the Closing occurs; provided that Expenses of the Company, as defined in Section 8.3(a), shall be based upon a reasonable estimate of such Expenses as of the Effective Time, giving effect to any fees or expenses arising as a result of the consummation of the Merger; and provided, further, that an amount shall be added as an Expense equal to any amount reasonably anticipated for expenses in connection with all litigation threatened, commenced or otherwise arising after the date hereof up to the amount of the deductibles payable under the Company's insurance policies.

      "Net Working Capital" means the result, in dollars, of subtracting current liabilities (which shall include without limitation accounts payable, short-term borrowings under the Company's line of credit, income taxes payable, current portion of long-term debt, current portion of capital leases, and accrued expenses) from current assets (which shall include without limitation cash and cash equivalents, accounts receivable, inventory, prepaid expenses, and deferred income taxes) determined in accordance with United States GAAP (as modified, to the extent applicable, by the phrase commencing "provided that" at the end of this sentence) applied consistently with past practice and in accordance with the March 31, 2005 balance sheet of the Company previously provided to the Buyer, provided that current liabilities shall include in any event all Expenses of the Company and shall include a reasonable estimate of all such Expenses arising through the Effective Time, giving effect to the consummation of the Merger, incurred or to be incurred, whether or not invoiced and whether or not accrued for accounting purposes, including without limitation all fees and disbursements of the Company Financial Advisor and the Special Committee Financial Advisor (but excluding (a) any Expenses incurred by Buyer or Merger Subsidiary in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereunder, and (b) (i) the total amount accrued as of the Effective Date for payment by the Company relating to the settlement of litigation involving the Company's lease with 538 Madison Realty Company LLC (the "Lease Dispute") plus (ii) the actual amount paid by the Company in connection with the Lease Dispute before the Effective Time, in the aggregate not to exceed $2,200,000).

      The Company shall prepare and deliver to the Buyer and Merger Subsidiary, not less than eight (8) business days prior to the Closing, the calculation of Closing Net Working Capital, together with copies of all worksheets and supporting materials created in connection with preparing the calculation, duly certified by the Company's Chief Financial Officer.

      If the Buyer disagrees with the calculation of Closing Net Working Capital prepared pursuant this Section, it shall give notice to the Company of such disagreement no later than two business days after the Buyer's receipt of the Company's calculation. Any notice of disagreement given by the Buyer shall set forth in reasonable detail the particulars of such disagreement. The Buyer and the Company shall then use reasonable efforts to resolve such disagreement for a period of one business day following the Buyer's giving of such notice. If the disagreement is not resolved in its entirety by the end of such business day, then such disagreement, or that part of the disagreement that remains unresolved, shall be submitted to PricewaterhouseCoopers (the "Independent Accountant"). The Independent Accountant shall make a determination of Closing Net Working Capital, based solely on written materials submitted by the Buyer and the Company to the Independent Accountant, and deliver such determination in writing to the Buyer and the Company within three business days after it receipt of such materials. The decision of the Independent Accountant as to Closing Net Working Capital shall be final and binding upon the Buyer and the Company and shall constitute Closing Net Working Capital for purposes of this Agreement. The Purchaser and the Company shall each pay one-half of the fees and expenses of the Independent Accountant with respect to the resolution of the dispute.

      CEO Employment Agreement. The Company shall have entered into an amended employment agreement with Elisabeth B. Robert, President and CEO, pursuant to which the term of her current employment agreement shall have been extended to the anniversary date of such agreement in 2010 and Ms. Robert's compensation beginning on and after the anniversary date in 2007 being subject to renegotiation on mutually agreeable terms.
    Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company in its sole discretion:
      Representations and Warranties. The representations and warranties of the Buyer and the Merger Subsidiary set forth in this Agreement and in any certificate or other writing delivered by the Buyer or the Merger Subsidiary pursuant hereto shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) except for changes contemplated by this Agreement and where the failure to be true and correct (without giving effect to any materiality or Buyer Material Adverse Effect qualifications contained in any specific representation or warranty), individually or in the aggregate, has not had, and is not reasonably likely to have, a Buyer Material Adverse Effect.
      Performance of Obligations of the Buyer and the Merger Subsidiary. The Buyer and the Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date.
      Officers' Certificate. At the Closing, the Buyer and Merger Subsidiary shall deliver an Officers' Certificate, duly executed by the Buyer's and Merger Subsidiary's Chief Executive Officer and Chief Financial Officer, as representatives of the Buyer and Merger Subsidiary, and not in their individual capacities, and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 7.3(a) and (b) have been satisfied.
      Certified Copies. At the Closing, the Buyer and Merger Subsidiary shall deliver certified copies of (i) the resolutions duly adopted by the Buyer and Merger Subsidiary Boards authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (ii) the resolutions duly adopted by the Buyer and Merger Subsidiary's stockholders adopting this Agreement and (iii) the certificate of incorporation and the bylaws of the Buyer and Merger Subsidiary as then in effect immediately prior to the Effective Time.

TERMINATION AND AMENDMENT

    Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party) whether before or after adoption of this Agreement by the stockholders of the Company or the sole stockholder of the Merger Subsidiary:
      by mutual written consent of the Buyer, the Merger Subsidiary and the Company; or
      by either the Buyer or the Company if the Merger shall not have been consummated by September 30, 2005 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or
      by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or
      by either the Buyer or the Company if at the Company Stockholders' Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or
      by the Buyer, if: (i) a majority of the members of the Company Board (or any special committee thereof) shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal in any manner adverse to Buyer; (ii) the Company Board (or any special committee thereof) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal; (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board (or any special committee thereof) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; or (iv) the Company shall have, in violation of this Agreement, willfully failed to hold the Company Stockholders' Meeting and submit the Company Voting Proposal to the Company's stockholders by the date which is one business day prior to the Outside Date; or
      by the Company, if the Company Board (or any special committee thereof) in response to a Superior Proposal that did not result from a breach of Section 6.1 determines in good faith after consultation with its outside counsel, that its fiduciary obligations require it to terminate this Agreement; provided, that (i) the Company has, at least five (5) business days prior to such termination, notified the Buyer in writing that it has received a Superior Proposal, (ii) the Buyer shall not have made, within five (5) business days of receipt of such notice, a binding written offer that the Company Board (or any special committee thereof) determines in good faith, after consultation with its financial advisor and its legal counsel, provides benefits to the Company's stockholders at least equal to those of such Superior Proposal and (iii) the Company intends to enter into a definitive acquisition agreement providing for the consummation of such Superior Proposal or to seek an alternative Acquisition Proposal on terms at least comparable to those of the Superior Proposal; or
      by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within 10 business days following receipt by the Company of written notice of such breach or failure to perform from the Buyer, provided that such time period shall be extended to 20 business days if the Company has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period; or
      by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Merger Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within 10 business days following receipt by the Buyer of written notice of such breach or failure to perform from the Company, provided that such time period shall be extended to 20 business days if the Buyer has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period.
    Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Merger Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Sections 3.17 and 8.3 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.
    Fees and Expenses.
      Except as set forth in this Section 8.3, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the Merger is consummated. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of outside counsel, investment bankers, financial advisors, banks, other financial institutions, accountants, financial printers, proxy solicitors, experts and consultants to a party hereto, as well as any topping and/or fairness opinion fees) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement and the financing thereof, and all other matters contemplated by this Agreement and the closing thereof.
      The Company shall pay Buyer a termination fee of $1,600,000 upon the earliest to occur of the following events (each, a "Termination Event"), (i) termination of this Agreement by the Buyer pursuant to Section 8.1(e); (ii) termination of this Agreement by the Buyer or the Company pursuant to Section 8.1(d) if (A) prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or a person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and the Company Board or the Special Committee determines in good faith after consultation with its outside counsel and its financial advisor that such Acquisition Proposal reasonably may likely lead to a Superior Proposal and (B) the Company enters into an agreement with respect to, or the consummation of, such Acquisition Proposal within 270 days of the termination of this Agreement pursuant to Section 8.1(d); or (iii) termination of this Agreement by the Company pursuant to Section 8.1(f). The expenses and fee payable pursuant to this Section 8.3(b) shall be paid by wire transfer of immediately available funds promptly upon termination of this Agreement, but in no event later than three business days after the date of the first to occur of the events described in this Section 8.3(b).
      The Company shall reimburse the Buyer for up to $500,000 of Expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination, in the event of (i) the termination of this Agreement by the Buyer pursuant to Section 8.1(g), or (ii) the termination of this Agreement by either the Buyer or the Company pursuant to Section 8.1(d) if (A) prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or a person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and the Company Board or the Special Committee determines in good faith after consultation with its outside counsel and its financial advisor that such Acquisition Proposal reasonably may likely lead to a Superior Proposal (and if such Acquisition Proposal is consummated, the Company shall pay the $1,600,000 termination fee set forth in Section 8.3(b) less the expenses actually reimbursed pursuant to this Section 8.3(c)) or (B) the Company enters into an agreement with respect to, or the consummation of, an Acquisition Proposal within 270 days of the termination of this Agreement pursuant to Section 8.1(d). The Company shall reimburse the Buyer for up to $400,000 of Expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination, in the event of the termination of this Agreement by the Buyer pursuant to Section 8.1(d) under circumstances not covered by Section 8.3(b) or the first sentence of this Section 8.3(c). The expenses payable pursuant to this Section 8.3(c) shall be paid by wire transfer of next-day funds within three business days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.3(c).
      The Buyer shall reimburse the Company for up to $500,000 of Expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination, in the event of the termination of this Agreement by the Company pursuant to Section 8.1(h). The expenses payable pursuant to this Section 8.3(d) shall be paid by wire transfer of next-day funds within three business days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.3(d).
      The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the rate of interest quoted as the "Prime Rate" in the Money Rates Section of the Wall Street Journal plus three (3) percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Except for liabilities for any willful breach of this Agreement, payment of the fees and expenses described in this Section 8.3 shall be liquidated damages and in lieu of all other damages, if any, incurred in the event of a breach of this Agreement. Notwithstanding the foregoing to the contrary, a failure of Buyer to obtain financing pursuant to the Financing Commitments referenced in Section 4.5 shall not, in itself, be deemed a willful breach of this Agreement; provided, however, that the failure of the investor providing the equity and subordinated debt Financing Commitments to provide its funding pursuant to the terms of its commitment letters shall be deemed a willful breach of this Agreement.
    Amendment. This Agreement or any provision hereof may be amended by the parties hereto, by action taken or authorized by the Boards of Directors of the Buyer and the Company (and, in the case of the Company, the Special Committee) at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the Merger Subsidiary, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the Boards of Directors of the Buyer and the Company (and, in the case of the Company, the Special Committee), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    MISCELLANEOUS

    Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, the Buyer and the Merger Subsidiary contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger.
    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) when delivered in person, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) one business day after being sent by telecopier (provided sender obtains confirmation of receipt), in each case to the intended recipient as set forth below:

if to the Buyer or the Merger Subsidiary, to

Hibernation Holding Company, Inc.

Hibernation Company, Inc.

c/o Mustang Management Partners LLC

16 Laurel Avenue, Suite 20

Wellesley, MA 02481

Attention: Carson Biederman

Telecopy: (781) 237-3588

with a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, MA 02110

Attention: Lester J. Fagen, Esq.

Telecopy: (617) 574-4112
      if to the Company, to

The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

P.O. Box 965

Shelburne, VT 05482

Attention: Elisabeth B. Robert, President

Telecopy: (802) 985-1304

with a copy to:

Dinse, Knapp & McAndrew, P.C.

209 Battery Street

P.O. Box 988

Burlington, VT 05402-0988

Attention: Spencer Knapp, Esq.

Telecopy: (802) 864-1603

Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided, however, that the Non-Disclosure Agreement by and between the Company and the Buyer, dated as of February 1, 2005, shall remain in full force and effect in accordance with its terms.
    No Third Party Beneficiaries. Except as provided in Section 6.8, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.
    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
    Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.
    Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.
    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.
    Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that damages that would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached would be difficult to calculate. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, the parties acknowledge that the Company's sole remedy for the failure of Buyer and Merger Subsidiary to obtain financing for the transactions described herein are set forth in Sections 8.2 and 8.3.
    WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE MERGER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE MERGER SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[the next page is the signature page]

IN WITNESS WHEREOF, the Buyer, the Merger Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

HIBERNATION HOLDING COMPANY, INC.

By:

Name:

Title:

HIBERNATION COMPANY, INC.

By:

Name:

Title:

THE VERMONT TEDDY BEAR CO., INC.

By:

Name:

Title:

The undersigned, being the duly elected Secretary of the Merger Subsidiary, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of the Merger Subsidiary entitled to vote on this Agreement.

Secretary

The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing two-thirds of the votes represented by the outstanding shares of capital stock of the Company entitled to vote on this Agreement.

Secretary

EXHIBIT LIST

Exhibit A Amendments to Surviving Corporation's Certificate of Incorporation

Exhibit B Surviving Corporation Directors and Officers

Exhibit C Rollover Contribution Schedule

Exhibit D Contribution Agreement

EXHIBIT A

Amendments to Surviving Corporation's Certificate of Incorporation

  Article IV shall be amended and restated in its entirety as set forth below, beginning on the next page:

EXHIBIT B

SURVIVING CORPORATION DIRECTORS AND OFFICERS

DIRECTORS

Carson Biederman

Bob Crowley

Ben Coes

Rick Fritz

Elisabeth Robert

Thomas Shepherd

[Independent Industry Expert To Be Identified]

OFFICERS

Elisabeth Robert, President/Chief Executive Officer

Irene Steiner, Vice President of Marketing

Catherine Camardo, Vice President of Operations

Elisabeth Robert, Treasurer

Mark Sleeper, Secretary

APPENDIX B

May 16, 2005

To The Special Committee of
the Board of Directors of Vermont Teddy Bear Co., Inc.

To the Board of Directors of

Vermont Teddy Bear Co., Inc.

Dear Directors:

We understand that the Vermont Teddy Bear Co., Inc. (the "Company" or "Vermont Teddy Bear") is considering entering into a merger transaction with Hibernation Holding Company, Inc., (the "Buyer") and Hibernation Company, Inc., a wholly-owned subsidiary of the Buyer (the "Merger Subsidiary"). We understand that the Buyer is a company owned by Mustang Management Partners, LLC ("Mustang"). We further understand that the acquisition of the Company will be effectuated through a merger (the "Merger") of the Merger Subsidiary into the Company with the Company becoming a wholly-owned subsidiary of the Buyer. Furthermore, we understand that certain holders of the common shares of the Company have agreed to contribute all or a portion of their shares to the Buyer, in exchange for common equity interests in the Buyer (the "Common Rollover Shares") and the remaining common shares of the Company (other than Treasury shares and dissenting shares) will be converted into the right to receive $6.50 in cash, less any applicable withholding taxes (the "Merger Consideration"). We further understand that the sole holder of the company's Series A preferred stock ("Series A") has agreed to contribute her Series A shares to the Buyer, in exchange for an equity interest in the Buyer (the "Preferred Rollover Shares."). The Common Rollover Shares and the Preferred Rollover Shares are collectively referred to as the "Rollover Shares." We further understand that (i) the Treasury shares of the Company will be cancelled and (ii) the Series C preferred stock of the Company ("Series C") and Series D preferred stock of the Company ("Series D") shall be converted into the right to receive the Merger Consideration on an as-converted basis and the shares will be automatically cancelled and cease to exist post Merger. It is our understanding that there is no Series B preferred stock of the Company ("Series B") currently outstanding. The Company's common shares, the Series A, the Series B, the Series C and the Series D are collectively referred to as the "Company Capital Stock". The Merger and other related transactions disclosed to Houlihan Lokey are referred collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. We have not negotiated the Transaction or advised you with respect to alternatives to it. The Opinion does not address the fairness of the Merger Consideration relative to the value of the Common Rollover Shares.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended June 30, 2000 through 2004, quarterly reports on Form 10-Q for the six months ended December 31, 2004, the Company's unaudited financial results for the months ended January 31, 2005 to March 31, 2005, and the draft of the Form 10-Q for the quarter ended March 31, 2005, which the Company's management has identified as being the most current financial statements available;

  reviewed the draft of the amended Form 10KA for fiscal year ended June 30, 2004;

  reviewed the merger agreement between the Buyer and the Company (the "Merger Agreement"), dated May 16, 2005;

  reviewed the draft Shareholder Voting Agreement and Proxy;

  reviewed the Stockholder's Agreement;

  reviewed the draft term sheets for the senior bank debt and senior subordinated debt;

  reviewed the draft term sheets and commitment letters for the bridge loan and equity financing;

  met or spoke with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met or spoke with representatives of the Company's investment bankers to discuss certain matters;

  visited certain facilities and business offices of the Company;

  reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended June 30, 2005 through 2010;

  reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

  conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of the Company or its affiliates.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration is fair to the holders of the Company's Capital Stock (other than the holders of Rollover Shares) from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

APPENDIX C

New York State Consolidated Laws

Business Corporations

Section 623. Procedure to enforce shareholder's right to receive payment for shares.

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders` authorization date, which term as used in this section means the date on which the shareholders` vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters` rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter`s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders` authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters` rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders` authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders` authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter`s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders` authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder`s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert`s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

. . . .

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange.

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders` approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

APPENDIX D

The Vermont Teddy Bear Co., Inc. Annual Report on Form 10-K/A for the fiscal year ended June 30, 2004 (incorporated herein by reference).

The Vermont Teddy Bear Co., Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (incorporated herein by reference).

APPENDIX E

FORM OF

CONTRIBUTION AGREEMENT

This Contribution Agreement ("Agreement") is entered into as of May __, 2005 (the "Agreement Date"), by and among HIBERNATION HOLDING COMPANY, INC., a Delaware company (the "Buyer"), and those persons set forth on Schedule 1 (each a "Contributor" and, collectively, the "Contributors").

W I T N E S S E T H :

WHEREAS, the Contributors own shares of common stock (the "Company Common Stock") of The Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"), and/or shares of Series A Preferred Stock (the "Company Series A Stock") of the Company;

WHEREAS, pursuant to an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), the Company is to be merged with and into Hibernation Company, Inc., a wholly-owned subsidiary of the Buyer, with the Company as the surviving entity (the "Merger");

WHEREAS, each Contributor desires on the Closing Date (as defined in the Merger Agreement), prior to the effectiveness of the Merger, to contribute the number of shares of the Company Common Stock and the Company Series A Preferred Stock set forth opposite such Contributor's name on Schedule 1 (collectively, the "Rollover Shares") in exchange for the issuance by the Buyer to such Contributor of the number shares of the common stock of Buyer (the "Buyer Common Stock") and of the Series A Preferred Stock of the Buyer (the "Buyer Series A Stock") set forth opposite such Contributor's name on Schedule 1 (the Buyer Common Stock and the Buyer Series A Stock will be referred to herein, together, as the "Buyer Shares); and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant and agree as follows:

  Contribution. On the Closing Date, and immediately prior to the effectiveness of the Merger, each Contributor shall contribute, transfer, assign, convey and deliver to the Buyer the shares of the Company Common Stock and the shares of the Company Series A Preferred Stock set forth opposite such Contributor's name on Schedule 1 under the respective headings "Company Common Stock Contributed to the Buyer" and "Company Series A Stock Contributed to the Buyer." On the Closing Date, each Contributor shall surrender the certificate or certificates (properly endorsed for transfer) representing such shares to the Buyer at its principal office.
  Shares of Buyer Stock. On the Closing Date, and immediately prior to the effectiveness of the Merger, the Buyer shall issue and sell to each Contributor, in exchange for such Contributor's contribution of shares pursuant to Section 1, the number of shares of the Buyer Common Stock and the Buyer Series A Stock set forth opposite such Contributor's name on Schedule 1 under the respective headings "Buyer Common Stock Issued to Contributor" and "Buyer Series A Stock Issued to Contributor." On the Closing Date, the Buyer shall deliver to each Contributor a certificate or certificates evidencing the shares of the Buyer Common Stock and the Buyer Series A Stock, as applicable, to be issued to such Contributor pursuant to this Section 2.
  Representation and Warranties.
    Each Contributor represents and warrants severally, but not jointly, as follows:

  (i) As of the Agreement Date he or she owns, and that as of the Closing Date he or she shall own, the Buyer Shares to be contributed by such Contributor to the Buyer pursuant to Section 1 above free and clear of all liens, encumbrances and restrictions of any nature. Each Contributor further represents and warrants that as of the Agreement Date he or she has, and as of the Closing Date he or she shall have, full power and authority to contribute to the Buyer the shares to be contributed pursuant to Section 1 above.

  (ii) He or she is an "accredited investor" within the meaning of that term as it is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), and understands that term to mean that either (i) his or her net worth as of the date hereof (i.e., excess of total assets over total liabilities), inclusive of homes, home furnishings and automobiles, either individually or jointly with his or her spouse, exceeds $1,000,000 or (ii) his or her individual income exceeded $200,000, or jointly with his or her spouse exceeded $300,000, in each of the previous two years and he or she reasonably expects his or her income to exceed $200,000, or jointly with his or her spouse to exceed $300,000, in the current year.

  (iii) He or she is a bona fide domiciliary (not a temporary or transient resident) of the jurisdiction specified on Schedule 1 to this Agreement.

  (b) The Buyer represents and warrants that, on the Closing Date, the shares of Buyer Common Stock and Buyer Series A Stock to be issued and sold to such Contributor pursuant to Section 2 will be duly authorized, fully paid and non-assessable.

  Acknowledgements of Certain Contingencies. Each Contributor acknowledges and agrees to the following:
    On or after the Closing Date, the Buyer will adopt an equity incentive plan for employees, consultants and other service providers (the "Incentive Plan"). It is currently anticipated that the number of shares of Buyer Common Stock reserved for issuance under the Incentive Plan will be equal to twelve percent (12%) of the fully-diluted capitalization of the Company on a consolidated basis (consolidating outstanding options in the Company and the Buyer's equity in the Company).
    (i) Following the Merger, the Company will be owned as follows: Approximately 5% to 10% of the Company's fully-diluted equity will consist of options to purchase Common Stock in the Company that are currently held by certain employees of the Company who are expected to continue holding their options instead of being cashed out in the Merger. (This percentage will vary depending upon how many option holders elect to be cashed out in the Merger.) The remainder of the Company's fully-diluted equity (approximately 90% to 95%) will be owned by the Buyer.

    (ii) The Buyer's current intention is for the Buyer to issue, on or about the Closing Date, approximately 2,690,000 shares of its Series B Preferred Stock (the "Buyer Series B Stock"), for aggregate proceeds of approximately $17,500,000,000 (the "Financing"), or $6.50 per share. The rights, privileges and preferences of the Buyer Common Stock, the Buyer Series A Stock and the Buyer Series B Stock will initially be as set forth in the Buyer's Certificate of Incorporation attached hereto as Exhibit A (the "Charter"). The Buyer also expects approximately 1,200,000 shares of Common Stock of the Buyer to be outstanding, and warrants to purchase up to 175,000 shares of Common Stock of the Buyer to be outstanding, in each case for the account of stockholders and a warrant holder who are expected to be rolling over their existing Company shares and warrants to the Buyer. The Contributors acknowledge and agree that the amount of the Series B Preferred Stock to be issued may change based upon the amount of Common Stock contributed per this agreement and the number of that options that are cashed out. The above-listed estimated capitalization of the Buyer must be considered in light of the fact that the Buyer is expected to own between 90% and 95% of the Company on a fully-diluted basis, taking into account the options described in 4(b)(i) above.

    (iii) The Buyer expects to fund the Merger transactions as follows: (A) approximately $17,500,000 in Series B Preferred equity as described above, (B) approximately $7,800,000 in Common Stock (B) approximately $1,548,000 in rollover Series A Preferred equity, (C) approximately $14,500,000 in senior debt financing (including the assumption of the existing capital lease obligations of the Company), (D) approximately $6,500,000 in subordinated debt financing, and (E) approximately $6,100,000 of cash on hand of the Company. The Contributors acknowledge and agree that, in the event that the amount of the cash consideration payable in connection with the Merger shall increase, or if, in accordance with the provisions of the Merger Agreement, the Company requires additional working capital, the Buyer may issue on or about the Closing Date, additional shares of Buyer Series B Stock for $6.50 per share, and the Contributors' percentage interest in the equity of the Buyer represented by their shares of Buyer Common Stock will be reduced accordingly.

    Each Contributor acknowledges that the Buyer is a newly formed company, and that its only significant assets and liabilities will be (i) the assets and liabilities described above, and (ii) its ownership interest in the Company as its majority-owned subsidiary. The Contributor has been granted access to information and materials concerning the Buyer and the Company, including without limitation their current and proposed capitalization and debt structures, sufficient to permit him or her to make an investment decision with respect to the Buyer Shares he or she is acquiring, and has had the opportunity to his or her satisfaction to question and to receive answers from representatives of the Company with respect to the Company and representatives of the Buyer with respect to the Buyer Common Stock and the Buyer Shares. Each Contributor confirms that he or she has not relied upon any representations or warranties made by the Buyer, the Company or any of their respective agents except as set forth herein or in the Merger Agreement, and acknowledges that no such other representations or warranties have been made to him by the Buyer, the Company or any of their respective agents. Each Contributor has reviewed the Merger Agreement either alone or with the assistance of counsel, and fully understands its provisions.
    Each Contributor acknowledges and recognizes that (i) the Buyer Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act, Rule 506 of Regulation D under the Securities Act, and any applicable state securities laws, and the Buyer Shares may not be resold in the absence of such registration or the availability of an exemption therefrom; (ii) the offering and sale of the Buyer Shares have not been reviewed and approved by the United States Securities and Exchange Commission (the "SEC") or by any state securities authority, and any representation to the contrary is a criminal offense; and (iii) there will be no public market for the Buyer Shares and he or she may therefore be required to maintain the investment in the Buyer Shares indefinitely.
    Each Contributor is making this investment for his or her own account and not with a view to resale or distribution of the Buyer Shares or any portion thereof.
    Each Contributor has taken into account and understands all of the risks involved in its investment in the Buyer, which include, without limitation, the risks concerning the Company set forth in the Company's various filings with the SEC, and risks particular to the Buyer and its proposed capitalization and debt structure and the proposed capital structure of the Company following the Merger (including that certain existing options to purchase common stock of the Company will remain outstanding following the Merger).
    Each Contributor understands and acknowledges that certificates representing the Buyer Shares will bear an appropriate legend prohibiting the disposition thereof except in compliance with the Securities Act and any applicable state securities laws.
  Further Assurances. Each of the parties hereby agrees from time to time to execute and deliver, perform and/or cause the performance of such further and other transfers, assignments, stockholder consents, stockholder votes and other documents and do all matters and things which may be convenient or necessary to (i) more fully transfer to and vest in the Buyer all right, title and interest in and to the Rollover Shares, (ii) vest in each Contributor all right, title and interest in and to the shares of the Buyer Common Stock and the Buyer Series A Stock issued to the Contributors hereunder, (iii) to adopt the Equity Incentive Plan, (iv) to adopt the Charter and consummate the Financing and (iv) otherwise to cause to occur, effectuate, and carry out the intentions of this Agreement.
  Indemnification. Each Contributor, severally and not jointly, agrees to protect, defend, indemnify, and hold harmless the Buyer (including without limitation controlling persons, officers, directors, partners, agents, and employees of each Buyer) against and in respect of any and all losses, liabilities, deficiencies, damages, costs, or expenses, or actions in respect thereof (including reasonable legal fees and expenses), as and when incurred, caused by any breach of any of the representations, warranties or covenants of such Contributor contained herein. The remedies set forth in this Section 6 shall not be exclusive and shall be in addition to all other rights and remedies available to the Buyer under and in connection with this Agreement and the other agreements, documents and instruments contemplated hereby.
  Entire Agreement. This Agreement, together with the Merger Agreement and the documents and agreements executed in connection therewith, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements, negotiations, understandings and representations (if any) made by and between such parties.
  Termination. This Agreement will terminate, and will be of no further force or effect, in the event that the Merger Agreement is terminated for any reason.
  Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, beneficiaries, partners, successors and permitted assigns.
  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
  GOVERNING LAW. THIS AGREEMENT AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OF SAID STATE.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement under seal, effective as of the date first written above.

HIBERNATION HOLDING COMPANY, INC.

By:

Carson Biederman

Vice President - Finance

COUNTERPART SIGNATURE PAGE

to Contribution Agreement

with Hibernation Holding Company, Inc.

CONTRIBUTOR:

By:

Name:

Title: (if applicable)

Schedule 1

to

Contribution Agreement
Name and Address of Domicile of Contributor	Company Common Stock Owned	Company Common Stock Contributed to the Buyer	Company Series A Stock Contributed to the Buyer	Buyer Common Stock Issued to Contributor	Buyer Series A Stock Issued to Contributor
Lyman Orton 857 The Boulevard P.O. Box 775850 Steamboat Springs, CO 80477	326,712	200,000	--	200,000	--
Wayne Granquist P.O. Box 111 Weston, VT 05161	3,581	2,686	--	2,686	--
Charlie Kireker FreshTracks Capital P.O. Box 927 5 Park Street, Top Floor Middlebury, VT 05753	45,027	45,027	--	45,027	--
Split Rock Fund, LLC c/o Reginald Gignoux P.O. Box 808 3685 Harbor Road Shelburne, VT 05482-0808	12,000	9,000	--	9,000	--
Ray Pecor King Street Ferry Dock Burlington, VT 05401	64,800	48,600	--	48,600	--
Joan Martin 500 Lovell Ave. Mill Valley, CA 94941	1,197,297	309,691	90 (with an initial liquidation preference of $1,548,000 (or whatever is the accrued amount on the effective date of the Merger Agreement), which is the base on which future dividends will accrue)	309,691	90 (with an initial liquidation preference of $1,548,000 (or whatever is the accrued amount on the effective date of the Merger Agreement), which is the base on which future dividends will accrue)
Elisabeth B. Robert 1644 Greenbush Road Charlotte, VT 05445	354,710	354,710	--	354,710	--

Exhibit A

Certificate of Incorporation of

Hibernation Holding Company, Inc.

[delivered by separate email]

APPENDIX F

FORM OF

STOCKHOLDER VOTING AGREEMENT AND PROXY

STOCKHOLDER VOTING AGREEMENT AND PROXY, dated as of May [16], 2005, among HIBERNATION HOLDING COMPANY, INC., a Delaware corporation (the "Buyer"), HIBERNATION COMPANY, INC., a Delaware corporation (the "Merger Subsidiary"), and the stockholders set forth on the separate counterpart signature pages hereto and listed on Exhibit A hereto (each, a "Stockholder" and, collectively, the "Stockholders").

WHEREAS, the Buyer, the Merger Subsidiary and The Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement"), a copy of which has been provided to each Stockholder, providing for a merger between the Merger Subsidiary and the Company (as described therein, the "Merger") (capitalzed terms not otherwise defined herein to have the same meanings as are assigned to such terms in the Merger Agreement);

WHEREAS, each Stockholder is the record and beneficial owner of shares of Company Capital Stock and also may hold Company Stock Options (each as defined in the Merger Agreement), such shares of Company Capital Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with shares of Company Capital Stock which may be acquired after the date hereof by the Stockholder, including shares of Company Capital Stock issuable upon the exercise of Company Stock Options (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Shares"; and

WHEREAS, as a condition precedent to their willingness to enter into the Merger Agreement, the Buyer and the Merger Subsidiary have required that the Stockholders enter into this Voting Agreement and Proxy;

NOW, THEREFORE, to induce the Buyer and the Merger Subsidiary to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Buyer and the Merger Subsidiary as follows:

(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Voting Agreement and Proxy and to consummate the transactions contemplated hereby, and the Stockholder has sole voting power with respect to the Shares held by the Stockholder with no restrictions on the Stockholder's voting rights. The execution, delivery and performance of this Voting Agreement and Proxy and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Voting Agreement and Proxy has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. Except for informational filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Voting Agreement and Proxy by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Shares, may be bound (except Contracts that shall be fully discharged upon the closing of the transactions contemplated hereby) or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Shares.

(b) The Shares. The Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has good and marketable title to such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder or Liens and Contracts that shall be fully discharged upon the closing of the transactions contemplated hereby. The Stockholder owns of record or beneficially no shares of Company Capital Stock other than the Stockholder's Shares and shares of Company Capital Stock issuable upon the exercise of Company Stock Options.

(c) Merger Agreement. The Stockholder understands and acknowledges that the Buyer is entering into, and causing the Merger Subsidiary to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Voting Agreement and Proxy. The Stockholder hereby consents to the Company entering into the Merger Agreement.

2. Covenants of the Stockholders. Each Stockholder, severally and not jointly, agrees as follows:

(a) Until this Voting Agreement and Proxy is terminated, the Stockholder shall not, except as contemplated by the terms of this Voting Agreement and Proxy or pursuant to a statutory merger effected after the Merger Agreement has been terminated, which has been duly approved by all requisite action of the Board of Directors and stockholders of the Company without a violation by the Stockholder of the terms of this Voting Agreement and Proxy, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person other than the Merger Subsidiary or the Merger Subsidiary's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby. The foregoing provisions of this Section 2(a) shall not be deemed to restrict or prohibit the ability of the Stockholder to transfer the Stockholder's Shares to members of his immediate family or family limited partnerships, limited liability companies, trusts or similar entities in connection with estate planning objectives, provided that each such transferee agrees in writing to be bound by the terms of this Voting Agreement and Proxy.

(b) Until the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall not, nor shall the Stockholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Stockholder acting on behalf and at the request of the Stockholder, to, directly or indirectly solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of the Stockholder acting on behalf of the Stockholder and at the Stockholder's request, shall be deemed to be a violation of this Section 2(b) by the Stockholder.

(c) To the extent, if applicable, that any Stockholder is an officer or director of the Company, no provision of this Voting Agreement and Proxy shall be construed as prohibiting, restricting or otherwise affecting the performance by the Stockholder of the Stockholder's fiduciary obligations in his or her capacity as an officer or director of the Company, based on the good faith judgment of the Company Board (as defined in the Merger Agreement) or any special committee thereof, based on the opinion of outside counsel.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints Carson Biederman and Ben Coes, and any other individual who shall hereafter be designated by the Buyer, and each of them, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger (which vote shall include all votes, approvals and other consent rights held by such Stockholder necessary for the consummation of the transactions contemplated by the Merger Agreement), and (ii) prior to the termination of this Voting Agreement and Proxy pursuant to Section 6, against any of the following (other than the Merger and the other transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction involving the Company, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries, (2) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries, (3) any change in the board of directors of the Company, (4) any amendment of the Company's certificate of incorporation or by-laws, or (5) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to the Buyer of the Merger and the other transactions contemplated by the Merger Agreement. Prior to the termination of this Voting Agreement and Proxy, no Stockholder shall enter into any agreement or understanding, whether oral or written, with any person or entity to vote thereafter in a manner inconsistent with this Section 3(a).

(b) Each Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Shares. Each Stockholder represents that any proxies previously given in respect of the Stockholder's Shares are not irrevocable.

(c) Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 6. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Subject to Section 6, such irrevocable proxy is executed and intended to be irrevocable.

4. Further Assurances. This Voting Agreement and Proxy is intended to cover all Shares held of record or beneficially by the Stockholder, and all Shares over which the Stockholder exercises voting control, regardless of whether such Shares are held of record in the name of the Stockholder or otherwise. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents and other instruments as the Buyer or the Merger Subsidiary may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Voting Agreement and Proxy and to vest the power to vote the Stockholder's Shares as contemplated by Section 3. The Buyer and the Merger Subsidiary jointly and severally agree to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Voting Agreement and Proxy.

5. Assignment. Neither this Voting Agreement and Proxy nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that the Merger Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to the Buyer or to any direct or indirect wholly-owned subsidiary of the Buyer. Subject to the preceding sentence, this Voting Agreement and Proxy will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Voting Agreement and Proxy and the obligations of the Stockholder hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors.

6. Termination. This Voting Agreement and Proxy, and all rights and obligations of the parties hereunder, shall terminate upon the earliest to occur of any of the following: (a) consummation of the Merger, (b) the date upon which the Merger Agreement is terminated pursuant to its terms, (c) the withdrawal by the Board of Directors of the Company of the Board's recommendation that stockholders of the Company approve the Merger, (d) the Merger Consideration is reduced after the date hereof and (e) December 31, 2005.

7. Stop Transfer. The Company agrees that it shall notify its transfer agent of this Voting Agreement and Proxy and request that the transfer agent not register the transfer of any certificate representing any Stockholder's Shares unless such transfer is made in accordance with the terms of this Voting Agreement and Proxy.

8. General Provisions.

(a) Expenses. All costs and expenses incurred in connection with this Voting Agreement and Proxy and the transactions contemplated hereby shall be paid by the party incurring such expense.

(b) Amendments. This Voting Agreement and Proxy may be amended at any time only by a written instrument executed by the Buyer and each Stockholder affected by such amendment. If this Voting Agreement and Proxy is amended with respect to some but not all Stockholders, the Buyer shall provide written notice thereof to all other Stockholders.

(c) Notice. Any notices and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) when delivered in person, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) one business day after being sent by telecopier (provided sender obtains confirmation of receipt), in each case to the intended recipient as set forth below:

(i) if to the Company, to

The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

Shelburne, VT 05482

Attention: Elisabeth B. Robert

Telecopy: (802) 985-1304

with a copy to:

Dinse, Knapp & McAndrew, P.C.

209 Battery Street

P.O. Box 988

Burlington, VT 05402-0988

Attention: Spencer Knapp, Esq.

Telecopy: (802) 847-9426

and

(ii) if to the Buyer or Merger Subsidiary, to

Mustang Management Partners LLC

16 Laurel Avenue

Suite 20

Wellesley, MA 02481

Attention: Carson Biederman

Telecopy: (781) 237-3588

email: carson@mustangmp.com

with a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, MA 02110

Attention: Lester J. Fagen, Esq.

Telecopy: (617) 574-4112

and

(iii) if to a Stockholder, to the address set forth under the name of the Stockholder on Schedule A hereto or such other address as shall be furnished in writing by either party in accordance with this Section 8.

(d) Interpretation. When a reference is made in this Voting Agreement and Proxy to a Section, such reference shall be to a Section of this Voting Agreement and Proxy unless otherwise indicated. The headings contained in this Voting Agreement and Proxy are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement and Proxy. Wherever the words "include", "includes" or "including" are used in this Voting Agreement and Proxy, they shall be deemed to be followed by the words "without limitation."

(e) Counterparts. This Voting Agreement and Proxy may be executed in two or more counterparts, and will be executed by the Stockholders in separate counterpart copies. This Voting Agreement and Proxy shall become effective as to any particular Stockholder party upon signature by the Buyer, the Merger Subsidiary and such Stockholder in one or more counterparts signed by each such party, it being understood that all parties need not sign the same counterpart.

(f) Entire Agreement; No Third-Party Beneficiaries. This Voting Agreement and Proxy (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Voting Agreement and Proxy shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

(h) Publicity. Except as otherwise required by law, court process or the rules of a national securities exchange or the Nasdaq National Market or as contemplated or provided in the Merger Agreement, for so long as this Voting Agreement and Proxy is in effect, neither any Stockholder nor Buyer shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Voting Agreement and Proxy or the Merger Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

9. Stockholder Capacity. No Stockholder who is an officer or director of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares.

    Enforcement. The parties agree that in the event that any of the provisions of this Voting Agreement and Proxy were not performed in accordance with their specific terms or were otherwise breached the damages suffered by the Buyer would not be calculable and there would be no adequate remedy at law or in damages. It is accordingly agreed that the Buyer and the Merger Subsidiary shall be entitled to seek an injunction or injunctions to prevent breaches of this Voting Agreement and Proxy and to enforce specifically the terms and provisions of this Voting Agreement and Proxy, this being in addition to any other remedy to which they are entitled at law or in equity, and that no Stockholder shall oppose such injunctive relief on the grounds that the Buyer or the Merger Subsidiary has an adequate remedy at law.

11. Waiver of Jury Trial. Each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Voting Agreement and Proxy or any of the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the Buyer, the Merger Subsidiary and the Company has caused this Voting Agreement and Proxy to be signed by its officer thereunto duly authorized and each Stockholder has signed this Voting Agreement and Proxy, all as of the date first written above.

HIBERNATION HOLDING COMPANY, INC.

By: Carson Biederman

Vice President - Finance

HIBERNATION COMPANY, INC.

By:

Carson Biederman

Vice President - Finance

ACKNOWLEDGED AND AGREED

TO AS TO SECTION 7:

THE VERMONT TEDDY BEAR CO., INC.

By:

Elisabeth B. Robert

Chief Executive Officer

STOCKHOLDER COUNTERPART SIGNATURE PAGE

To Voting Agreement and Proxy

With Hibernation Holding Company, Inc. and

Hibernation Company, Inc.

STOCKHOLDER:

Name:

Stockholder's address for notice purposes:

Exhibit A

Stockholders

Name and Address of Domicile of Contributor	Company Voting Stock
Jason Bacon 2970 Lime Kiln Road New Haven, VT 05472	63,169
Fred Marks 2531 N Placita De La Lantana Tucson, AZ 85749	460,339
Joan Martin 500 Lovell Ave. Mill Valley, CA 94941	1,197,297
Lyman Orton 857 The Boulevard P.O. Box 775850 Steamboat Springs, CO 80477	326,712
Spencer Putnam 575 Morgan Horsefarm Road Weybridge, VT 05753	119,592
Split Rock Fund, LLC Attn: Reginald Gignoux, Manager 5224 Shelburne Road-Rear PO Box 808 Shelburne, VT 05482-0808	12,000
TSG Equity Partners c/o Thomas Sheperd 636 Great Road Stow, MA 01775	88,640
Elisabeth B. Robert 1644 Greenbush Road Charlotte, VT 05445	354,710
CAT Holdings, LLC Andy Williams 2614 Cardinal Drive Vero Beach, FL 32963	708,215
Total	3,330,674